UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

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FTI CONSULTING, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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FTI CONSULTING, INC.

Notice of Annual Meeting of Stockholders to be held on June 4, 2014

and

Proxy Statement

TM 2014 FTI Consulting, Inc. All Rights Reserved

1101 K Street NW

Washington, D.C. 20005

(202) 312-9100

April 17, 2014

Dear Fellow Stockholder:

I would like to extend an invitation for you to join us at our 2014 Annual Meeting of Stockholders on Wednesday, June 4, 2014, at 9:30 a.m., Eastern Daylight Time, at our office located at 1101 K Street NW, Washington, D.C. 20005.

At this year’s meeting, you will be asked to elect the eight nominees named in our proxy statement as directors, ratify the retention of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2014, cast an advisory (non-binding) vote to approve the compensation of our named executive officers, and act upon such other business as may properly come before the meeting or any postponement or adjournment of the meeting.

Attached you will find a Notice of Meeting and Proxy Statement, which contains further information regarding these proposals and the meeting. Instructions on how to vote your shares begin on page 2 of this Proxy Statement. If you plan to attend the meeting in person, you must register in advance and obtain an admission ticket. Please respond affirmatively to the request for that information on the Internet or mark that box on the proxy card if you received paper copies of the proxy materials. You will be asked to present your admission ticket and valid picture identification, such as a driver’s license or passport, to enter the meeting. Cameras, recording devices and other electronic devices will not be permitted at the meeting.

Whether or not you plan to attend the meeting in person, your vote is important to us. You can ensure that your shares are represented by promptly voting by telephone or the Internet or by completing, signing, dating and returning your proxy card in the return envelope.

Sincerely,

GERARD E. HOLTHAUS

CHAIRMAN OF THE BOARD

FTI CONSULTING, INC.

NOTICE OF 2014 ANNUAL MEETING OF STOCKHOLDERS

Time and Date	9:30 a.m., Eastern Daylight Time, on Wednesday, June 4, 2014

Place	FTI Consulting, Inc. office located at 1101 K Street NW, Washington, D.C. 20005

Items of Business	Elect the eight nominees identified in the Proxy Statement as directors of the Company

Ratify the retention of KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2014

Approve, in an advisory (non-binding) vote, the compensation of the named executive officers as described in the Proxy Statement

Adjournments	Any action on the items of business described above may be considered at the meeting at the time and on the date specified above or at any time and date to which the meeting may be properly adjourned

Our Board’s Voting Recommendations	The Board of Directors recommends a vote FOR the election of each of the eight nominees for director identified in the Proxy Statement, FOR the ratification of the retention of KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2014, and FOR approval, in an advisory (non-binding) vote, of the compensation of the named executive officers as described in the Proxy Statement for the 2014 Annual Meeting of Stockholders.

Record Date	You are entitled to vote only if you were a stockholder as of the close of business on March 25, 2014.

Meeting Admission	You are entitled to attend the meeting only if you were a stockholder as of the close of business on March 25, 2014. You must register in advance, if you plan to attend the meeting in person. Please respond affirmatively to the request for that information on the Internet or mark that box on the proxy card if you received paper copies of the proxy materials. You will be asked to present your admission ticket and valid picture identification, such as a driver’s license or passport, for admittance. If you are not a stockholder of record but hold shares through a broker, bank, trustee or other fiduciary or nominee, you must provide proof of beneficial ownership as of the record date, such as a valid proxy from such broker, bank, trustee or other fiduciary or nominee, your most recent account statement showing stock ownership prior to the close of business on March 25, 2014 or similar evidence of ownership. If you do not provide an admission ticket and photo identification and comply with the other procedures outlined on page 4 of this Proxy Statement, you will not be admitted to the meeting. Cameras, recording devices and other electronic devices will not be permitted at the meeting.

Voting	Your vote is very important. Whether or not you plan to attend the meeting, we hope you will vote as soon as possible. You may vote your shares via a toll-free telephone number or over the Internet. If you received a paper copy of a proxy or voting instruction card by mail, you may submit your proxy or voting instruction card for the meeting by completing, signing, dating and returning your proxy or voting instruction card in the pre-addressed envelope provided to you. For specific instructions on how to vote your shares, please refer to the section entitled “Information about the Annual Meeting and Voting” beginning on page 2 of this Proxy Statement.

By Order of the Board of Directors,

JOANNE F. CATANESE

Associate General Counsel and Secretary

April 17, 2014

i

FTI CONSULTING, INC.

PROXY SUMMARY

This Summary highlights certain information contained elsewhere in this Proxy Statement. This Summary does not contain all of the information that you should consider. Please read the entire Proxy Statement carefully before voting.

GENERAL INFORMATION

Meeting:	Annual Meeting of Stockholders

Date:	June 4, 2014

Time:	9:30 a.m., Eastern Daylight Time

Location:	FTI Consulting, Inc.
1101 K Street NW
Washington, D.C. 20005

Record Date:	March 25, 2014

Stock Symbol:	FCN

Exchange:	NYSE

Common Stock Outstanding on Record Date:
40,792,157 shares

Registrar and Transfer Agent:	American Stock
Transfer & Trust Company

State of Incorporation:	Maryland

Year of Incorporation:	1982

Public Company Since:	1996

Corporate Website:	www.fticonsulting.com

GOVERNANCE HIGHLIGHTS

The Company is committed to good corporate governance practices, to promote the long-term interests of our stockholders and clients and build the publics’ trust.

Governance highlights include:

•	New President and Chief Executive Officer effective January 20, 2014 (page 14)

•	Non-Executive, Independent Chairman of the Board (page 26)

•	New independent director appointed in 2014 (page 14)
•	Seven independent director nominees (page 8)

•	Eight director nominees (page 9)

•	Director stock ownership policy (page 25)

•	Annual advisory vote on NEO compensation (page 30)

•	Claw Back policy (page 49)

•	Executive officer equity ownership policy (page 49)

•	NEO and director hedging, derivative securities and pledging policies (page 50)

COMPENSATION HIGHLIGHTS (pages 36 to 50)

•	Stockholder Engagement: We listened to you and made changes to our executive compensation policies and practices and corporate governance structure following our 2013 annual meeting of stockholders.

➢	Pay for Performance at Work—Our bottom line financial results and our performance measured against the adjusted S&P 500 for 2013, were below our expectations. Given the performance driven nature of our executive compensation programs, for 2013, our participating named executive officers realized annual pay lower than their aggregate pay opportunities, as follows:

¡	Forfeited Annual Incentive Compensation—No annual performance-based incentive compensation for the 2013 bonus year; and

¡	Forfeited 2011 Awards of Long-Term Performance-Based Restricted Stock Units—No earn-out of performance-based restricted stock units for the three-year measurement period ended December 31, 2013.

•	2014 New CEO Compensation: Steven H. Gunby joined the Company as President and Chief Executive Officer on the following compensation terms:

➢	Annual Cash Base Salary: $1,000,000

➢	One-Time Sign-on Restricted Stock Award: $3,000,000 in restricted stock valued at award date, vesting ratably over three years, to immediately align our new CEO’s interests with those of our stockholders

➢	Short-Term Annual Incentive Compensation Opportunity: Target of $2,000,000, threshold of $1,000,000 and maximum of $3,000,000 (with guaranteed minimum pay-out of $1,000,000 for the 2014 bonus year only)

➢	Annual Long-Term Incentive Compensation Opportunity: Annual target opportunity of $2,500,000 valued at award date

➢	Limited Severance: Our new CEO’s severance payment upon termination by the Company without “Cause” or by the CEO for “Good Reason” (as those terms are defined in his employment agreement) limited to an amount equal to 1.5 times (1.5x) the sum of his annual cash base salary plus his target annual bonus (provided that such amount will increase to 2 times (2x) the sum of his annual cash base salary plus target annual bonus if such termination occurs during the 18-month period after a “Change in Control”)

➢	Post-Employment Payments: No post full-time employment transition arrangements

➢	No Automatic Equity Awards: No standing automatic quarterly and annual equity awards

➢	Tax Gross-ups: None

➢	Change in Control: No single trigger “Change in Control” payments

➢	Other Benefits: Consistent with those provided generally to executive officers

•	Stock Ownership Requirements: Chief Executive Officer requirement of five times (5x) annual cash base salary, Chief Financial
Officer and Executive Vice President requirement of one times (1x) annual cash base salary and non-employee director requirement of five times (5x) annual cash base retainer

•	Claw Back Policy: All NEOs

•	Prohibition on Hedging, Pledging and Derivative Transactions: All executive officers and directors

•	Greater Emphasis on Performance-Based Compensation: 50% of the total 2014 target long-term compensation opportunity and 100% of the 2014 target annual incentive compensation opportunity are subject to performance conditions

•	Compensation Discussion and Analysis: Disclosing more information regarding the linkage between pay decisions and performance

ELECTION OF DIRECTORS (pages 9 to 18)

•	Director Nominees: Eight

➢	Brenda J. Bacon (Independent)

➢	Claudio Costamagna (Independent)

➢	James W. Crownover (Independent)

➢	Vernon Ellis (Independent)

➢	Nicholas C. Fanandakis (Independent)

➢	Steven H. Gunby (Management)

➢	Gerard E. Holthaus (Non-Executive and Independent) (Chairman)

➢	Marc Holtzman (Independent)

•	Director Term: One year

•	Director Election Standard: Plurality

•	Standing Board Committees:

➢	Audit

➢	Compensation

➢	Nominating and Corporate Governance

•	Corporate Governance Committee Materials: http://www.fticonsulting.com/our-firm/governance.aspx

OTHER ITEMS TO BE VOTED ON

•	Ratify retention of KPMG LLP as independent registered public accounting firm (page 28)

•	Approve, in an advisory (non-binding) vote, the compensation of the named executive officers as described in this Proxy Statement (page 28)

1101 K Street NW

Washington, D.C. 20005

(202) 312-9100

April 17, 2014

PROXY STATEMENT FOR 2014 ANNUAL MEETING OF STOCKHOLDERS

The 2014 Annual Meeting of Stockholders (“Annual Meeting”), of FTI Consulting, Inc., a Maryland corporation (“Company”), will be held on June 4, 2014, at 9:30 a.m., Eastern Daylight Time, at FTI Consulting, Inc.’s office located at 1101 K Street NW, Washington, D.C. 20005.

Our Board of Directors (“Board”) is furnishing you with this Proxy Statement to solicit proxies on its behalf to be voted at our Annual Meeting because you were a stockholder at the close of business on March 25, 2014, the record date for the Annual Meeting (“Record Date”), and are entitled to vote at the Annual Meeting or any postponement or adjournment of the meeting. This Proxy Statement provides information that you should read before you vote on the proposals that will be presented to you at the Annual Meeting and is intended to assist you in deciding how to vote your shares.

On or about April 17, 2014, we began mailing or e-mailing a Notice of Internet Availability of Proxy Materials containing instructions on how to access this Proxy Statement and our Annual Report to Stockholders for the year ended December 31, 2013 (“Annual Report”) online, and we began sending a full set of the proxy materials and Annual Report to stockholders who previously requested delivery in paper copy.

INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

Why am I receiving these proxy materials?

You are invited to attend the Annual Meeting and are entitled to vote on the items of business described in this Proxy Statement. The proxy materials include this Proxy Statement for the Annual Meeting and our Annual Report. If you received a paper copy of these materials by mail or e-mail, the proxy materials also include a proxy card or voting instruction card for the Annual Meeting.

The information in this Proxy Statement relates to the proposals to be voted on at the Annual Meeting, the voting process, the eight nominees for director named in this Proxy Statement, information about our Board and its Committees, the compensation of our named executive officers and directors for the year ended December 31, 2013, and certain other information we are required to provide to you.

When and where will the Company hold the Annual Meeting?

The Annual Meeting will be held on Wednesday, June 4, 2014, at 9:30 a.m., Eastern Daylight Time, at our office located at 1101 K Street NW, Washington, D.C. 20005, telephone no. (202) 312-9100.

Why did I receive a Notice of Internet Availability of Proxy Materials?

We are pleased to continue to use the Securities and Exchange Commission (“SEC”) rule that allows us to furnish proxy materials over the Internet. As permitted under the SEC rule, we are sending a Notice of Internet Availability of Proxy Materials (“Notice”), by mail or e-mail, to many stockholders instead of paper copies of the proxy materials. All stockholders receiving the Notice will have the ability to access this Proxy Statement and our Annual Report on the website referred to in the Notice or to request a printed set of these materials at no charge. Instructions on how to access these materials over the Internet or to request printed copies may be found in the Notice or the e-mail accompanying the Notice. Choosing to receive future proxy materials by e-mail will save us the cost of printing and mailing documents to stockholders and will reduce the impact of holding annual meetings on the environment. A stockholder’s election to receive proxy materials by e-mail will remain in effect until the stockholder terminates it. Your Notice will contain instructions on how to:

•	view our proxy materials for the Annual Meeting on the Internet;

•	view our Annual Report on the Internet;

•	vote your shares; and

•	instruct us to send future proxy materials to you by mail or electronically by e-mail.

Can I vote my shares by filling out and returning the Notice?

No. The Notice identifies the items to be voted on at the Annual Meeting but you cannot vote by marking and returning the Notice. The Notice provides instructions on how to vote by Internet, by telephone, by requesting a paper proxy card or by attending the Annual Meeting and submitting a ballot in person.

Why did I receive paper copies of the proxy materials and Annual Report?

We are providing some of our stockholders, including stockholders who have previously requested paper copies of the proxy materials and Annual Report, and some of our stockholders who live outside of the United States (“U.S.”), with paper copies of this Proxy Statement and the Annual Report, instead of the Notice. In addition, any stockholder may request to receive proxy materials in printed form by mail or electronically by e-mail on an ongoing basis.

How can I request paper copies of the proxy materials and Annual Report?

Stockholders will find instructions about how to obtain paper copies of the proxy materials and Annual Report on the Notice. Stockholders receiving an e-mail will find instructions about how to obtain paper copies as part of the e-mail.

Who pays the costs of the proxy solicitation?

The Company will pay the cost of soliciting proxies. In addition to the mailing and e-mailing of the Notice and these proxy materials, the solicitation of proxies or votes may be made in person, by telephone or by electronic communication by our officers and employees, who will not receive any additional compensation for such solicitation activities.

How many shares entitled to vote must be present to hold the Annual Meeting?

As of the close of business on March 25, 2014, 40,792,157 shares of our common stock were issued and outstanding. A quorum must be present at the Annual Meeting in order to transact business. A quorum will be present if a majority of the shares of common stock entitled to vote are represented at the Annual Meeting, either in person or by proxy. If a quorum is not present, a vote cannot occur, in which case the Annual Meeting may be adjourned until such time as a quorum is present.

Abstentions from voting on a proposal and broker non-votes are counted for determining whether a quorum is present. If a broker does not return a properly executed proxy, then the holder is not deemed present for quorum purposes. Stockholders who return a properly executed proxy (whether or not the stockholder votes, abstains from voting or withholds voting authority with respect to the election of a director) are present for purposes of determining whether a quorum is present.

How do I vote my shares?

You have one vote for each share of common stock that you owned of “record” at the close of business on the Record Date. Even if you plan to attend the Annual Meeting in person, please vote right away using one of the following advance voting methods and following the instructions on the Notice or proxy card that you received from us. By voting by proxy, you will be directing the designated person or persons as your proxies to vote your shares of common stock at the Annual Meeting in accordance with your instructions. If you sign, date and return a proxy card but do not complete voting instructions for a proposal, then your shares will be voted with respect to such proposal by the named proxies in accordance with the Board’s recommendations.

•	How can I vote in person? Shares held in your name as the stockholder of record may be voted in person at the Annual Meeting. To vote in person, you must attend the Annual Meeting and submit a ballot. Ballots for voting in person will be available at the Annual Meeting. Shares for which you are the beneficial owner but not the stockholder of record may be voted in person at the Annual Meeting only if you obtain a legal proxy giving you the right to vote such shares from the broker, bank or other nominee or fiduciary that is the record holder of your shares. See “—How do I attend the Annual Meeting in persons?” for instructions on how to obtain an admission ticket and the other requirements to attend the Annual Meeting.

•	How can I vote by Internet? Stockholders who received a Notice by mail or e-mail may submit proxies over the Internet by following the instructions on the Notice or the e-mail. Stockholders who have received paper copies of the proxy materials, including a proxy card or voting instruction card, may submit proxies over the Internet by following the instructions on the proxy card or voting instruction card. Internet voting is available 24 hours a day until 11:59 p.m., Eastern Daylight Time, on June 3, 2014. You will be given the opportunity to confirm that your instructions have been properly recorded.

•	How can I vote by telephone? If you are a registered “record” stockholder, meaning that you hold your shares in certificate form or through an account with our transfer agent, American Stock Transfer & Trust Company, you may also vote by telephone by calling 1-800-690-6903, toll-free, and following the instructions. Telephone voting is available 24 hours a day until 11:59 p.m., Eastern Daylight Time, on June 3, 2014. Stockholders who are beneficial owners and who receive paper voting instruction cards may vote by telephone by calling the number specified on the voting instruction card provided by their broker, bank, trustee or other nominee or fiduciary. Those stockholders should check the voting instruction cards for telephone voting availability.

•	How can I vote by mail? Stockholders who have received a paper copy of a proxy card or voting instruction card may submit proxies by completing, signing and dating their proxy card or voting instruction card and returning it in the accompanying pre-addressed envelope. IF YOU DECIDE TO VOTE BY MAIL, YOUR PROXY CARD WILL BE VALID ONLY IF YOU COMPLETE, SIGN, DATE AND RETURN IT BEFORE THE ANNUAL MEETING DATE.

If you vote via the Internet or by telephone, please do not return a paper proxy card to vote your shares.

How do I attend the Annual Meeting in person?

If you plan to attend the Annual Meeting, you must register in advance and follow these instructions to gain admission. Attendance at the Annual Meeting is limited to stockholders as of the close of business on the Record Date or their authorized representatives. Cameras, sound or video recording equipment, cellular telephones, smartphones or other similar equipment and electronic devices will not be allowed in the meeting room. To gain admission to the Annual Meeting, you must present an admission ticket and valid picture identification, such as a driver’s license or passport.

•	If you Vote by Mail. If you are a stockholder of record and receive your proxy materials by mail, you must mark the box on the proxy card you return to the Company indicating that you will attend the Annual Meeting. Your admission ticket is attached to your proxy card.

•	If you Vote by Internet. If you are a stockholder of record and receive your materials electronically, and vote via the Internet, there will be instructions to follow when voting to register to attend the Annual Meeting and print out your admission ticket.

•	Beneficial Owners. If you are a beneficial owner, bring the notice or voting instruction card that you received from your bank, broker, trustee or other nominee or fiduciary to be admitted to the Annual Meeting. You will also be asked to present your brokerage statement reflecting your ownership of shares prior to the close of business on the Record Date. You will not be able to vote your shares at the Annual Meeting without a legal proxy from your broker, bank, trustee or other nominee or fiduciary.

•	Authorized Named Representatives. If you are a stockholder as of the Record Date and intend to appoint an authorized named representative to attend the Annual Meeting on your behalf, you must send a written request for an admission ticket by regular mail to our Corporate Secretary at FTI Consulting, Inc., 2 Hamill Road, North Building, Baltimore, Maryland 21210 or by fax to 410-951-4895. Requests for authorized named representatives to attend the meeting must be received by no later than Wednesday, May 21, 2014. Please include the following information when submitting your request: (i) your name and complete mailing address, (ii) proof that you own shares of common stock of the Company prior to the close of business on the Record Date (such as a brokerage statement showing your name and address or a letter from the brokerage firm, bank, trustee or other nominee or fiduciary holding your shares), (iii) a signed authorization appointing such individual to be your authorized named representative at the meeting, which includes the individual’s name, mailing address, telephone number and email address, and a description of the extent of his authority, and (iv) a legal proxy if you intend such representative to vote your shares at the meeting.

We reserve the right to deny entry to the Annual Meeting if the above conditions are not followed.

What does it mean if I received more than one proxy card or instruction form?

If you receive more than one proxy card or instruction form, it means that you have multiple accounts with our transfer agent and/or a broker, bank, trustee or other nominee or fiduciary or you may hold shares in different ways or in multiple names (such as through joint tenancy, trusts and custodial accounts). Please vote all of your shares.

Will my shares be voted if I do not complete, sign, date and return my proxy card or voting instruction card?

If you are a registered “record” stockholder and you do not vote your shares by Internet, by telephone or by completing, signing, dating and returning a paper proxy card, your shares will not be voted unless you attend the Annual Meeting and vote in person.

If your shares are held in a brokerage account or by a bank or another nominee or fiduciary, you are considered the “beneficial owner” of shares held in “street name,” and the Notice or proxy materials were forwarded to you by that organization. In order to vote your shares, you must follow the voting instructions forwarded to you by or on behalf of that organization. Brokerage firms, banks and other fiduciaries or nominees are required to request voting instructions for shares they hold on behalf of customers and others. As the beneficial owner, you have the right to direct your broker, bank or other nominee or fiduciary how to vote and you are also invited to attend the Annual Meeting. We encourage you to provide instructions to your broker, bank or other nominee or fiduciary to vote your shares. Since a beneficial owner is not the record stockholder, you may not vote the shares in person at the Annual Meeting unless you obtain a legal proxy from the broker, bank or other nominee or fiduciary that holds your shares giving you the right to vote the shares at the meeting.

Even if you do not provide voting instructions on your instruction form, if you hold shares through an account with a broker, bank or other nominee or fiduciary, your shares may be voted. Brokerage firms have the authority under New York Stock Exchange (“NYSE”) rules to vote shares for which their customers do not provide voting instructions on certain “routine” matters. Proposal No. 2, to ratify the retention of KPMG LLP (“KPMG”) as our independent registered public accounting firm for the year ending December 31, 2014 is considered a routine matter for which brokers, banks or other nominees or fiduciaries may vote in the absence of specific instructions.

When a proposal is not considered “routine” and the broker, bank or other nominee or fiduciary has not received voting instructions from the beneficial owner of the shares with respect to such proposal, such firm cannot vote the shares on that proposal. Proposal No. 1, to elect the eight nominees as directors, and Proposal No. 3, to cast an advisory (non-binding) vote to approve the compensation of our named executive officers, are non-routine proposals, and brokerage firms, banks and other nominees or fiduciaries may not vote on such proposals in the absence of specific instructions. This means that brokerage firms, banks and other nominees and fiduciaries that have not received voting instructions from their clients on these matters may not vote on these proposals. These votes that, in accordance with stock exchange rules, cannot be cast by a broker, bank or other nominee or fiduciary on non-routine matters are known as “broker non-votes.”

How can I revoke my proxy and change my vote prior to the Annual Meeting?

You may change your vote at any time prior to the vote taken at the Annual Meeting. You may revoke or change your vote in any one of four ways:

•	You may notify our Corporate Secretary, at our office at 2 Hamill Road, North Building, Baltimore, Maryland 21210, in writing that you wish to revoke your proxy.

•	You may submit a proxy dated later than your original proxy.

•	You may attend the Annual Meeting and vote by ballot if you are a stockholder of record. Merely attending the Annual Meeting will not by itself revoke a proxy. You must submit a ballot and vote your shares of common stock at the Annual Meeting.

•	For shares you hold beneficially or in street name, you may change your vote by following the specific voting instructions provided to you by your broker, bank or other nominee or fiduciary to change or revoke any instructions you have already provided, or if you obtained a legal proxy from your broker, bank or other nominee or fiduciary giving you the right to vote your shares, by attending the Annual Meeting and voting in person.

How many votes will be needed to approve each of this year’s proposals, what are the Board’s voting recommendations, and how will my shares be voted if I do not complete voting instructions?

Proposal No. 1: Elect the eight nominees identified in the Proxy Statement as directors of the Company

Directors will be elected by a “plurality” of the votes cast at the Annual Meeting. This means that the eight nominees who receive the highest number of “FOR” votes will be elected as the directors to serve until the next annual meeting of stockholders and until their successors are duly elected and qualified. Withhold votes and broker non-votes will not be counted as votes cast either for or against the election of a director and will have no effect on the results of the election of directors, although they will be considered present for the purpose of determining the presence of a quorum.

The Board recommends a vote FOR the election of each nominee as a director.

Proposal No. 2: Ratify the retention of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2014

Ratification of the retention of KPMG as our independent registered public accounting firm for the year ending December 31, 2014 requires a majority of the votes cast at the Annual Meeting to be voted “FOR” this proposal. Abstentions will not count as votes cast either for or against Proposal No. 2 and will have no effect on the results of the vote on this proposal, although they will be considered present for the purpose of determining the presence of a quorum.

The Board recommends a vote FOR the ratification of KPMG.

Proposal No. 3: Approve, in an advisory (non-binding) vote, the compensation of the named executive officers as described in this Proxy Statement

The approval of a resolution approving the compensation of our named executive officers as described in this Proxy Statement is an advisory (non-binding) vote. However, the Board and the Compensation Committee will consider the affirmative vote of a majority of the votes cast “FOR” the proposal as approval of the compensation paid to the Company’s named executive officers as described in this Proxy Statement. Abstentions and broker non-votes will not be counted as votes cast either for or against Proposal No. 3 and will have no effect on the results of the vote on this proposal, although they will be considered present for the purpose of determining the presence of a quorum.

The Board recommends a vote FOR the advisory vote to approve executive compensation.

If you sign, date and return a proxy card but do not complete voting instructions for a proposal, then your shares will be voted with respect to such proposal by the named proxies in accordance with the Board’s above recommendations.

ADDITIONAL INFORMATION

On or about April 17, 2014, we began sending a Notice of Internet Availability of Proxy Materials, including Internet availability of the Annual Report, or this Proxy Statement and the Annual Report in paper copy, to the Company’s stockholders of record as of the close of business on March 25, 2014. The Annual Report does not constitute a part of the proxy solicitation material. The Annual Report provides you with additional information about the Company. Copies of our Notice of Annual Meeting, Proxy Statement and Annual Report are available on our website at http://www.fticonsulting.com, under Our Firm—Governance—Proxy Statements, Our Firm—Governance—Annual Reports, and Investor Relations—Frequently Requested Information.

INFORMATION ABOUT THE BOARD OF DIRECTORS AND COMMITTEES

THE DIRECTOR NOMINATION PROCESS

Identification and Nomination of Candidates as Directors for Election at the Annual Meeting

The Board currently consists of nine directors, eight of whom are independent. Each year the Nominating and Corporate Governance Committee reviews our Categorical Standards of Director Independence, Corporate Governance Guidelines and applicable NYSE and SEC governance rules, and works with the Board to develop the education, credentials and characteristics required of Board and Committee nominees in light of current Board and Committee composition, our business and operations, our long-term and short-term plans, applicable legal and listing requirements, and other factors it considers relevant.

The Nominating and Corporate Governance Committee evaluates existing directors for re-election each year as if they were new candidates. The Nominating and Corporate Governance Committee may identify other candidates, if necessary, through recommendations from our directors, management, employees, the stockholder nomination process or outside consultants. For a description of how the stockholder nomination process works, see “Corporate Governance—Stockholder Nominees for Director.” The Nominating and Corporate Governance Committee will review candidates in the same manner regardless of the source of the recommendation, and is authorized, in its sole discretion, to engage outside search firms and consultants to assist with the process of identifying and qualifying candidates and has sole the authority to negotiate the fees and terms of the retention of such advisers.

The Nominating and Corporate Governance Committee and Board focus on identifying directors and candidates for director who have a diversity of ages, backgrounds, skills and experiences. Key attributes that are considered by the Nominating and Corporate Governance Committee and the Board include:

•	leadership and management experience in complex organizations or experience dealing with complex problems, including a practical understanding of strategy, processes, risk management and other factors that drive growth and change;

•	finance experience that demonstrates an understanding of finance and financial information and processes;

•	industry experience as executives, directors or leaders of companies in industries to which we provide services; and

•	global experience managing or growing companies outside of the U.S.

In addition, the Nominating and Corporate Governance Committee considers other factors, as it determines to be appropriate, including:

•	demonstrated strength of character, integrity and credibility;

•	mature and practical judgment;

•	public company board or equivalent experience, as well as the number of boards of other public companies on which such candidate sits, which may not exceed five;

•	the extent to which the candidate would fill a present need on the Board; and

•	sufficient time to devote to the affairs of the Company, as well as other factors related to the ability and willingness of a candidate to serve or an existing member of the Board to continue his or her service.

Applying these standards, our Board has evolved over the years to increase the geographic diversity of our directors as our business has undergone geographic expansion, adding directors as vacancies have occurred that reside outside of the U.S. or have non-U.S. management and/or board experience. Currently, four of our directors have substantial experience operating businesses outside of the U.S., with one director residing in Europe, one director residing in the United Kingdom, one director residing in Hong Kong and one director based in the U.S. acting as the non-executive chairman of the board of a European-based company. Other directors also have substantial experience managing the European operations of U.S. companies. The experiences of these directors have significantly influenced the operations and corporate governance of our Board. As a result, in December 2013, our Board appointed a non-executive, independent Chairman of the Board of the Company, which is the board governance structure that is common in the United Kingdom and many other European countries. Our Board believes that this structure will facilitate communications with management and the Board’s oversight of the business of the Company. See “Board Leadership Structure” for a discussion of the Board’s decision to appoint our non-executive, independent Chairman of the Board and his duties and responsibilities.

All of our current directors have leadership experience at a diverse group of companies, as well as experience on boards and/or committees of companies or organizations, which provide the directors with an understanding of different processes, challenges and strategies. Many of our directors have experience in industries that provide services similar to those provided by industries serviced by our professionals, which enable them to contribute unique perspectives to the Board. Further, our current directors have other experiences that make them valuable Board members, such as prior public policy or regulatory experience that provide insight into issues faced by our clients and our Company. The Nominating and Corporate Governance Committee and the Board believe that our directors constitute a diverse group of business leaders who possess the range of business and financial acumen and perspectives, and understanding of corporate governance practices and trends, necessary to effectively address our evolving needs and operations. Based on the Nominating and Corporate Governance Committee’s evaluation of the qualifications of the incumbent directors and their ability to continue to serve as directors of the Company following the Annual Meeting, the Nominating and Corporate Governance Committee recommended and the Board nominated the following incumbent directors to stand for re-election by stockholders at the Annual Meeting: Brenda J. Bacon, Claudio Costamagna, James W. Crownover, Vernon Ellis, Nicholas C. Fanandakis, Steven H. Gunby, Gerard E. Holthaus and Marc Holtzman.

The Company’s Corporate Governance Guidelines provide that a director generally will not be nominated for re-election at an annual stockholder meeting to be held on or following his or her 72nd birthday. Denis J. Callaghan will reach the age of 72 prior to this Annual Meeting and the Board has determined not to nominate Mr. Callaghan for re-election as a director of the Company, in accordance with such retirement age guidelines. Mr. Callaghan will continue as a director of the Company until the election of directors at the Annual Meeting. On March 26, 2014, the Board took action to decrease the size of the Board to eight directors immediately effective upon the election of directors at the Annual Meeting.

INDEPENDENCE OF DIRECTORS

The Board has established Categorical Standards of Director Independence, which are the same as the NYSE Section 303A standards governing director independence, as currently in effect, and recognizes that a director is “independent” if he or she does not have a material relationship with the Company (directly or as a partner, stockholder or officer of an organization that has a relationship with the Company), considering all facts and circumstances that the Board determines are relevant. Based on those standards, all seven non-employee directors are independent. Steven H. Gunby, who joined the Board on January 20, 2014, is not independent because he is our current President and Chief

Executive Officer (our “CEO”). Jack B. Dunn, IV, who was a member of the Board throughout fiscal 2013, was not considered to be independent because of his status as President and Chief Executive Officer of the Company during that period. Dennis J. Shaughnessy, who was a member of the Board until his retirement at the end of his full-time employment period on December 17, 2013, was not independent because of his status as Executive Chairman of the Board of the Company, an executive officer position, during the period he was a director.

In making its independence determinations, the Board considered that Nicholas Fanandakis is Executive Vice President and Chief Financial Officer of E. I. du Pont de Nemours and Company, a client of the Company. Marc Holtzman is the Chairman of Meridian Capital (HK) Limited, an affiliate of clients of the Company. The Board found that each of Mr. Fanandakis and Mr. Holtzman is independent after concluding that the Company’s engagements with their respective employers, or affiliates of their respective employers, are in the ordinary course of business, are on substantially the same terms as transactions with other clients for similar services, and, in each case, the fees from such engagements amounted to less than the greater of $1.0 million or 2% of each such client’s consolidated gross revenues for each of 2011, 2012 and 2013. Mr. Fanandakis and Mr. Holtzman have not received any direct or personal benefits from any of these client engagements or transactions. In addition, in 2013 and during the preceding three years, the Company has not made charitable contributions to any organization in which a director serves as an employee, officer, director or trustee, which in any single year exceeded the greater of $1.0 million or 2% of such organization’s gross revenues.

PROPOSAL NO. 1—ELECT AS DIRECTORS THE EIGHT NOMINEES NAMED IN THE PROXY STATEMENT

The Board has nominated eight directors for election at the Annual Meeting. Each nominee, if elected, will hold office for a one-year term expiring at the next annual meeting of stockholders or until his or her successor is duly elected and qualified. All of the following eight nominees are currently directors of the Company:

Brenda J. Bacon	Nicholas C. Fanandakis
Claudio Costamagna	Steven H. Gunby
James W. Crownover	Gerard E. Holthaus
Vernon Ellis	Marc Holtzman

The Board has affirmatively concluded that all of the nominees for director, other than Steven H. Gunby, qualify as independent directors under the Company’s Categorical Standards of Director Independence and the independence standards established under Section 303A of the NYSE corporate governance rules. More detailed information about the Board’s determination of director independence is provided in the section of this Proxy Statement titled “Information about the Board of Directors and Committees—Independence of Directors.”

We do not know any reason why any nominee would be unable to serve as a director. If any nominee cannot serve for any reason, which is not anticipated, the Nominating and Corporate Governance Committee may identify and recommend a candidate or candidates to the Board as a potential substitute nominee or nominees. If that happens, all valid proxies will be voted for the election of the substitute nominee or nominees designated by the Board. Alternatively, the Board may determine to keep a vacancy open or reduce the size of the Board. Proxies cannot be voted for a greater number of persons than the number of nominees named.

More detailed information about each of the eight nominees is provided in the section of this Proxy Statement titled “Information About the Board of Directors and Committees—Information About the Nominees for Director.”

Stockholder Approval Required. The eight nominees will be elected as directors by a “plurality” of the votes cast at this meeting. The nominees who receive the highest number of “FOR” votes will be elected as directors.

The Board of Directors Unanimously Recommends That You Vote FOR the Election of All Eight Nominees.

INFORMATION ABOUT THE NOMINEES FOR DIRECTOR

All of the nominees were elected as directors of the Company at the 2013 annual meeting on June 5, 2013, other than Steven H. Gunby, who was appointed to fill a vacancy on the Board arising from the resignation of Jack B. Dunn, IV as a director, and Nicholas Fanandakis, who was appointed to fill a vacancy created by the Board expanding its size to nine directors, on January 20, 2014.

Information about each of the eight nominees for election as directors is detailed below:

2014 Nominees for Director	Principal Occupations, Business Experiences and Director Qualifications
Brenda J. Bacon Independent Director Director Since: 2006 Age: 63

Ms. Bacon is the President and Chief Executive Officer of Brandywine Senior Living, Inc., a company she co-founded in 1996, which owns and operates 24 senior living communities in five states, with three additional communities under construction. Ms. Bacon became President and Chief Executive Officer of Brandywine Senior Living in July 2004. From May 2003 to July 2004, Ms. Bacon was its President and Chief Operating Officer.

Director Qualifications:

Business and Management Leadership—Chief Executive Officer of Brandywine Senior Living, the owner and operator of 24 senior living communities, with three additional centers under construction

Industry and Business Experience—Healthcare sector experience, an important industry focus of the Company

U.S. Governmental and Policy Making Experience in Healthcare Sector—Former cabinet level position under former New Jersey Governor, James J. Florio

Other Leadership Experience—Director or trustee of healthcare policy making associations and charitable institutions, including Vice Chairperson of the Assisted Living Federation of America, and member of the Executive Board of the American Senior Housing Association; and, in 2013, was appointed by Governor Chris Christie to the Rowan University Board of Trustees, with membership on the Risk Management, University Advancement and Academic Affairs Committees

2014 Nominees for Director	Principal Occupations, Business Experiences and Director Qualifications
Claudio Costamagna Independent Director Director Since: 2012 Age: 58

Mr. Costamagna is Chairman of CC e Soci S.r.l., a financial advisory firm he founded in June 2007. Mr. Costamagna has extensive experience in investment banking having served for 18 years until April 2006, in various positions with The Goldman Sachs Group, Inc., culminating as Chairman of the investment banking division in Europe, the Middle East and Africa from December 2004 to March 2006.

Mr. Costamagna is a director and the Chair of the Human Resources Committee of Luxottica Group S.p.A., and a director and Chairman of the Board of Salini Impregilo Group, companies that are listed on the Borsa Italiana Stock Exchange. Mr. Costamagna is a former director of Bulgari SpA, Autogrill S.p.A., DeA Capital S.p.A. and IL Sole 24 Ore S.p.A., companies that were or are listed on the Borsa Italiana Stock Exchange.

Director Qualifications:

Global Business and Management Leadership—18-year career at The Goldman Sachs Group, culminating as Chairman of the investment banking division in Europe, the Middle East and Africa from 2004 to 2006

Industry and Business Experience—Capital markets, mergers and acquisitions and investment banking experience, important business and industry focuses of the Company, as executive of The Goldman Sachs Group and CC e Soci

Geographic Diversity—Experience leading The Goldman Sachs Group’s investment banking division in Europe, the Middle East and Africa

Outside Public and Private Board Experience—Board experience as Chairman or a director of non-U.S. public companies, including current directorships with Luxottica Group S.p.A and. Salini Impregilo Group, companies that are listed on the Borsa Italiana Stock Exchange, former Chairman or a director of DeA Capital S.p.A., IL Sole 24 Ore S.p.A., Bulgari SpA and Autogrill S.p.A., companies that were or are listed on the Borsa Italiana Stock Exchange, and Chairman or a director of non-U.S. private companies, including Virgin Group Holding Limited, Advanced Accelerator Applications (AAA S.A.), Virtual B SIM and CC e Soci.

Other Leadership Experience—Director or trustee of non-public educational and charitable institutions, including a member of the International Advisory Council of the Universita L. Bocconi

2014 Nominees for Director	Principal Occupations, Business Experiences and Director Qualifications
James W. Crownover Independent Director Director Since: 2006 Age: 70

Mr. Crownover has extensive global consulting company experience and management experience at the executive level. Mr. Crownover had a 30-year career with McKinsey & Company, Inc., a global management consulting firm, from which he retired in 1998. During his career, he advised leading businesses, governments and institutions, primarily in the energy industry sector. He headed McKinsey & Company’s Southwest practice for many years, and also served as co-head of the firm’s worldwide energy practice, working in Asia, Europe and Latin America, as well as in the U.S. In addition, he served as a member of McKinsey’s Board of Directors.

Mr. Crownover is a director and a member of the Compensation and Governance Committee and Safety, Health and Environment (Chair) Committee of Chemtura Corporation, a director and member of the Governance (Chair) Committee and Compensation Committee of Weingarten Realty, and non-executive Chairman of the Board of Directors of Republic Services, Inc.

Director Qualifications:

Global Business and Management Leadership—Former leader of McKinsey & Company’s Southwest practice and worldwide energy practice, working in Asia, Europe and Latin America as well as in the U.S.

Industry and Business Experience—30-year career providing consulting services with McKinsey & Company and energy sector experience, important business and industry focuses of the Company

Outside Public Board and Committee Experience—Chairman of the Board of Republic Services, Inc. and a director of Chemtura Corporation and Weingarten Realty

Other Leadership Experience—Former member of Board of Directors of McKinsey & Company and director or trustee of educational and charitable institutions, including Chairman of the Board of Trustees of Rice University and a director of the M.D. Anderson Foundation

2014 Nominees for Director	Principal Occupations, Business Experiences and Director Qualifications
Sir Vernon Ellis Independent Director Director Since: 2012 Age: 66

Sir Vernon Ellis has extensive experience in international management consulting having retired from Accenture (UK) Limited in March 2010, after holding the position of International Chairman, from January 2001 to December 2007, and Senior Advisor from January 2008 to March 2010, and holding major operational roles prior to 2001. Sir Vernon Ellis has been Chair of the Board of Trustees of the British Council, the United Kingdom’s international cultural relations body, since March 2010.

Director Qualifications:

Global Business and Management Leadership—40-year career at Accenture, culminating as International Chairman from 2001 to 2007

Industry and Business Experience—Management and financial consulting, finance and accounting experience, important business focuses of the Company, as International Chairman and former executive of Accenture

Geographic Diversity—Experience leading Accenture’s operations in Europe, Middle East, Africa and India throughout the 1990’s and establishing its global corporate citizenship and global foundation activities, as well as developing Accenture’s relationship with the World Economic Forum

Quasi-Governmental and Policy Making Experience—Chairman of the British Council, building relationships with senior government ministers and leaders of quasi-governmental organizations in the United Kingdom and around the world

Outside Private Board Experience—Chairman of private companies, including Martin Randall Travel Ltd. and One Medicare LLP, and a director of One Medical Group Ltd

Other Leadership Experience—Director or trustee of non-public arts, educational and charitable institutions

2014 Nominees for Director	Principal Occupations, Business Experiences and Director Qualifications
Nicholas C. Fanandakis Independent Director Director Since: 2014 Age: 57

Mr. Fanandakis has extensive public company executive officer and finance experience as the Executive Vice President and Chief Financial Officer of E. I. du Pont de Nemours and Company, assuming that position in November 2009. Prior to becoming Executive Vice President and Chief Financial Officer, he held various positions with increasing managerial and operational responsibilities, since first joining DuPont in 1979. The positions he has held with DuPont include Group Vice President of Applied BioSciences from January 2008 to September 2009, Vice President of Corporate Plans from February 2007 to January 2008, and Vice President and General Manager of Chemical Solutions Enterprise from September 2003 to February 2007.

Director Qualifications:

Global Business, Management and Finance Leadership—35 years of operational and financial insight and experience with DuPont, holding positions of increasing managerial responsibilities, assuming the position of Executive Vice President and Chief Financial Officer in 2009

Industry and Business Experience—Finance and accounting experience, holding various positions with increasing operational responsibilities, including positions in the chemical and petrochemical business groups, important industry focuses of the Company

2014 Nominees for Director	Principal Occupations, Business Experiences and Director Qualifications
Steven H. Gunby Director Since: 2014 Age 56

Mr. Gunby joined the Company as its President and Chief Executive Officer in January 2014. Mr. Gunby has extensive experience in the consulting services industry having formerly been employed by The Boston Consulting Group, a leading business strategy consulting services firm, for over 30 years beginning in August 1983. The positions he has held with The Boston Consulting Group include Global Leader, Transformation, from January 2011 to January 2014, and Chairman, North and South America, from December 2003 to December 2009. He also held other major managerial roles in his capacity as a Senior Partner and Managing Director since 1993, including serving as a member of The Boston Consulting Group’s Executive Committee.

Director Qualifications:

Global Business and Management Leadership—30-year career at The Boston Consulting Group, leading its operations as Chairman of North and South America from 2003 to 2009 and as Global Leader, Transformation, from 2011 to 2014, and serving as a member of its Executive Committee

Industry and Business Experience—Consulting industry experience, including strategic business advisory, restructuring, and consumer and retail sector experience, at The Boston Consulting Group, important industry focuses of the Company

Other Leadership Experience—Board member of the Committee for Economic Development, a nonprofit, nonpartisan, business-led, public policy organization, and former member of the Executive Committee of The Boston Consulting Group

2014 Nominees for Director	Principal Occupations, Business Experiences and Director Qualifications
Gerard E. Holthaus Independent Director Chairman of the Board Since: December 2013 Director Since: 2004 Age: 64

Mr. Holthaus was appointed by the Board as our non-executive Chairman of the Board in December 2013. Mr. Holthaus has extensive management experience as an executive officer and finance experience with both public and private companies. In April 2010, Mr. Holthaus stepped down as Chief Executive Officer of Algeco Scotsman Global Sarl, the leading global provider of modular space solutions, and assumed the position of non-executive Chairman of the Board of that company and as a director of certain affiliated subsidiaries. From June 2013 to September 2013, Mr. Holthaus was Interim Chief Executive Officer of BakerCorp International, Inc. From November 2007 to April 2010, Mr. Holthaus held the positions of executive Chairman of the Board and Chief Executive Officer of Algeco Scotsman, responsible for all operations of the combined company in North America and Europe. From April 1997 to October 2007, Mr. Holthaus was Chairman, President and Chief Executive Officer of Williams Scotsman International, Inc., which is now a subsidiary of Algeco Scotsman. Williams Scotsman International was a public company prior to its acquisition by Algeco Scotsman.

Mr. Holthaus is a director and non-executive Chairman of the Board and a member of the Compensation and Nominating and Corporate Governance Committee of The Baltimore Life Companies and a director and Chair of the Audit Committee of BakerCorp International, Inc.

Director Qualifications:

Global Business, Management and Finance Leadership—Non-Executive Chairman and former executive Chairman and Chief Executive Officer of Algeco Scotsman, former Chairman, Chief Executive Officer and Chief Financial Officer of Williams Scotsman International, which is now a subsidiary of Algeco Scotsman, and former partner of Ernst & Young LLP

Industry and Business Experience—Accounting, real estate, construction, banking and professional services sector experience, important industry and business focuses of the Company, as a former executive of Algeco Scotsman, Williams Scotsman International and MNC Financial, Inc., and as a certified public accountant and a former partner of Ernst & Young LLP

Outside Private Board and Committee Experience—Non-Executive Chairman of the Boards of Directors of Algeco Scotsman Global Sarl and the Baltimore Life Companies and a director of BakerCorp International, Inc.

Other Leadership Experience—Director or trustee of educational and charitable institutions, including a trustee of Loyola University, Maryland

2014 Nominees for Director	Principal Occupations, Business Experiences and Director Qualifications
Marc Holtzman Independent Director Director Since: 2012 Age: 54

In September 2012, Mr. Holtzman joined Meridian Capital (HK) Limited, a private equity firm, as Chairman. From August 2008 to September 2012, Mr. Holtzman was Vice Chairman of Barclays Capital, the investment banking division of Barclays Bank PLC, and he continued to act as a senior advisor to that company until April 2013. From June 2006 to May 2008, Mr. Holtzman served as Vice Chairman of the investment banking division of ABN Amro Bank, after having previously held various executive and non-executive positions with the investment banking division of ABN Amro Bank between 1997 and 1998. From May 2003 to June 2005, Mr. Holtzman served as the President of the University of Denver.

Mr. Holtzman serves as a director and member of the Audit, Finance and Risk Committee and the Investor Relations and Dividend Policy Committee of Sistema JSFC, a director of Bank of Kigali, and a director and member of the Audit Committee of Indus Gas.

Director Qualifications:

Global Business and Management Leadership—Current Chairman of Meridian Capital (HK) Limited in Hong Kong and former Vice Chairman of Barclays Capital and ABN Amro Bank in the United Kingdom

Industry and Business Experience—Capital markets, mergers and acquisitions, investment banking and technology services experience important business and industry focuses of the Company, as an executive of various investment banking groups and as former Secretary of Technology and former Co-Chairman of the Governor of Colorado’s Commission on Science and Technology for Colorado

Geographic Diversity—Extensive experience leading investment banking and capital markets operations in Hong Kong and Asia the United Kingdom, Europe and Russia

U.S. Governmental and Policy Making Experience in Technology Sector—Former Secretary of Technology for Colorado and former Co-Chairman of the Colorado Governor’s Commission on Science and Technology

Outside Public Board Experience—Board experience as a director or former director of U.S. and non-U.S. public companies, including Sistema JSFC, Bank of Kigali, Indus Gas and Prospect Global Resources,

Outside Private Board Experience—Board experience as a director of Kazyna (Kazakhstan) Sovereign Wealth Fund

Other Leadership Experience—Director or trustee of non-public educational and charitable institutions, including a director of the Colorado Animal Rescue Shelter

DIRECTOR ATTENDANCE AT MEETINGS

Director Attendance at Board and Committee Meetings

Each director is expected to attend all meetings of the Board and each Committee on which he or she serves, unless excused for reasons of serious illness or extreme hardship. During 2013, the Board held five regular meetings and three special meetings for a total of eight meetings. During 2013, our Board had three standing committees—Audit, Compensation and Nominating and Corporate Governance. The Audit Committee held six regular meetings and one special meeting for a total of seven meetings, the Compensation Committee held five regular meetings and four special meetings for a total of nine meetings, and the Nominating and Corporate Governance Committee held five regular meetings and one special meeting for a total of six meetings. For purposes of presenting this information, each joint meeting of the Board and any Committee has been counted as a separate meeting of the Board and the applicable Committee, and meetings that were adjourned one day and reconvened on another day have been counted as one meeting. Each director attended more than 75% of the regular and special meetings of the Board and the Committees on which he or she served in 2013.

Director Attendance at Other Meetings

Our non-management and independent directors met in closed (executive) sessions, without the presence of management, periodically throughout the year. The Presiding Director or non-executive, independent Chairman of the Board chaired the meetings of the non-management and independent directors, which coincided with regular meetings of the Board. During 2013, our non-management and independent directors met in closed (executive) session four times without management and each of such directors attended more than 75% of the meetings of the independent and non-management directors.

Our policy is that all directors should attend the annual meeting of stockholders each year absent a good reason. All nominees for director who were elected as directors of the Company on June 5, 2013 attended our 2013 annual meeting of stockholders.

COMMITTEES OF THE BOARD OF DIRECTORS

Committee Membership

Name	Audit	Compensation	Nominating and Corporate Governance

Brenda J. Bacon		X	Chair

Denis J. Callaghan (1)	X		X

Claudio Costamagna		X

James W. Crownover		Chair	X

Vernon Ellis	X

Nicholas C. Fanandakis	X

Gerard E. Holthaus	Chair	X

Marc Holtzman			X

(1)	Mr. Callaghan will be a member of the Audit Committee until the election of directors at the Annual Meeting.

Committee Charters

The Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee operate under written Charters. The Charters are reviewed annually, and more frequently as necessary, to address any new, or changes to, rules or best practices relating to the responsibilities of the applicable Committee. The applicable Committee approves its own Charter amendment, and submits it to the Nominating and Corporate Governance Committee who recommends action by the Board. All Charter amendments are then submitted to the Board for approval. The Charter of the Compensation Committee was last amended and restated effective February 27, 2013 to incorporate the NYSE listing standards on the independence of compensation committee members and the engagement and independence of compensation advisers adopted by the NYSE in January 2013.

Copies of the Charter of the Audit Committee, Charter of the Compensation Committee and Charter of the Nominating and Corporate Governance Committee are available on our website under “Our Firm—Governance” at http://www.fticonsulting.com/our-firm/governance.aspx, as follows:

Name of Committee	Website Link

Audit Committee	http://www.fticonsulting.com/global2/media/collateral/united-states/charter-of-the-audit-committee-of-the-board-of-directors.pdf

Compensation Committee	http://www.fticonsulting.com/global2/media/collateral/united-states/charter-of-the-compensation-committee-of-the-board-of-directors.pdf

Nominating and Corporate Governance Committee	http://www.fticonsulting.com/global2/media/collateral/united-states/charter-of-the-nominating-and-corporate-governance-committee-of-the-board-of-directors.pdf

Audit Committee

The Audit Committee is comprised solely of non-employee directors, none of whom sit on more than three other audit committees. The Board has determined that all Audit Committee members are independent pursuant to our Categorical Standards of Director Independence and the rules of the NYSE and the SEC and otherwise qualify as audit committee members. The Board has determined that all the members of the Audit Committee qualify as “audit committee financial experts” within the meaning stipulated by the SEC.

Functions of the Audit Committee

•	selects, oversees and retains our independent registered public accounting firm;

•	reviews and discusses the scope of the annual audit and written communications by our independent registered public accounting firm to the Audit Committee and management;

•	oversees our financial reporting activities, including the annual audit and accounting standards and principles we follow;

•	approves audit and non-audit services by our independent registered public accounting firm and applicable fees;

•	reviews and discusses our periodic reports filed with the SEC;

•	reviews and discusses our earnings press releases and communications with financial analysts and investors;

•	oversees our internal audit activities;

•	oversees our disclosure controls and procedures;

•	reviews Section 404 of the Sarbanes-Oxley Act of 2002 internal controls over financial reporting;

•	oversees and monitors our Policy on Reporting Concerns and Non-Retaliation and related reports;

•	reviews and discusses risk assessment and risk management policies and practices;

•	oversees the administration of the Code of Ethics and Business Conduct and other ethics policies;

•	reviews, discusses and approves insider and affiliated party transactions;

•	administers the policy with respect to the hiring of former employees of the Company’s independent registered public accounting firm;

•	performs an annual self-evaluation of the Audit Committee;

•	reviews its Charter and recommends changes to the Nominating and Corporate Governance Committee for submission to the Board for approval; and

•	prepares the audit committee report required to be included in the annual proxy statement.

Compensation Committee

The Compensation Committee is comprised solely of non-employee directors, all of whom the Board has affirmatively determined are independent pursuant to the Categorical Standards of Director Independence and the rules of the SEC and NYSE, including the additional independence standards adopted by the NYSE on January 11, 2013 specific to compensation committee membership. In making its determinations of the independence of the Compensation Committee members, the Board has considered all factors specifically relevant to determining whether a director has a relationship with the Company which would materially impair the director’s ability to make independent judgments about executive compensation, including the source of such director’s compensation, any consulting, advisory or other compensatory fees paid by the Company to the director, and any other affiliations the director has with the Company and its affiliates, including engagements by clients who are affiliates of companies on which members of the Compensation Committee serve as officers or directors.

All of the members of the Compensation Committee qualify as “outside directors” under Section 162(m) of the Internal Revenue Code of 1986, as amended (“Code”). All of the members of the Compensation Committee qualify as “non-employee” directors under Rule 16b-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Our former Executive Chairman of the Board and former President and Chief Executive Officer attended all Compensation Committee meetings held during 2013, other than executive sessions and specially scheduled meetings to which they were not invited. It is expected that our new CEO will also attend the meetings of the Compensation Committee on the same basis as the former executives. Management directors do not vote on matters before the Compensation Committee; however, the Compensation Committee and Board solicit recommendations from our management on compensation matters, including the compensation of other executive officers and key employees. The Committee also solicits management’s view on director compensation. Management also assists the Compensation Committee by providing information such as financial results, short-term and long-term business and financial plans and strategic objectives, and their views on current compensation programs and levels, and by recommending individual annual performance measures and/or target award levels under incentive compensation plans and programs for executive officers and key employees.

In 2013, the Compensation Committee also consulted with outside compensation and legal advisers regarding select executive compensation matters. See “Executive Officers and Compensation—Compensation Discussion and Analysis—Role of Compensation Advisers.”

Functions of the Compensation Committee

•	approves the compensation of the Chief Executive Officer;

•	approves the compensation of other executive officers;

•	administers our equity-based compensation plans;

•	establishes objective performance goals, individual target awards, subjective criteria and oversees all aspects of executive officer incentive compensation;

•	approves awards of equity-based compensation under our equity compensation plans;

•	reviews and approves, or recommends that the Board approve, employment, consulting and other contracts or arrangements with present and former executive officers;

•	reviews the compensation disclosures in the annual proxy statement and Annual Report on Form 10-K filed with the SEC and discusses the disclosures with management;

•	performs annual performance evaluations of our executive officers, in conjunction with the independent Chairman of the Board or Presiding Director, as applicable, and Chair of the Nominating and Corporate Governance Committee;

•	performs an annual self-evaluation of the Compensation Committee;

•	reviews its Charter and recommends changes to the Nominating and Corporate Governance Committee for submission to the Board for approval;

•	prepares the compensation committee report included in the annual proxy statement;

•	submits all equity-based compensation plans, executive compensation plans and material revisions to such plans to a vote of the Board, unless stockholder approval is required; and

•	insures that stockholders have the opportunity to vote on (i) an advisory (non-binding) resolution to approve the compensation of the Company’s named executive officers (“Say-on Pay”) and (ii) an advisory (non-binding) resolution to approve the frequency of stockholder voting on Say-on-Pay at least once every six years.

Compensation Committee Interlocks and Insider Participation

During the fiscal year ended December 31, 2013, no director who served as a member of the Compensation Committee has served as one of our officers or employees at any time. None of our executive officers serves as a member of the board or compensation committee of any other company that has an executive officer serving as a member of our Board or Compensation Committee.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee consists of only non-employee directors, who qualify as independent directors under our Categorical Standards of Director Independence and the NYSE corporate governance rules.

Functions of the Nominating and Corporate Governance Committee

•	identifies and qualifies the annual slate of directors for nomination by the Board;

•	reviews non-employee director compensation and recommends changes to the Board for approval;

•	assesses the independence of directors for the Board;

•	identifies and qualifies the candidates for membership and chairmanship of the Board Committees for appointment by the Board;

•	identifies and qualifies candidates to fill vacancies occurring between annual meetings of stockholders for appointment by the Board;

•	monitors compliance with, and reviews proposed changes to, our Corporate Governance Guidelines, the Committee Charters and other policies and practices relating to corporate governance and responsibility, for approval by the Board;

•	monitors and reviews responses to stockholder communications with non-management directors together with the independent Chairman of the Board or Presiding Director, as applicable;

•	oversees the process for director education;

•	oversees the process for Board and Committee annual self-evaluations;

•	oversees the process for performance evaluations of our executive officers in conjunction with our independent Chairman of the Board or the Presiding Director, as applicable, and Compensation Committee;

•	oversees the process relating to succession planning for our Chief Executive Officer and other executive officer positions;

•	reviews directors’ and officers’ liability insurance terms and limits;

•	reviews its Charter and recommends changes to the Board for approval; and

•	performs an annual self-evaluation of the Nominating and Corporate Governance Committee.

COMPENSATION OF NON-EMPLOYEE DIRECTORS AND POLICY ON NON-EMPLOYEE DIRECTOR EQUITY OWNERSHIP

General

Non-employee directors receive an annual retainer payment and equity compensation as described below pursuant to our Non-Employee Director Compensation Plan (“Director Plan”). We reimburse our non-employee directors for their out-of-pocket expenses incurred in the performance of their duties as our directors (including expenses related to spouses when spouses are invited to attend Board events). Non-employee directors may travel on the corporate aircraft to director events. We do not pay fees for attendance at Board and Committee meetings.

Non-Employee Director Compensation

The following table describes the components of non-employee director compensation for 2013:

Compensation Elements	2013 Director Compensation Values (1)(6)

Annual Retainer:	$50,000 (2)(3)(5)

Annual Equity Award:	$250,000 (2)(4)(5)

Committee Chair Fees:	$10,000 for the Audit Committee Chair $7,500 for the Compensation Committee Chair $5,000 for the Nominating and Corporate Governance Committee Chair

Non-Executive Chairman of the Board Fee:	$200,000

Presiding Director Fee:	$15,000

(1)	All dollar values are in U.S. Dollars.

(2)	Following each annual meeting of stockholders, continuing non-employee directors will be eligible to receive payment of the annual retainer and annual equity award as of the date of such annual meeting. A new non-employee director will be eligible to receive a pro rated annual retainer and annual equity award upon first being appointed to the Board, unless he or she is first elected at an annual meeting of stockholders, in which case he or she will be eligible to receive payment of his or her first annual retainer and annual equity award as of the date of such annual meeting. A non-employee director who is appointed to a chairmanship following an annual meeting will be eligible to receive a pro rated non-executive Chairman of the Board or Committee Chair fee, as applicable.

(3)	The annual retainer is paid in cash but may be deferred by a U.S. non-employee director in the form of vested stock units. Each stock unit represents the right to receive one share of common stock upon the earlier of (i) a separation from service event and (ii) an elected payment date, in each case pursuant to Section 409A of the Code.

(4)	The annual equity award is paid in the form of shares of restricted stock in the case of U.S. non-employee directors and restricted stock units in the case of non-U.S. non-employee directors. Each restricted stock unit represents the right to receive one share of common stock upon vesting. The annual equity awards are nontransferable and vest in full on the first anniversary of the date of grant. Vesting of restricted stock or restricted stock units, as applicable, will accelerate upon the non-employee director’s death or “Disability” (as defined in the Director Plan), immediately prior to a “Change in Control” (as defined in the Director Plan) of the Company, and in the event of a non-employee director’s cessation of service at the expiration of his or her then current term as a director due to (i) the Board’s failure to renominate such non-employee director as a director of the Company, (ii) the request of such non-employee director to not stand for re-election or as a result of voluntary resignation, or (iii) the failure of the Company’s stockholders to re-elect such nominee as a director, in each case other than for “Cause” (as reasonably determined by the Board in its good faith discretion). U.S. non-employee directors may defer the annual equity award in the form of unvested restricted stock units. Each deferred restricted stock unit represents the right to receive one share of common stock upon the earlier of (i) a separation from service event and (ii) an elected payment date, in each case pursuant to Section 409A of the Code. The annual equity award will be paid in cash (subject to the one-year and accelerated vesting conditions), if sufficient shares of Company common stock are not available under a stockholder approved equity compensation plan on a grant or payment date.

(5)	The number of shares of restricted stock, stock units or restricted stock units, as the case may be, awarded to a non-employee director as an annual retainer or annual equity award is determined by dividing (a) the U.S. Dollar value of such award by (b) the closing price per share of Company common stock reported on the NYSE for the payment date. Fractional restricted shares, stock units or restricted share units are rounded to the lowest full share or unit.

(6)	We may not have a sufficient number of shares of common stock authorized under our stockholder approved equity compensation plans to fund 2014 compensation to non-employee directors in the form of stock. In that event, all annual retainer and equity compensation awards will be funded in the cash amounts specified in the table, the pay-out of such cash amounts will be subject to applicable deferred compensation payment, vesting and accelerated vesting conditions, and such cash amounts that are paid out other than as of the annual meeting date will accrue interest at the rate of 6% per annum. We would pay such compensation in cash so long as there continues to be insufficient shares available under our stockholder approved equity compensation plans.

Director Summary Compensation Table

The table below summarizes the compensation paid by the Company to non-employee directors for the year ended December 31, 2013:

Names of Non-Employee Directors	Fees Earned or Paid in Cash ($) (1) (a)		Stock Awards ($) (1)(2) (b)	Option Awards ($) (3) (c)	All Other Compensation ($) (4) (d)	Total ($) (e)

2013 Non-Employee Directors:

Brenda J. Bacon	55,000		249,987	—	—	304,987

Denis J. Callaghan	—		299,984	—	—	299,984

Claudio Costamagna	50,000		249,987	—	—	299,987

James W. Crownover	57,500		249,987	—	—	307,487

Vernon Ellis	50,000		249,987	—	—	299,987

Gerard E. Holthaus	167,603	(5)	249,987	—	—	417,589

Marc Holtzman	50,000		249,987	—	—	299,987

2013 Former Non-Employee Directors (6)

Henrique de Campos Meirelles	—		—	—	—	—

George P. Stamas	—		—	—	—	—

(1)	Includes additional Annual Retainer payments in excess of $50,000 per annum that were paid to our non-executive independent Chairman of the Board and Presiding Director and Chairs of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee, in the aggregate amount of $167,603 in the case of Mr. Holthaus, who held the non-executive, independent Chairman of the Board, Presiding Director and Chair of the Audit Committee positions during the year, $7,500 in the case of Mr. Crownover who held the position of Chair of the Compensation Committee during the year, and $5,000 in the case of Ms. Bacon who held the position of Chair of the Nominating and Corporate Governance Committee during the year. All non-employee directors elected to receive their Annual Retainers in cash, other than Mr. Callaghan who elected to receive his 2013 Annual Retainer in the form of 1,348 deferred stock units.

(2)

For stock-based awards, the aggregate grant date fair value has been computed in accordance with FASB ASC Topic 718. As of December 31, 2013, each non-employee director has the following aggregate number of unvested restricted stock awards, restricted stock unit awards, unreleased unrestricted deferred stock unit awards and/or deferred restricted stock unit awards: Ms. Bacon—6,740 shares of restricted stock; Mr. Callaghan—34,994 unreleased deferred restricted or unrestricted stock units; Mr. Costamagna—6,740 restricted stock units; Mr. Crownover—53,109 stock-based awards (of which 46,369 are unreleased deferred unrestricted stock units); Mr. Ellis—6,740 restricted stock units; Mr. Holthaus—59,302 unreleased deferred restricted and unrestricted stock units; and Mr. Holtzman—6,740 shares of restricted stock. For a discussion of the assumptions and methodologies used to value these awards, please see the discussion of stock option and stock awards contained in “Part II, Item 8, ‘Financial Statements and Supplementary Data’ of the Annual Report on Form 10-K for the year ended December 31, 2013 in ‘Notes to Consolidated Financial Statements’ at ‘Note 1—Description of Business and Summary of Significant Accounting Policies—Share-Based Compensation’ and ‘Note 6—Share-Based Compensation’.”

(3)	There were no stock options granted to non-employee directors in 2013. As of December 31, 2013, each non-employee director has unexercised stock options outstanding and exercisable for the following number of shares of common stock: Ms. Bacon—7,206; Mr. Callaghan—82,648; Mr. Costamagna—0; Mr. Crownover—0; Mr. Ellis—0; Mr. Holthaus—100,000; and Mr. Holtzman—0. These stock option awards have been included in the table reporting “Security Ownership of Certain Beneficial Owners and Management,” to the extent they have vested or will vest within 60 days of March 25, 2014. For a discussion of the assumptions and methodologies used to value these awards, please see the discussion of stock options and stock awards contained in “Part II, Item 8, ‘Financial Statements and Supplemental Data’ of the Annual Report on Form 10-K for the year ended December 31, 2013 in ‘Notes to Consolidated Financial Statements’ at ‘Note 1—Description of Business and Summary of Significant Accounting Policies—Share-Based Compensation’ and “Note 6—Share-Based Compensation’.”

(4)	No non-employee director received perquisites or other benefits aggregating more than $10,000 in 2013.

(5)	For 2013, Mr. Holthaus received payments of the (i) annual retainer of $50,000, (ii) Chair of the Audit Committee fee of $10,000, (ii) Presiding Director fee of $15,000, and (iii) pro rated non-executive Chairman’s fee of $92,603 for the period December 17, 2013 to and excluding June 4, 2014.

(6)	Mr. Meirelles and Mr. Stamas did not stand for re-election at the 2013 annual meeting of stockholders.

Policy on Non-Employee Director Equity Ownership

On March 28, 2013, the Board amended its previous guidelines and adopted a Policy on Non-Employee Director Equity Ownership demonstrating our Board’s continuing commitment to stockholder interests. The policy increased the total investment level of non-employee directors in Company equity to five times (5x) the value of the annual retainer from two times (2x) the value of the annual retainer. The policy also established other conditions, including giving each non-employee director three years from the date of payment of his or her first annual retainer (the “Initial Director Equity Ownership Date”) to attain that cumulative investment level and three years to attain any additional investment level if the annual retainer value should increase. In addition, under the policy, a non-employee director may not sell, transfer or dispose of shares of common stock if he or she does not attain or maintain the applicable equity ownership investment level at the Initial Director Equity Ownership Date, or at June 30 of each year thereafter, except as necessary to (i) pay or repay the cost of exercising a stock option, (ii) pay any tax obligations associated with the exercise of a stock option, (iii) pay any tax obligations associated with the vesting of shares of restricted stock, (iv) pay any tax obligations associated with the release or distribution of shares of common stock on account of restricted stock units and deferred restricted and unrestricted stock units, or (v) with the prior written approval of the Compensation Committee, in its sole discretion.

Shares of Company common stock that are, directly or indirectly, (i) beneficially owned by such non-employee director or (ii) held in a trust over which such non-employee director has more than fifty percent of the beneficial interest and controls the management of the assets will count towards attaining and maintaining the applicable equity ownership level. Stock options exercisable for shares of Company common stock, whether or not vested, will not count towards meeting the equity ownership requirement. However, restricted stock, deferred stock units, deferred restricted stock units and restricted stock units, whether or not vested, will count towards such non-employee director’s equity ownership level. The shares of common stock counted towards attaining and maintaining the total investment level will be valued as the average of the closing prices of the Company’s common stock reported on the NYSE for each trading day in the 90 calendar day period immediately preceding the applicable measurement date.

CORPORATE GOVERNANCE

GOVERNANCE PRINCIPLES

We have long believed that sound principles of corporate governance are required to build stockholder value. Our governance policies, including Categorical Standards of Director Independence, Corporate Governance Guidelines, Code of Ethics and Business Conduct, Anti-Corruption Policy, Policy on Reporting Concerns and Non-Retaliation, Policy on Disclosure Controls, Committee Charters and Policy on Inside Information and Insider Trading, can be found on our website under Our Firm—Governance at http://www.fticonsulting.com/our-firm/governance.aspx. The Nominating and Corporate Governance Committee regularly reviews corporate governance developments and recommends modifications or new policies for adoption by the Board and the Committees, as appropriate, to enhance our corporate governance policies and practices and to comply with the laws and rules of the SEC, the NYSE and other applicable governmental and regulatory authorities.

In January 2014, the Board and the Committees conducted their 2013 self-assessments. The Chair of the Nominating and Corporate Governance Committee compiled the data. At a February 2014 meeting, the Board and each of the Committees discussed its own assessment, and the Board reviewed the assessments of the Board and the Committees.

BOARD LEADERSHIP STRUCTURE

Our Board is free to choose its Chairman of the Board in any way that it deems best for the Company at any time and we believe that this flexibility allows our Board to reevaluate the particular leadership needs of the Company based on the particular facts and circumstances then affecting our business. As a result of our succession planning process and the retirement of Dennis J. Shaughnessy as Executive Chairman of the Board and a director of the Company at the end of his employment term on December 17, 2013, the Board reviewed the leadership structure and determined that the position of Chairman of the Board should be held by a non-employee and independent director of the Company. In considering the decision as to whether or not to separate the roles of Chairman of the Board and Chief Executive Officer of the Company and appoint a non-executive and independent Chairman of the Board, the directors discussed and considered their individual experiences and the experiences of other directors serving on the boards of other companies, particularly, the experiences of our non-U.S. directors serving on the boards of companies in locations where non-executive or independent chairmanships are common. The Board also reviewed the current needs of the Company and concluded that separating those roles and appointing an independent Chairman of the Board would improve the Board’s oversight of risk and communications with management. The Board believes that this governance structure better balances the roles of the Board to oversee the Company’s business, on the one hand, and management’s responsibilities to manage the Company‘s operations on a day-to-day basis, on the other hand.

As a result of its decision, the Board appointed Gerard E. Holthaus as its non-executive and independent Chairman of the Board following the retirement of Mr. Shaughnessy. As Chairman of the Board, Mr. Holthaus advises our Chief Executive Officer, presides over meetings of the Board and executive sessions of the independent directors, acts as liaison between management and independent directors, and consults with our Chief Executive Officer on the Board’s meeting agendas. Our Chief Executive Officer is responsible for setting the strategic vision of the Company, leading the Company’s day-to-day business, managing the executives and other key employees directed with implementing plans and carrying out operations, and reporting to the Board. Mr. Holthaus structures the meeting agendas to ensure that topics deemed important by the independent directors are addressed at meetings to allow the Board to express its views on the Company’s management, operations, material transactions, strategy and execution. Until his appointment as non-executive, independent Chairman of the Board, Mr. Holthaus acted as the independent Presiding Director of the Board since 2006, serving as the liaison between the independent and non-management directors and the former Executive Chairman of the Board and former President and Chief Executive Officer of the Company. The Board determined that appointing Mr. Holthaus as the non-executive and independent Chairman of the Board provides continuity in leadership and governance. Mr. Holthaus has been an independent director of the Company since 2004. The Board periodically reviews the leadership structure and may make changes in the future.

While acting as Presiding Director of the Board during 2013, Mr. Holthaus’ role included (i) presiding over meetings of non-management and independent directors and providing feedback regarding those meetings to our former Executive Chairman of the Board and former President and Chief Executive Officer, (ii) assuring that the Board and our former Executive Chairman of the Board and former President and Chief Executive Officer understood each other’s views on critical matters, (iii) monitoring significant issues occurring between Board meetings and assuring Board involvement when appropriate, (iv) serving as a sounding board for our former Executive Chairman of the Board and former President and Chief Executive Officer, (v) ensuring, in consultation with our former Executive Chairman of the Board and former President and Chief Executive Officer, the adequate and timely exchange of information and supporting data between the Company’s management and the Board, (vi) overseeing the annual self-assessments of the Board and Committees of the Board, (vii) overseeing the annual performance assessments of executive officers, and (viii) receiving stockholder communications to the non-management directors.

OVERSIGHT OF RISK MANAGEMENT

The Board has delegated the critical responsibility for overall risk oversight to the Audit Committee, which reports to the Board. As part of this function, the Audit Committee reviews and discusses the enterprise risk management profile that the Company prepares and the policies and guidelines that the Company uses to manage risks. In addition, the Audit Committee reviews and evaluates the performance and operations of our risk management function, which is managed by a risk management committee consisting of members of management and employees with responsibilities for critical functions, such as our Chief Accounting Officer, Head of Information Technology, Managing Director of Internal Audit and Chief Ethics and Compliance Officer, under the leadership of our Executive Vice President, General Counsel and Chief Risk Officer. We are exposed to a number of risks, including financial risks, operational risks, reputational risks, strategic risks, competitive risks, risks relating to operating in foreign countries, day-to-day management risks, information privacy and data security risks, general economic and business risks, and legal, regulatory and compliance risks, including risks associated with the FCPA and foreign anti-bribery laws. Our Chief Risk Officer manages our internal enterprise risk management function, together with our Vice President and Chief Ethics and Compliance Officer. Our compliance officers work closely with members of our enterprise risk management committee and our executive management, business segments and corporate functions to identify and assess risks and mitigate exposures. Our compliance officers and Managing Director of Internal Audit regularly report to and discuss with our executive management and Audit Committee our policies and procedures to identify and assess critical risk exposures and the plans and actions that have been identified or taken by the Internal Audit group and management to correct, rehabilitate or mitigate risks facing the Company. Directors who are not members of the Audit Committee attend these meetings as well. The Audit Committee periodically requests additional reports on critical risk areas identified by management, such as the FCPA and the UK Anti-Bribery Act. The Audit Committee also reports to the Board on a regular basis to apprise them of the Company’s risk profile and risk management, as well as discussions with our executive management, compliance officers and Managing Director of Internal Audit.

While the Audit Committee has primary responsibility for overseeing and monitoring enterprise risk management, each of the other Committees also considers risks within its area of responsibility. For example, the Compensation Committee reviews and discusses risks relating to the compensation policies and practices of the Company. The Nominating and Corporate Governance Committee reviews legal and regulatory compliance risks as they relate to corporate governance, including the listing requirements of the NYSE. These Committees also keep the Board appraised as to compensation and governance related risks. While the Audit Committee and the other Committees oversee risk management, management of the Company has primary responsibility for performing risk assessments, identifying and monitoring risks, establishing policies and processes, implementing and carrying-out corporate responses, and reporting to the responsible Committees.

CODE OF CONDUCT

Our written Code of Ethics and Business Conduct (“Code of Ethics”) and Anti-Corruption Policy (together our “Ethics Policy”), applies to financial professionals, including our Executive Vice President and Chief Financial Officer, corporate Controller and Chief Accounting Officer and corporate Treasurer, as well as our Chief Executive Officer and all other officers, directors, employees and independent contractors. We require that they avoid conflicts of interest, comply with applicable laws, including the FCPA and the anti-bribery laws and other legal and regulatory requirements of the jurisdictions in which we have offices and conduct business, protect company assets, conduct business in an honest and ethical manner, and otherwise act with integrity, in our best interests and in accordance with the Ethics Policy. The Ethics Policy prohibits insiders from knowingly taking advantage of corporate opportunities for personal benefit, and taking unfair advantage of our business associates, competitors and employees through manipulation, concealment, abuse of privileged information, misrepresentation of material facts, or any other practice of unfair dealing. Our Code of Ethics and Anti-Corruption Policy is publicly available and can be found on our website under Our Firm—Governance at http://www.fticonsulting.com/our-firm/governance.aspx. If we make substantive amendments to the Code of Ethics or Anti-Corruption Policy or grant any waiver, including any implicit waiver, from a provision of such policy to any officers, financial professionals or persons performing similar functions, we will disclose the nature of such amendment or waiver on our website or in a Current Report on Form 8-K filed with the SEC.

STOCKHOLDER NOMINEES FOR DIRECTOR

We did not receive any notices of stockholder nominees for director prior to the deadline for 2014 nominations described in our proxy statement for the 2013 annual meeting of stockholders. Under our Bylaws, nominations for director may be made by a stockholder who is a stockholder of record both on the date of the giving of the notice of a meeting and on the record date for the determination of stockholders entitled to vote at such meeting and who delivers notice along with the additional information and materials required by our Bylaws, including, as to each person whom the stockholder proposes to nominate for election as a director, all information relating to such person that is required by the SEC’s proxy rules to be disclosed in connection with solicitations of proxies for the election of directors, to the Corporate Secretary at our principal executive office currently located at 777 South Flagler Drive, Phillips Point, Suite 1500 West Tower, West Palm Beach, Florida 33401, not earlier than the 150th day nor later than 5:00 p.m., Eastern Time, on the 120th day prior to the first anniversary of the date of the proxy statement for the preceding year’s annual meeting of stockholders. For the annual meeting of stockholders in 2015, you must deliver this notice no earlier than November 18, 2014 and no later than December 18, 2014. In the event that the date of the annual meeting is advanced or delayed by more than 30 days from the first anniversary of the date of the preceding year’s annual meeting of stockholders, notice by the stockholder to be timely must be so delivered not earlier than the 150th day prior to the date of such annual meeting and not later than 5:00 p.m., Eastern Time, on the later of the 120th day prior to the date of such annual meeting, as originally convened, or the tenth day following the day on which public announcement of the date of such meeting is first made. In the event that the number of directors to be elected to the Board is increased, and there is no public announcement of such action at least 130 days prior to the first anniversary of the date of the proxy statement for the preceding year’s annual meeting, a stockholder’s notice will also be considered timely, but only with respect to nominees for any new positions created by such increase, if it is delivered to the Corporate Secretary at our principal executive office not later than 5:00 p.m., Eastern Time, on the tenth day following the day on which we first make such public announcement. The public announcement of a postponement or adjournment of an annual meeting shall not commence a new time period for the giving of a stockholder’s notice as described above.

You may obtain a copy of our Bylaws, without charge, or submit a nominee for director, by writing to our Corporate Secretary at our office at 2 Hamill Road, North Building, Baltimore, Maryland 21210, telephone no. (410) 951-4800. We filed a copy of our Bylaws, as amended and restated through June 1, 2011, with the SEC on June 2, 2011 as an exhibit to our Current Report on Form 8-K dated June 1, 2011, and we filed a copy of Amendment No. 1 to our Bylaws through December 13, 2013 with the SEC on December 16, 2013 as an exhibit to our Current Report on Form 8-K dated December 13, 2013.

COMMUNICATIONS WITH NON-MANAGEMENT DIRECTORS

Our Policy on Reporting Concerns and Non-Retaliation covers communications with the non-management directors. It is available on our website under Our Firm—Governance at http://www.fticonsulting.com/our-firm/governance.aspx. Stockholders, employees and other interested persons may communicate with an individual director, the Chairman of the Board, the Chair of the Audit Committee, the Chairs of other Committees or the non-management directors as a group, using the EthicsPoint system, which allows interested persons to place confidential reports by either telephone or the Internet, without divulging their names or other personal information. The reporting website may be accessed from any Internet-enabled computer at www.ethicspoint.com. Telephone reports may be placed by calling (866) 294-3576 (toll free) in the U.S. EthicsPoint will send reports to designated recipients within the Company, which includes our Chief Risk Officer, Chief Ethics and Compliance Officer and Corporate Secretary. If interested persons do not feel comfortable using the EthicsPoint system, they may communicate with non-management directors by telephone to our Chief Ethics and Compliance Officer, Matthew Pachman, at 202-312-9100, by mail to our Chief Ethics and Compliance Officer’s attention at FTI Consulting, Inc., 1101 K Street NW, Suite B100, Washington, D.C. 20005, or by e-mail to matthew.pachman@fticonsulting.com. The designated recipients will forward communications directed to non-management directors, depending upon the subject matter, to the Chairman of the Board, Chair of the Audit Committee or Nominating and Corporate Governance Committee, or other appropriate person who is responsible for ensuring that the concerns expressed are investigated and appropriately addressed. The designated recipients of the reports will not filter the communications. Communications to non-management directors relating to our business will be retained for seven years.

OTHER PROPOSALS TO BE PRESENTED AT THE ANNUAL MEETING

In addition to Proposal No. 1 to elect the eight nominees as directors of the Company, we will present the following two additional proposals described below at the Annual Meeting. We have described in this Proxy Statement all the proposals that we expect will be made at the Annual Meeting. We do not know of any other matters to come before the Annual Meeting. If, however, any other matters do come before the Annual Meeting, it is the intention of the persons designated as proxies to vote in accordance with their discretion on such matters as permitted under applicable law.

PROPOSAL NO. 2—RATIFY THE RETENTION OF KPMG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2014

The firm of KPMG has served as our independent registered public accounting firm since 2006. KPMG has confirmed to the Audit Committee and us that it complies with all rules, standards and policies of the Public Company Accounting Oversight Board and the SEC governing auditor independence.

The Audit Committee has retained KPMG as the independent registered public accounting firm to audit the Company’s books and accounts for the year ending December 31, 2014. We are seeking stockholder ratification of that action. Although stockholder ratification of the retention of our independent registered public accounting firm is not required, we are submitting the selection of KPMG for ratification as a matter of good corporate governance practice. Even if the retention is ratified, the Audit Committee in its discretion may appoint an alternative independent registered public accounting firm if it deems such action appropriate. If the Audit Committee’s selection is not ratified, the Audit Committee will take that fact into consideration, together with such other factors it deems relevant, in determining its retention of an independent registered public accounting firm.

KPMG’s representative will be present at the Annual Meeting and will have the opportunity to make a statement if he desires to do so and to respond to appropriate questions asked by stockholders. See “Principal Accountant Fees and Services” for a description of the fees paid to KPMG for the fiscal years ended December 31, 2012 and December 31, 2013, and other matters relating to the procurement of services.

Stockholder Approval Required. The approval of KPMG as the Company’s independent registered public accounting firm for the year ending December 31, 2014 requires a majority of the votes cast at the Annual Meeting to be voted “FOR” this proposal.

The Board of Directors Unanimously Recommends That You Vote FOR Proposal No. 2.

PROPOSAL NO. 3—APPROVE, IN AN ADVISORY (NON-BINDING) VOTE, THE COMPENSATION OF THE NAMED EXECUTIVE OFFICERS AS DESCRIBED IN THE PROXY STATEMENT

We are providing our stockholders with the opportunity to cast an advisory (non-binding) vote on the executive compensation of our named executive officers as described in this Proxy Statement. The Compensation Discussion and Analysis (“CD&A”), beginning on page 36 of this Proxy Statement, describes the material elements of our executive compensation programs and policies for 2013 and discusses the principals and objectives of our decisions with respect to 2013 compensation for our named executive officers as identified in our CD&A (our “NEOs’). It also discusses our engagement with stockholders, the appointment of Steven H. Gunby as our new President and Chief Executive Officer effective January 20, 2014, and changes that have been made to our executive compensation programs for 2014.

We believe that our compensation programs provide a competitive total pay opportunity to retain, motivate and attract talented executives. Refer to our CD&A for a discussion of the important events during 2013 that influenced executive succession decisions and the Compensation Committee’s 2013 and 2014 decisions on executive officer compensation. The CD&A should be read in conjunction with the descriptions of executive compensation under “Executive Officers and Compensation—Summary Compensation Table,” “Executive Officers and Compensation—Equity Compensation Plans,” and “Executive Officers and Compensation—Employment Agreements and Potential Termination and Change in Control Payments.” This advisory (non-binding) vote is not intended to address any specific item of compensation, but rather overall compensation of our NEOs and the compensation policies and practices described in this Proxy Statement.

Our executive compensation programs are designed to align executive compensation opportunities with the creation of value for our stakeholders. To fulfill these goals, we has a pay for performance philosophy that forms the foundation for the 2013 compensation decisions made by our Compensation Committee.

The business environment that we have faced during the past year has been challenging. Our bottom line financial results and our stock performance measured against the adjusted S&P 500 have fallen well short of our expectations. Given the performance driven nature of our executive compensation programs, our participating NEOs have realized annual compensation for 2013 that was significantly lower than their opportunities. The fact that our participating NEOs realized lower annual pay is aligned with the performance of the Company, as follows:

×	FORFEITED ANNUAL INCENTIVE COMPENSATION—We did not pay any annual performance-based incentive compensation for the 2013 bonus year because our adjusted earnings per diluted share as publicly reported for the year ended December 31, 2013 (“Adjusted EPS), as further adjusted (“2013 Adjusted EPS) was below the threshold performance goal of $2.34 (see “Executive Officers and Compensation—Compensation Discussion and Analysis—Principal Components of 2013 NEO Compensation—Annual Incentive Compensation—2013 Annual Incentive Compensation Metrics” for the definitions of “Adjusted EPS” and “2013 Adjusted EPS”);

×	FORFEITED RESTRICTED STOCK UNITS WITH PERFORMANCE CONDITION BASED ON ADJUSTED TOTAL SHAREHOLDER RETURN—Performance-based restricted stock units were forfeited because our adjusted total shareholder return (“TSR”) as compared to the adjusted S&P 500 was below the threshold of the 25th percentile that was established for the awards granted on March 1, 2011 having a three-year performance measurement period ended December 31, 2013 (see “Executive Officers and Compensation—Compensation Discussion and Analysis—Principal Components of 2013 NEO Compensation—Executive LTIP” for a discussion of the 2013 TSR performance metrics); and

×	FORFEITED RESTRICTED STOCK UNITS WITH PERFORMANCE CONDITION BASED ON RETURN ON EQUITY—Performance-based restricted stock units were forfeited because our absolute return on equity (“ROE”) was below the threshold of 8% that was established for the awards granted on March 1, 2011 having a three-year performance measurement period ended December 31, 2013 (see “Executive Officers Compensation—Compensation Discussion and Analysis—Principal Components of 2013 NEO Compensation—Executive LTIP” for a discussion of the 2013 ROE performance metrics).

This vote is advisory and therefore not binding on the Company, the Compensation Committee or the Board. Although the vote is non-binding, the Compensation Committee will review the voting results in connection with its on-going evaluation of the Company’s executive compensation programs.

We are asking our stockholders to approve, in a non-binding vote, the following resolution in respect of this Proposal No. 3.

“RESOLVED, that the stockholders advise, in a non-binding vote, that they approve the compensation of the Company’s named executive officers as described pursuant to the rules of the SEC in this Proxy Statement.”

Stockholder Approval Required. The Board and the Compensation Committee will consider the affirmative vote of a majority of the votes cast “FOR” the proposal at the Annual Meeting as advisory approval of the compensation paid to the Company’s NEOs.

The Board of Directors Unanimously Recommends that You Vote FOR Proposal No. 3.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

There were 40,792,157 shares of our common stock issued and outstanding as of the close of business on March 25, 2014, the record date for the Annual Meeting. The following table shows the beneficial ownership of our common stock as of the close of business on the Record Date, by:

•	each of the NEOs named in this Proxy Statement;

•	each person known to own beneficially more than 5% of our outstanding common stock;

•	each of our directors and director nominees; and

•	all of our executive officers and directors as a group.

The amounts and percentages of shares of common stock beneficially owned are reported on the basis of SEC regulations governing the determination of beneficial ownership of securities. Under SEC rules, a person is deemed to be a “beneficial owner” of a security if that person has or shares voting power or investment power, which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities with respect to which that person has a right to acquire beneficial ownership within 60 days. Securities that can be so acquired are deemed to be outstanding for purposes of computing such person’s ownership percentage but not for purposes of computing any other person’s percentage. Under these rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which such person has no economic interest.

Except as otherwise indicated in the footnotes to this table, each of the beneficial owners listed has, to our knowledge, sole voting and investment power with respect to the indicated shares of common stock.

Name of Beneficial Owner (1)	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned (%)

Jack B. Dunn, IV (2)	148,182	*

Dennis J. Shaughnessy (3)	347,258	*

David G. Bannister (4)	62,598	*

Roger D. Carlile (5)	44,904	*

Eric B. Miller (6)	66,994	*

Catherine M. Freeman (7)	17,329	*

Brenda J. Bacon (8)	33,991	*

Denis J. Callaghan (9)	93,171	*

Claudio Costamagna (10)	13,799	*

James W. Crownover (11)	26,402	*

Vernon Ellis (12)	8,403	*

Steven H. Gunby (13)	72,341	*

Nicholas C. Fanandakis (14)	2,229	*

Name of Beneficial Owner (1)	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned (%)

Gerard E. Holthaus (15)	108,649	*

Marc Holtzman (16)	15,143	*

FMR LLC (17) 82 Devonshire Street Boston, Massachusetts 02109	5,855,824	14.36

BlackRock, Inc. (18) 40 East 52nd Street New York, New York 10022	3,355,891	8.23

Artisan Partners Holdings LP (19) 875 East Wisconsin Avenue, Suite 800 Milwaukee, Wisconsin 53202	2,389,936	5.86

The Vanguard Group (20) 100 Vanguard Blvd. Malvern, Pennsylvania 19355	2,220,315	5.44

Boston Partners (21) One Beacon Street Boston, Massachusetts 02108	1,503,555	3.69

All directors and executive officers as a group (15 persons)	1,061,393	2.60

*	Less than 1%

(1)	Unless otherwise specified, the address of these persons is c/o FTI Consulting, Inc.’s executive office at 777 South Flagler Drive, Phillips Point, Suite 1500 West Tower, West Palm Beach, Florida 33401.

(2)	Includes 132,732 shares of our common stock issuable upon the exercise of stock options. Excludes 36,156 performance-based restricted stock units, subject to performance and vesting conditions.

(3)	Includes 75,865 shares of restricted stock, subject to vesting conditions, and 205,529 shares of our common stock issuable upon exercise of stock options. Excludes 50,618 performance-based restricted stock units, subject to performance and vesting conditions.

(4)	Includes 19,412 shares of restricted stock, subject to vesting conditions, and 35,283 shares of our common stock issuable upon exercise of stock options. Excludes 32,540 performance-based restricted stock units, subject to performance and vesting conditions.

(5)	Includes 18,252 shares of restricted stock, subject to vesting conditions, and 16,916 shares of our common stock issuable upon exercise of stock options. Excludes 32,540 performance-based restricted stock units, subject to performance and vesting conditions.

(6)	Includes 13,526 shares of restricted stock, subject to vesting conditions, and 34,469 shares of our common stock issuable upon exercise of stock options. Excludes 26,742 performance-based restricted stock units, subject to performance and vesting conditions.

(7)	Includes 3,750 shares of restricted stock, subject to vesting conditions, and 10,000 shares of our common stock issuable upon exercise of stock options.

(8)	Includes 6,740 shares of restricted stock, subject to vesting conditions, and 7,206 shares of our common stock issuable upon exercise of stock options.

(9)	Includes 82,648 shares of our common stock issuable upon exercise of stock options. Excludes 39,994 vested and unvested deferred restricted stock units.

(10)	Includes 6,740 shares of our common stock issuable upon vesting of restricted stock units on June 5, 2014 on a one-for-one basis.

(11)	Includes 6,740 shares of restricted stock, subject to vesting conditions. Excludes 46,369 vested deferred restricted stock units.

(12)	Includes 6,740 shares of our common stock issuable upon vesting of restricted stock units on June 5, 2014 on a one-for-one basis.

(13)	Includes 72,341 shares of restricted stock, subject to vesting conditions.

(14)	Includes 2,229 shares of restricted stock, subject to vesting conditions.

(15)	Includes 100,000 shares of common stock issuable upon exercise of stock options. Excludes 59,302 vested and unvested deferred restricted stock units.

(16)	Includes 6,740 shares of restricted stock, subject to vesting conditions.

(17)	Based on Schedule 13G/A filed on February 14, 2014, the reporting person reported sole power to vote 465,849 shares, shared power to vote or direct the vote of none of the shares, and the sole power to dispose or direct the disposition of 5,855,824 shares of the Company’s common stock. These securities are owned by various investment funds affiliated with FMR LLC, which have the right to receive or the power to direct the receipt of dividends or the proceeds from the sale of our common stock. For purposes of the reporting requirements of the Exchange Act, Fidelity Management & Research Company, a wholly-owned subsidiary of FMR LLC and an investment adviser registered under Section 203 of the Investment Advisers Act of 1940, is the beneficial owner of 5,390,772 shares, or 13.30%, of the common stock outstanding of the Company as of December 31, 2013, as a result of acting as investment adviser to various investment companies registered under Section 8 of the Investment Company Act of 1940. The ownership of one investment company, Fidelity Small Cap Discovery Fund, amounted to 4,000,000 shares or approximately 9.87% of our common stock outstanding as of December 31, 2013.

(18)	Based on Schedule 13G/A filed on January 29, 2014, the reporting person reported sole power to vote or direct the vote of 3,228,867 shares and sole power to dispose or direct the disposition of 3,355,891 shares of the Company’s common stock. These securities are owned by various investment funds affiliated with Blackrock, Inc., which have the right to receive or the power to direct the receipt of dividends or the proceeds from the sale of our common stock, and no one person’s interest is more than 5% of the total outstanding common shares.

(19)	Based on Schedule 13G/A filed on January 30, 2014, the reporting person reported shared power to vote or to direct the vote of 2,180,619 shares and shared power to dispose or to direct the disposition of 2,389,936 shares of the Company’s common stock. These securities are owned by various discretionary clients of Artisan Partners. For purposes of the reporting requirements of the Exchange Act, Artisan Partners is an investment adviser registered under section 230 of the Investment Advisers Act of 1940. Persons other than Artisan Partners are entitled to receive all dividends from, and proceeds of the sale of, the shares.

(20)	Based on Schedule 13G/A filed on February 11, 2014, the reporting person reported sole power to vote or direct the vote of 60,831 shares, sole power to dispose or direct the disposition of 2,162,384 shares, and shared power to dispose or direct the disposition of 57,931 shares of the Company’s common stock.

(21)	Based on Schedule 13G filed on February 11, 2014, the reporting person reported sole power to vote or direct the vote of 1,257,369 shares, shared power to vote or to direct the vote of 16,465 shares, and sole power to dispose or to direct the disposition of 1,503,55 shares of the Company’s common stock. These securities are held for the discretionary accounts of certain clients of Boston Partners.

EXECUTIVE OFFICERS AND COMPENATION

EXECUTIVE OFFICERS AND KEY EMPLOYEES

We have set forth below information as of the Record Date, about other executive officers and key employees who are not also directors:

Executive Officers and Key Employees	Principal Business Experience for the Past Five Years

David G. Bannister Executive Vice President and Chairman of North America Officer Since: 2005 Age: 58	Effective April 1, 2011, Mr. Bannister assumed the position of Executive Vice President and Chairman of North America. In this capacity, Mr. Bannister has responsibility for the Company’s North America operations. He served as our Executive Vice President and Chief Financial Officer from March 2010 to April 1, 2011, Executive Vice President—Corporate Development and Chief Administrative Officer from December 2008 to March 2010 and our Executive Vice President—Corporate Development from June 2006 to December 2008. Mr. Bannister is a director of Landstar System, Inc., and the Chairman of its Compensation Committee and a member of other committees.

Roger D. Carlile Executive Vice President and Chief Financial Officer Officer Since: 2009 Age: 51	Effective April 1, 2011, Mr. Carlile assumed the position of Executive Vice President and Chief Financial Officer. From March 2010 to April 2011, Mr. Carlile served as Executive Vice President and Chief Administrative Officer of the Company. From January 2009 to March 2010, Mr. Carlile served as Executive Vice President and Chief Human Resources Officer. From November 2003 to January 2009, Mr. Carlile was a Senior Managing Director and the global leader of our Forensic and Litigation Consulting segment. Mr. Carlile is a director of the Association of Management Consulting Firms, a trade association, and is a member of its Audit, Nominating and Executive Committees.

Eric B. Miller Executive Vice President, General Counsel and Chief Risk Officer Officer Since: 2006 Age: 54	Effective January 1, 2012, Mr. Miller assumed the position of Chief Risk Officer of the Company, which is in addition to his position as Executive Vice President and General Counsel of the Company, which he has held since 2008. Effective March 2010 through December 2011, he also held the position of Chief Ethics Officer. In May 2008, Mr. Miller was elected an Executive Vice President of the Company having previously served as a Senior Vice President since 2006. Mr. Miller assumed the Chief Legal Officer role in February 2008.

Catherine M. Freeman Senior Vice President, Controller and Chief Accounting Officer Officer Since: 2007 Age: 58	Ms. Freeman has been Senior Vice President, Controller and Chief Accounting Officer since November 2007. From April 2004 to July 2007, Ms. Freeman held the position of Vice President, Corporate Controller, and from July 2007 to November 2007 held the position of Vice President and Deputy Chief Financial Officer, of AES Corporation.

Our executive officers are appointed by, and serve at the pleasure of, our Board, subject to the terms of the written employment arrangements that we have with them.

COMPENSATION DISCUSSION AND ANALYSIS

This CD&A describes the material elements of our executive compensation programs and policies for 2013 and discusses the principles and objectives of our decisions with respect to 2013 compensation for our NEOs. It also discusses our engagement with stockholders, the appointment of Steven H. Gunby as our President and Chief Executive Officer effective January 20, 2014, and changes that have been made to our executive compensation programs for 2014.

Executive Summary

Our executive compensation programs are designed to align our executive compensation opportunities with the creation of value for our stakeholders. To fulfill these goals, we have a pay for performance philosophy that forms the foundation for the 2013 compensation decisions made by our Compensation Committee.

The business environment that we have faced during the past year has been challenging. Our bottom line financial results and our stock performance measured against the adjusted S&P 500 have fallen well short of our expectations. Given the performance driven nature of our executive’s compensation programs, our participating NEOs have realized annual compensation for 2013 that was significantly lower than their opportunities. The fact that our participating NEOs realized lower annual pay for 2013 is aligned with the performance of the Company, as follows:

×	FORFEITED ANNUAL INCENTIVE COMPENSATION—We did not pay any annual performance-based incentive compensation scheduled for the 2013 bonus year because our 2013 Adjusted EPS was below the threshold performance goal of $2.34 (see “—Principal Components of 2013 NEO Compensation—Annual Incentive Compensation—2013 Annual Incentive Compensation Metrics” for the definitions of “Adjusted EPS” and “2013 Adjusted EPS”);

×	FORFEITED “TSR” PERFORMANCE-BASED RESTRICTED STOCK UNITS—Performance-based restricted stock units were forfeited because our TSR as compared to the adjusted S&P 500 was below the threshold of the 25th percentile that was established for the awards granted on March 1, 2011 having a three-year performance measurement period that ended December 31, 2013 (see “—Principal Components of 2013 NEO Compensation—Executive LTIP” for a discussion of the 2013 TSR performance metrics); and

×	FORFEITED “ROE” PERFORMANCE-BASED RESTRICTED STOCK UNITS—Performance-based restricted stock units were forfeited because our ROE was below the threshold of 8% that was established for the awards granted on March 1, 2011 having a three-year performance measurement period that ended December 31, 2013 (see “—Principal Components of 2013 NEO Compensation—Executive LTIP” for a discussion of the 2013 ROE performance metrics).

Notwithstanding our disappointment with our 2013 results, we continued to execute against our strategic growth initiatives, as demonstrated by the following:

•	we achieved RECORD full-year revenues, which increased 4.8% to $1.65 billion;

•	we INVESTED approximately $51.0 million on six tuck-in acquisitions complementary to our current segments, practice areas or geographic footprint;

•	we IMPROVED the percentage of our revenue derived from operations outside of the United States to 27% from 26% for the prior year;

•	we ACHIEVED a cash and cash equivalents balance of $205.8 million at December 31, 2013; and

•	we REPURCHASED 1.96 million shares of our common stock for an aggregate purchase price of approximately $71.1 million.

Stockholder Engagement and 2013 Say-on-Pay Vote

•	At our 2013 annual meeting of stockholders, our stockholders expressed a disappointing level of support for the compensation of our named executive officers in 2013; with approximately 41% of the votes cast approving our executive compensation. Based on our engagement with stockholders that occurred after 2013 compensation decisions were made but prior to our 2013 annual meeting of stockholders, we believe the primary reason for the low support was the retention award granted to our former President and Chief Executive Officer, which in the view of stockholders, created a pay-for-performance disconnect. We believe other reasons included:

•	the transition period payments in the contracts of our former President and Chief Executive Officer and former Executive Chairman of the Board; and

•	a poor relative total shareholder return comparison versus the adjusted S&P 500.

•	Following the 2013 annual meeting of stockholders, we continued to meet with our stockholders to review compensation actions for the past year, discuss the results of our 2013 Say-on-Pay vote and the Company’s leadership succession. In total our Chairman of the Board, our Chair of the Compensation Committee, our Chief Financial Officer and our Director of Investor Relations reached out to 20 of our largest stockholders to elicit their further views of our corporate governance and executive compensation programs. During these communications, we were able to speak with 10 of such stockholders, whom we believe represented approximately 49% of our common stock issued and outstanding as of December 31, 2013.

2014 Compensation and Corporate Governance Changes in Response to Stockholder Feedback

For 2014, after considering feedback received from stockholders, our Board and Compensation Committee took actions to better align the compensation of Steven H, Gunby, our new CEO, and our other NEOs, with Company performance and the expectations of our stockholders, including the following significant changes:

•	negotiated employment arrangements with our CEO, Steven H. Gunby, that:

➢	limit annual cash base salary to $1.0 million;

➢	limit post-termination payments upon termination by the Company without “Cause” or by our CEO for “Good Reason” to an amount equal to 1.5 times (1.5x) the sum of his annual cash base salary plus his target annual bonus (provided that such amount will increase to 2 times (2x) the sum of his annual cash base salary plus target annual bonus if such termination occurs during the 18-month period after a “Change in Control”

➢	do not provide for the payment of post-termination transition compensation; and

➢	do not automatically award quarterly and annual equity grants;

•	established annual incentive compensation opportunities for 2014 that are designed to align pay with the annual financial or operating performance of the Company as a whole and the performance of our CEO and our other participating NEOs as individuals, subject to a guaranteed minimum award of $1.0 million to our CEO for the 2014 bonus year only, as a make-whole payment for leaving his former employment;

•

established a long-term incentive compensation opportunity for 2014, increasing the proportion of performance-based awards to 50% of the total 2014 opportunity, as compared to 36% of the total 2013 opportunity;

•	limited maximum annual cash base salary to $1.0 million or below for Executive Vice Presidents, thereby limiting fixed cash compensation in favor of increasing the percentage of variable compensation relative to total compensation; and

•	awarded none of our Executive Vice Presidents who have been employed by us for at least one-year annual cash base salary increases for 2014.

The impact of these changes will be seen when we report on the compensation received by our named executive officers for 2014 in our 2015 proxy statement.

We made the following policy changes in 2014, which affect an applicable NEO’s investment in and retention of the Company’s equity, including equity incentive awards, by:

•	increasing the level of equity ownership for our Chief Executive Officer to five times (5x) his annual cash base salary from 3 times (3x) his annual cash base salary to better align our Chief Executive Officer’s interests with those of our stockholders, which is in addition to the equity ownership requirements for our Chief Financial Officer and Executive Vice Presidents of one times (1x) annual cash base salary; and

•	prohibiting hedging, pledging, derivative, margin and short sale transactions by executive officers and directors.

In addition, to these most recent changes our CEO and our NEOs are not entitled to

•	tax gross-ups; or

•	single trigger “Change in Control” payments.

Our Compensation Philosophy and Compensation Governance

The Compensation Committee strongly believes that NEO compensation—both pay opportunities and pay realized—should be linked with the Company’s operational performance and the creation of stockholder wealth. Our executive compensation programs endeavor to accomplish these goals by:

•	MAINTAINING continuity of executive management by delivering opportunities for our NEOs to earn competitive compensation;

•	ATTRACTING executive officer candidates, through competitive compensation programs that are appropriate to our business, size and geographic diversity;

•	structuring our executive compensation programs to ALIGN THE INTERESTS of our NEOs with those of our stockholders by encouraging solid corporate growth and the prudent management of risks and rewards;

•	BALANCING the emphasis on short-term and long-term compensation opportunities, focusing on the attainment of financial and strategic goals, which contribute to the creation of stockholder wealth;

•	placing a significant percentage of our NEO’s annual compensation opportunity AT RISK and subject to the attainment of financial goals that drive or measure the creation of Company value;

•	paying for PERFORMANCE; and

•	managing our executive compensation programs CONSISTENTLY among participating NEOs.

The following features of our overall executive compensation program strengthen the link between the interests of our NEOs and our stockholders:

WE DO	WE DO NOT

✓ Pay for performance	× Make loans to executive officers

✓ Claw back provisions for financial restatements	× Have separate retirement plans

✓ Stock Ownership Guidelines for Chief Executive Officer of five times (5x), and Chief Financial Officer and Executive Vice Presidents of one times (1x), annual cash base salary	× Grant stock options below fair market value

✓ Independent compensation consultant reporting to the Compensation Committee	× Reprice, reload or exchange stock options without stockholder approval

✓ Our annual incentive compensation and performance awards are intended to qualify for deduction under Section 162(m) of the Internal Revenue Code	× Allow pledging of Company securities by executive officers and directors

✓      We have determined that the risks associated with our compensation policies and practices are not reasonably likely to result in a material adverse effect on the Company and our subsidiaries taken as a whole (see “Executive Officers and Compensation—Risk Assessment of Compensation Practices”)

× Allow hedging of Company securities by executive officers and directors

× Allow transfers of stock option awards and unvested stock-based awards, except on death or permanent disability

× Gross-up compensation for excise and income taxes

× Allow executive officers and directors to purchase Company securities on margin or enter into short sales

× Have single trigger Change in Control provisions in NEO contracts

× Pay cash dividends on unearned and unvested equity awards held by NEOs

2013 Named Executive Officers

Our NEOs for 2013 have been identified in accordance with applicable SEC rules. They include the following current executive officers of the Company:

Name	Title

Roger D. Carlile	Chief Financial Officer

David G. Bannister	Executive Vice President and Chairman of North America

Eric B. Miller	Executive Vice President, General Counsel and Chief Risk Officer

Catherine M. Freeman	Senior Vice President, Controller and Chief Accounting Officer

For 2013, our NEOs also include the following former executive officers:

Name	Title

Jack B. Dunn, IV	Former President and Chief Executive Officer

Dennis J. Shaughnessy	Former Executive Chairman of the Board

2013 Compensation Comparisons

The following table compares each component of a NEO’s compensation described in “Executive Officers and Compensation—Summary Compensation Table” as a percentage of such NEO’s total compensation for the year ended December 31, 2013:

Name	Base Salary (% of Total) (a)	Bonus (% of Total) (b)	Stock Awards (% of Total) (c)	Option Awards (% of Total) (d)	Non-Equity Incentive Plan Compensation (% of Total) (e)	All Other Compensation (% of Total) (f)

Jack B. Dunn, IV	42.78	—	47.94	8.00	—	1.28

Roger D. Carlile	51.93	—	33.94	13.69	—	0.44

David G. Bannister	51.22	—	33.47	13.51	—	1.80

Eric B. Miller	52.14	—	32.90	13.75	—	1.21

Catherine M. Freeman	60.57	35.63	—	—	—	3.80

Dennis J. Shaughnessy	41.70	—	39.93	16.23	—	2.14

Principal Components of 2013 NEO Compensation

The principal components of our 2013 NEO compensation programs and the associated actions are described in the below table and in the additional descriptions following this table. For 2013, our NEOs at the Executive Vice President and higher levels participated in our Executive Incentive Plan and Executive Officer and Key Employee Long-Term Incentive Compensation Program (“Executive LTIP”).

Compensation Component	Key Characteristics	Purpose	2013 Actions

Fixed Compensation

Annual Cash Base Salary	Fixed Compensation Component Annual cash base salary, which is subject to annual review and adjustment if and when appropriate.	Intended to compensate each NEO fairly for the responsibility level of his or her position, time employed by the Company, skills and abilities.	2013 annual cash base salary increases for Mr. Bannister to $1,000,000 and Mr. Miller to $850,000.

Annual Incentive Compensation

Executive Incentive Plan—162(m) Plan	Short-Term Performance- Based Variable Compensation Component. Annual incentive compensation, subject to a capped maximum pay-out, which has in prior years been paid through a combination of 65% cash and 35% restricted stock.	Intended to motivate and reward each NEO for achieving short-term (annual) performance goals.	2013 Adjusted EPS (as defined under “—Annual Incentive Compensation—2013 Annual Incentive Compensation Metrics”) was below the threshold of $2.34 and as a result no 2013 annual incentive compensation was paid to participating NEOs.

Long-Term Incentive Compensation

Executive LTIP— Stock Options and Restricted Stock

Long-Term Performance-Time-Based Variable Compensation Component. 40% of 2013 total long-term incentive compensation under our Executive LTIP, represented by stock options exercisable at 100% of fair market value on the date of grant, vesting ratably over five years. The number of option shares was determined based on notional Black-Sholes value of 50% and notional price per common share of $36.00.

24% of 2013 total long-term incentive compensation under our Executive LTIP award represented by shares of restricted stock, vesting ratably over five years.

Intended to serve as a retention and incentive tool by increasing NEO equity ownership and aligning NEO interests with those of our stockholders. Places a portion of annual incentive compensation at risk based on the Company’s stock performance and increases stock ownership by NEOs better aligning their interests with the interests of our stockholders.

Awards granted March 5, 2013 in the same proportion and on the same vesting terms as previously granted awards, consisting of time-based stock options and time-based shares of restricted stock.

Compensation Component	Key Characteristics	Purpose	2013 Actions

Other Compensation

Standing Restricted Stock Award	Fixed Compensation. Restricted stock award with a value of $250,000 to our Former President and Chief Executive Officer only, following the Company’s publication of its first, second and third quarter and year end earnings press releases.	Intended to align the interests of our former President and Chief Executive Officer with those of stockholders	The last time the restricted stock award was granted was in November 2013 following the announcement of financial results for the third quarter ended September 30, 2013.

Health and Welfare Benefits	Fixed Compensation	Intended to provide benefits to promote health and welfare.	No material changes from prior year benefits. Benefits provided are substantially equivalent to benefits provided to our general employee population.

Perquisites	Variable Compensation	Intended to promote convenience and safety to allow NEOs to travel and perform their duties more effectively.	No material changes from prior year perquisites.

401(k) Plan	Fixed Compensation	Intended to promote long-term financial security.	The Company’s 401(k) Plan matches NEO discretionary contributions on same basis as general employee population, up to maximum allowed under the Code.

Annual Cash Base Salary. Annual cash base salary is a fixed annual rate of pay received by the NEO. Annual cash base salary rewards the NEO for his day-to-day responsibilities, experience, time employed by the Company, position within the organization, skills and abilities. The complexity and growth of our businesses are also considered when setting annual cash base salary. The Compensation Committee also considers the recommendations of our Chief Executive Officer regarding the annual cash base salary of other NEOs. The Compensation Committee does not necessarily assign more importance to any factor over another.

The Compensation Committee reviews the annual cash base salary of our NEOs at least annually and sometimes more often. The Compensation Committee will adjust annual cash base salary on a case-by-case basis after considering any changes to the NEO’s employment terms, the NEOs responsibilities and whether those responsibilities have increased or decreased, corporate performance, the results of annual individual performance evaluations as measured against the subjective performance criteria established for the NEO, the NEO’s employment contract terms, if applicable, and the NEO’s total compensation package.

Annual Incentive Compensation. Annual incentive compensation, which is in addition to the annual cash base salary, is used to reward participating NEOs based on short-term financial measures that are identified as positive for the Company and aligned with the interests of our stockholders, as well as for meeting individual subjective goals established by the Compensation Committee. Annual incentive compensation is established each year under the annual executive incentive compensation plan. The Compensation Committee designates those executive officers who will participate in the plan for any year and establishes the objective performance goals and maximum dollar targets to be paid to each plan participant if the designated performance goals have been achieved.

The annual executive incentive compensation plan serves as a basis for short-term annual incentive compensation and is designed to:

•	link the annual incentive compensation of participants to the achievement of annual financial results of the Company;

•	align the interests of participants with stockholder interests by using annual performance goals which contribute to the creation of stockholder wealth; and

•	place a significant portion of annual incentive compensation at risk by awarding a portion of total annual incentive compensation in the form of restricted stock, subject to three year vesting conditions.

2013 Annual Incentive Compensation Metrics

On March 13, 2013, the Compensation Committee approved the participants, performance goals and individual maximum target bonus levels for the year ended December 31, 2013. When establishing the performance goals for 2013, the Compensation Committee reviewed and discussed the Company’s budget, business and financial plans for 2013, Company expectations, anticipated market conditions, published financial guidance and the recommendations of the former President and Chief Executive Officer and former Executive Chairman of the Board. For 2013, the Compensation Committee employed a non-formulaic approach designating a range of performance goals based on Adjusted EPS as further adjusted for criteria set by the Compensation Committee. For the year ended December 31, 2013, we defined Adjusted EPS as earnings per diluted share, excluding the impact of special charges, goodwill impairment charges and losses on early extinguishment of debt. In order to determine whether a performance goal has been achieved, the Compensation Committee authorized further adjustments to Adjusted EPS for (i) expensed acquisition costs for successfully completed acquisitions that were previously capitalized prior to January 1, 2009 (the effective date of SFAS 141R), (ii) any gain or loss reflected on the Company’s profit and loss statement as a result of any sale or other disposition of any business or business segment of the Company in part or in its entirety completed in 2013, and (iii) the inclusion of the minority interest of a business or business segment, in the event of a sale or disposition of part of a business or business segment of the Company completed in 2013. In May 2013, the Compensation Committee confirmed to stockholders that it will not add back the impact of goodwill impairment charges that the Company may recognize to determine whether any performance goal under the annual incentive compensation plan has been achieved. The Company publicly reported Adjusted EPS of $2.39 for the year ended December 31, 2013. After further adjusting Adjusted EPS for the impact of acquisition related costs and the goodwill impairment charge taken during the period to calculate 2013 Adjusted EPS, 2013 Adjusted EPS was below the threshold of $2.34 established by the Compensation Committee for the payment of 2013 annual incentive compensation, See “Annual Report on Form 10-K for the year ended December 31, 2013—Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations—Results of Operations—Segment and Consolidated Operating Results” for the reconciliation of Adjusted EPS to fully diluted earnings per share for the year ended December 31, 2013.

The range of objective performance goals based on 2013 Adjusted EPS (linear interpolation to be applied between points) and individual target awards established by the Compensation Committee for the 2013 bonus year were as follows:

	$2.34	$2.42	$2.50	$2.58	$2.65

Jack B. Dunn, IV	$500,000	$1,100,000	$1,500,000	$2,000,000	$2,850,000

Dennis J. Shaughnessy	500,000	1,100,000	1,500,000	2,000,000	2,850,000

David G. Bannister	500,000	800,000	1,150,000	1,400,000	2,000,000

Roger D. Carlile	500,000	800,000	1,150,000	1,400,000	2,000,000

Eric B. Miller	475,000	600,000	800,000	950,000	1,200,000

Executive LTIP. In 2011, the Compensation Committee approved the Executive LTIP, which was designed as an annual recurring program to:

•	increase the proportion of long-term performance-based elements of the participants’ compensation as a proportion of their total compensation;

•	link the participants’ compensation with the Company’s long-term success and the creation of stockholder wealth;

•	increase the equity stake of our executive officers and key employees; and

•	serve as a meaningful retention incentive to participants to encourage long-term stability.

For 2013, the Executive LTIP includes two tranches of performance-based equity awards in the form of restricted stock units (each unit equating to one share of common stock on vesting), subject to both (a) performance conditions over a three-year performance measurement period and (b) time-based vesting conditions over an additional two-year period following the three-year performance measurement period upon the achievement of the following performance goals:

•	our ROE within a range of 8% (at threshold) to 12% (or higher, at maximum) from the beginning to the end of the three-year performance measurement period, which is designed to reward participants for moderate performance at the “threshold” level, median performance at the “target” level, and performance significantly better than “median” at the “maximum” level. See “Footnote 5 to Executive Officers and Compensation—Equity Compensation Plans—Grants of Plan Based Awards for Fiscal Year Ended December 31, 2013” for a discussion of the ROE awards.

•	our TSR relative to the adjusted S&P 500, within a range of the 25th percentile (at threshold) to the 75th percentile (or higher, at maximum) from the beginning to the end of the three-year performance measurement period, to reward participants for moderate performance at the “threshold” level, median performance at the “target” level, and performance significantly better than “median” at the “maximum” level. See “Footnote 6 to Executive Officers and Compensation—Equity Compensation Plans—Grants of Plan Based Awards for Fiscal Year Ended December 31, 2013” for a discussion of the TSR awards and adjusted S&P 500.

In addition to the performance-based restricted stock units, the Executive LTIP also includes annual awards of stock options and restricted stock, subject to five-year pro-rata vesting conditions.

2013 Executive LTIP Awards

For the 2013 Executive LTIP awards, the Compensation Committee designated a maximum award value for each participant based on a notional stock price of $36.00 per share. The Compensation Committee establishes the total notional value of the time-based equity awards and performance awards granted to each participating NEO (the “Notional Value”) following a review of information provided by management with respect to the Company’s strategic business goals, annual budget and corporate performance, as well as its assessment of each participating NEO’s position, experience, level and changes in job responsibilities, job performance, contributions to our corporate performance, job tenure, future potential and the terms of written employment agreements.

As a percentage of the total Notional Value assigned to each participating NEO under the Executive LTIP for 2013: (1) the performance-based restricted stock unit component represents 36% of the total Notional Value; (2) the time-based stock option component represents 40% of the total Notional Value; and (3) the time-based restricted stock component represents 24% of the total Notional Value. The number of shares granted for the performance-based restricted stock awards and the time-based restricted stock awards is determined by dividing the applicable allocated portion of the total Notional Value by the closing price per share for Company common stock reported on the NYSE for the date of grant. The number of shares of Company common stock issuable on exercise of stock options awarded as part of the Executive LTIP is determined by using an agreed 50% Black-Scholes value and the notional stock price of $36.00 per share. The Compensation Committee made the following awards under the Executive LTIP to participating NEOs for 2013:

	Target TSR Restricted Stock Units	Target ROE Restricted Stock Units	Stock Option (Shares)	Restricted Stock (Shares)

Jack B. Dunn, IV	7,500	7,500	22,000	7,000

Roger D. Carlile	6,750	6,750	20,000	6,000

David G. Bannister	6,750	6,750	20,000	6,000

Eric B. Miller	5,500	5,500	17,000	5,000

Dennis J. Shaughnessy	10,500	10,500	31,000	9,000

Other Compensation. Our former President and Chief Executive Officer was entitled to receive automatic restricted stock awards with a grant date fair value of $250,000 following the Company’s publication of its first, second and third quarter and year-end earnings press releases. The last time he received such an award was following the public announcement of the Company’s financial results for the third quarter ended September 30, 2013.

Health and Welfare Benefits. We provide our NEOs with substantially the same benefits that we provide to employees generally to promote NEO health and welfare, to facilitate their job performance and to tie their interests with those of the Company’s employees. These benefits include medical, dental, vision, prescription drug and mental health insurance, pre-tax health and dependent care flexible spending accounts, parking and transportation reimbursement accounts, group life insurance, supplemental life and AD&D insurance coverage for employees and their dependents, short-term and long-term disability insurance coverage, and parental, family and medical leave.

Perquisites. Perquisites that are provided to one or more of our NEOs include company supplied automobiles or car allowances. The Company leases a corporate aircraft managed by a third party FAA Part 135 air carrier (the “Aircraft Management Company”), to carry our NEOs, non-employee directors, other personnel and guests of the Company on business travel. When not in use by the Company, the Aircraft Management Company may charter the aircraft, which includes chartering the aircraft to authorized NEOs and directors of the Company for personal use. The hourly charter fee per in-flight travel hour for personal charters by authorized NEOs and directors for 2013 equaled or exceeded the aggregate marginal operating cost of the aircraft. These perquisites promote ease of travel by the NEOs to facilitate job performance and enhance the safety and security of our NEOs when they travel. We also provide enhanced supplemental life, AD&D insurance or long-term disability insurance to promote NEO welfare. For a description of the perquisites received by the NEOs in 2013, see “Executive Officers and Compensation—Summary Compensation Table.”

In addition, pursuant to the terms of their employment agreements, we extend to each of our former President and Chief Executive Officer and former Executive Chairman of the Board a medical program that provides health, dental, vision and prescription drug benefits to them and their spouses (for their lifetimes) and dependents (until the maximum age up to which the Company’s plan provides benefits for dependents), during their transition periods and after termination of employment at a level substantially the same as that provided prior to termination. Following the transition period, each former executive will pay 100% of the annual cost of such coverage. See “Executive Officers and Compensation—Employment Agreements and Potential Termination and Change in Control Payments.”

Retirement Benefits. We do not maintain defined benefit pension plans. Retirement benefits to U.S. employees are currently provided through our 401(k) Plan. To align the interests of our NEOs with those of our employees, NEOs are eligible to participate in our 401(k) Plan on the same basis as our general U.S. employee population and like our employees are eligible to receive matching benefits under our 401(k) Plan up to the maximum allowed under the Code, which was $7,650 for 2013.

Retention Payments. The Compensation Committee may provide a retention payment to an NEO, on a case-by-case basis, after considering any changes to the NEO’s employment terms or conditions. Any such retention payment may be made in cash (with or without a claw back feature), time-based equity awards or performance-based equity awards. See “Executive Officers and Compensation—Employment Agreements and Potential Termination and Change in Control Payments—Roger D. Carlile, David G. Bannister and Eric B. Miller” for a discussion of retention payment rights granted to certain NEOs.

Compensation Actions Relating to Our Former President and Chief Executive Officer and Former Chairman of the Board

On December 13, 2013, the Board of Directors approved a series of executive management and Board governance changes arising out of its leadership succession process and the impending termination of the full-time employment period of Dennis J. Shaughnessy, our former Executive Chairman of the Board. Having identified Steven H. Gunby as a candidate with the qualifications to strategically direct the future of the Company, the Board determined that it was in the best interests of the Company to transition to a new President and Chief Executive Officer in conjunction with the change in Mr. Shaughnessy’s status to part-time non-executive employment. This allowed for a smooth leadership transition, with the election of Steven H. Gunby as the Company’s new President and Chief Executive Officer, to be effective on January 20, 2014, and the appointment of Gerard E. Holthaus, our former Presiding Director, as non-executive and independent Chairman of the Board, to be effective after the conclusion of the Board meeting on December 17, 2013.

In connection with these executive management and Board governance changes, the Compensation Committee approved a separation agreement with Mr. Dunn and an amendment to the employment agreement of Mr. Shaughnessy on the following terms.

Jack B. Dunn IV. In December 2013, Mr. Dunn tendered his notice to the Board that he would resign his full-time employment with the Company for “Good Reason” in accordance with his the terms of his Employment Agreement dated as of November 5, 2002, as amended from time to time (the “Former CEO Employment Agreement”), which was last amended in April 2012 (the “2012 Former CEO Amendment”), on the basis of diminution of title, duties and status due to the employment of Steven H. Gunby as President and Chief

Executive Officer of the Company. Mr. Dunn and the Company entered into a separation agreement dated as of December 13, 2013 acknowledging that (i) Mr. Dunn’s resignation was tendered for “Good Reason” in accordance with the Former CEO Employment Agreement and, (ii) effective upon his resignation, Mr. Dunn would be entitled to receive the termination and other compensation payments that he is entitled to receive under the Former CEO Employment Agreement (including the 2012 Former CEO Amendment) pertaining to a “Good Reason” termination. The separation agreement did not entitle Mr. Dunn to receive any payments other than those that were provided for in his long-standing Former CEO Employment Agreement. Under the terms of the 2012 Former CEO Amendment, as a result of Mr. Dunn’s employment terminating for “Good Reason,” he was not obligated to repay the pro rata portion of the retention payment he received in April 2012 for the period from January 20, 2014 through December 31, 2020. See “Executive Officers and Compensation—Employment Agreement and Potential Termination and Change in Control Payments—Potential Termination and Change in Control Payment Amounts” for a discussion of the amounts received by or payable to Mr. Dunn as a result of his termination for “Good Reason.” In connection with his resignation from the Company, the Board accepted Mr. Dunn’s resignation as a director of the Company effective January 20, 2014.

Dennis J. Shaughnessy. Mr. Shaughnessy and the Company entered into an amendment dated December 13, 2013 (the “2013 Former Executive Chairman Amendment”), to his employment agreement dated as of September 20, 2004, as amended from time to time (the “Former Executive Chairman Employment Agreement”), accelerating the expiration date of his full-time employment period to December 17, 2017. Mr. Shaughnessy also tendered his resignation as a director of the Company, which was accepted by the Board effective the close of the Board meeting on December 17, 2013. The 2013 Former Executive Chairman Amendment did not entitle Mr. Shaughnessy to receive any payments other than those that were provided for in his long-standing Former Executive Chairman Employment Agreement, other than the Company waived his obligation to repay the pro-rated portion (approximately 2%) of the $1.5 million retention award that would have otherwise been recoverable by the Company and agreed to increase his initial transition payment by an amount equal to the two weeks of annual cash base salary he would have earned if he had not agreed to accelerate the expiration of his full-time employment period. See “Executive Officers and Compensation—Employment Agreement and Potential Termination and Change in Control Payments—Potential Termination and Change in Control Payment Amounts” for a discussion of the amounts received by or payable to Mr. Shaughnessy as a result of the expiration of his full-time employment period.

Availability of Equity Compensation under Stockholder Approved Equity Compensation Plans

As of the date of this Proxy Statement, we do not have sufficient authorized shares under our stockholder approved equity compensation plans to pay a portion of annual incentive compensation and all of long-term incentive compensation in the form of equity for 2014. As a result, we expect to pay the entire annual incentive compensation (if earned) in the form of cash. The Compensation Committee has authorized the long-term incentive compensation for 2014 in the form of cash-based performance units, time-based cash units and cash-based stock appreciation rights (“SARs”). The performance units will be subject to a three-year measurement period to determine whether the applicable performance condition based on TSR as compared to the adjusted S&P 500 has been achieved. The cash units and SARs will be subject to vesting ratably over three years. The cash values payable to an NEO on account of the performance-based cash units and time-based cash units will be determined based on our stock price on the applicable performance determination date or vesting date, multiplied by the number of performance units that were earned or the number of cash units that vested, as the case may be. The cash amount payable to an NEO on account of SARs, when exercised, will be determined based on the difference between the price per share of our common stock on the grant date and the price per share of our common stock on the applicable exercise date, multiplied by the number of SARs that were exercised by the NEO. Deferred cash pay-outs will accrue interest at a rate to be determined by the Compensation Committee.

In addition, we no longer have a sufficient number of authorized shares of common stock authorized under our stockholder approved equity compensation plans to make formula equity compensation awards to our non-employee directors and professional employees, in which case such awards will be funded in cash (subject to substantially equivalent vesting conditions).

The pay-out values of the cash-based long-term incentive compensation awards to our NEOs will fluctuate depending on the value of our common stock on the performance determination date or the vesting date, as applicable. As a result, the Company will use variable accounting to account for those awards. Variable accounting treatment could result in the Company incurring higher compensation expenses than if those awards were granted in the form of equity or if the Company had paid a fixed value of cash. In addition, the pay-out of such awards in cash will have the effect of reducing available cash and net income available from operations for other purposes.

We are not seeking stockholder approval to increase the number of authorized shares and extend the expiration date under our current stockholder approved equity compensation plan at the Annual Meeting. We do expect to seek such approvals at a future annual meeting of stockholders after the conclusion of management’s assessment of the desired plan terms. Unless we seek and obtain stockholder approval for additional authorized shares of common stock and an extension of the expiration date of the plan, future NEO and other employee and director compensation formerly paid in the form of equity will be paid out in cash.

Timing of Equity Grants

Our stockholder approved equity compensation plans are administered by the Compensation Committee. As administrator, the Compensation Committee has the authority, in its sole and absolute discretion, to grant awards under the plans, establish the terms of such awards, including vesting terms, prescribe grant agreements evidencing such awards, and establish programs for granting awards. The Compensation Committee has not delegated its authority to make awards or prescribe the terms (including vesting terms) to our management. The Compensation Committee typically makes annual short-term and long-term incentive compensation decisions during the first quarter of the year to allow dissemination of our fourth quarter and year-end earnings announcements prior to the grant dates of such awards. The automatic quarterly restricted stock awards to our former President and Chief Executive Officer, before being eliminated, were awarded on the day following each announcement of earnings for the first through third quarters and year end. Director equity compensation is paid as of the annual meeting date to directors who are elected by stockholders at that meeting.

Stock options and stock-based awards, including restricted stock awards, are only effective as of the later of the date (i) the Compensation Committee takes action to approve the grant and (ii) all conditions to the award have been met in accordance with FASB ASC Topic 718. In some cases, the Compensation Committee will grant awards that are contingent, which contingencies may include commencement of employment or the execution of new written employment documents with the Company, or with grant dates as of future dates. All option awards are made at an exercise price equal to or exceeding the “fair market value” of our common stock on the date of grant and have a ten-year term. The equity awards to the NEOs are also subject to contractual transition, termination and “Change in Control” provisions. See “Executive Officers and Compensation—Employment Agreements and Potential Termination and Change in Control Payments.”

Employment Agreements, Termination of Employment and Change in Control Arrangements

As we discuss more fully in “Executive Officers and Compensation—Employment Agreements and Potential Termination and Change in Control Payments,” we have fixed-term written employment agreements with our former Executive Chairman of the Board and former President and Chief Executive Officer. See “Executive Officers and Compensation—Employment Agreements and Potential Termination and Change in Control Payments” for a discussion of compensation paid or payable in the future to these NEOs due to the termination of their full-time employment periods with the Company effective December 17, 2013 and January 20, 2014, respectively.

We have also entered into written employment letters with our other NEOs, which are described under “Executive Officers and Compensation—Employment Agreements and Potential Termination and Change in Control Payments.” Decisions to enter into written employment arrangements, the terms of those arrangements and amendments to those terms have been based on the facts and circumstances at the time entered into and arm’s length negotiations with the applicable NEO.

Claw Back Policy

On March 28, 2013, the Board adopted its Policy on Recovery of Incentive Compensation in the Event of Certain Financial Restatements (the “Claw Back Policy”) providing for the recovery of the portion of any cash bonus and other incentive-based compensation received or earned by any current or former executive officer of the Company on account of the achievement of performance goals that were based on financial results that become subject to a restatement of the Company’s financial statements on or after January 1, 2013. Such executive officers would be subject to the Claw Back Policy if (i) the restatement was due to material noncompliance by the Company with any financial reporting requirement under applicable securities laws, other than as a result of any rule changes or interpretations of such rules, (ii) the Board determines that such executive officer was directly responsible for the non-compliance that resulted in the restatement, and (iii) the Board determines that it is in the best interests of the Company and the stockholders to seek repayment from such executive officer. In such event, if the amount received or earned by the executive officer exceeds the amount that would have been payable following the restatement of financial results, the executive officer will be required to repay such excess amount to the Company. The Board has sole authority to determine when the Claw Back Policy will apply and to determine the amount, if any, that will be repaid by the affected executive officer taking into account any facts or circumstances that it deems appropriate, including whether the restatement impacted the timing of recognition (rather than amount), whether the assertion of any claim may violate applicable law or adversely impact the interests of the Company or a subsidiary, and the cost and likely outcome of any potential litigation in connection with the Company’s attempt to recover such payments.

The Chief Executive Officer and Chief Financial Officer are also subject to Section 304 of the Sarbanes-Oxley Act of 2002, which requires corporate executives to forfeit their stock sale profits and bonuses earned when there has been a financial restatement resulting from misconduct.

Executive Officer Equity Ownership

On March 28, 2013, the Board adopted a Policy on Executive Officer Equity Ownership demonstrating our Board’s continuing commitment to stockholder interests. The policy, as amended February 19, 2014, provides that our Chief Executive Officer, from time to time, will attain an investment level in Company equity equal to at least five times (5x) his annual cash base salary, as adjusted from time to time, within three years from his date of hire. In addition, each of our Chief Financial Officer, from time to time, and other officers at the Executive Vice President levels or higher, from time to time, is expected to attain an investment level in Company equity equal to at least one times (1x) his or her annual cash base salary, as adjusted from time to time. Such executive officer is expected to attain the applicable ownership level within three years from (i) the date of adoption of this policy in the case of executive officers on March 28, 2013, (ii) the date he or she first joins the Company in such executive position, (iii) the date he or she is promoted to a new position with a higher ownership level, and (iv) the date of any increase of his or her base annual cash salary (each an “Officer Equity Ownership Date”). In addition, under the policy, a covered officer may not sell, transfer or dispose of shares of common stock if he or she does not attain or maintain the applicable equity ownership investment level at the applicable Officer Equity Ownership Date or at June 30 of each year thereafter, except as necessary to (i) pay or repay the cost of exercising a stock option, (ii) pay any tax obligations associated with the exercise of a stock option, (iii) pay any tax obligations associated with the vesting of shares of restricted stock, (iv) pay any tax obligations associated with the release or distribution of shares of common stock on account of restricted stock or stock units, or (v) with the prior written approval of the Compensation Committee, in its sole discretion.

Shares of Company common stock that are, directly or indirectly, (i) beneficially owned by such officer or (ii) held in a trust over which such officer has more than fifty percent of the beneficial interest and controls the management of the assets will count towards attaining and maintaining the applicable equity ownership level. Stock options exercisable for shares of Company common stock, whether or not vested, and unearned performance awards will not count towards meeting the equity ownership level. However, restricted stock, stock units and restricted stock units, whether or not vested, will count towards such officer’s equity ownership level. The shares of common stock counted towards attaining and maintaining the total investment level will be valued as the average of the closing prices of the Company’s common stock reported on the NYSE for each trading day in the 90 calendar day period immediately preceding the applicable date. Executive officers may be prevented from meeting our executive stock ownership guidelines because of the absence of shares available for equity awards under our stockholder approved equity compensation plans.

Restrictions on Entering into Derivative Transactions, Hedging and Pledging of Company Securities

The Company’s Policy on Inside Information and Insider Trading prohibits executive officers and directors from purchasing, selling and trading in options (including publicly traded options), warrants, puts and calls, or similar instruments, or engaging in derivative securities transactions involving or relating to the Company’s securities. In addition, hedging or monetization transactions by executive officers and directors, such as zero-cost collars and forward sale contracts that allow a person to lock in a portion of the value of his or her shares, often in exchange for all or part of the potential for upside appreciation in the shares, are prohibited. We also prohibit executive officers and directors from pledging and short selling our securities and purchasing our securities on margin.

Deductibility of NEO Compensation

Section 162(m) of the Code limits the deductibility of compensation in excess of $1,000,000 paid to a company’s chief executive officer and the three other most highly compensated executive officers serving on the last day of the fiscal year, excluding the chief financial officer. A company can deduct compensation (including the exercise of options) above that limit if it pays the compensation under a plan that its stockholders have approved and that is performance-related and non-discretionary. The annual executive incentive compensation plan and performance unit awards under the Executive LTIP include, among other things, provisions that protect the Company’s ability to take a tax deduction in conformity with Section 162(m) and related regulations. The Compensation Committee considers Section 162(m) when making compensation decisions but other considerations, such as providing our executive officers with competitive and adequate incentives to remain with and increase our business operations, financial performance and prospects, as well as rewarding extraordinary contributions, also significantly factor into the Compensation Committee’s decisions, and the Company reserves the right to pay compensation that may not qualify for deductibility under Section 162(m) in appropriate circumstances. In 2013, the annual cash base salaries of each of our former Executive Chairman of the Board and former President and Chief Executive Officer exceeded the deductibility limits of Section 162(m). See “Executive Officers and Compensation—Summary Compensation Table” for the annual cash base salaries and other compensation paid to the NEOs for 2013. In addition, the guaranteed annual cash incentive compensation of $1,000,000 payable to our new CEO for 2014 will not be deductible by the Company.

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Board of Directors (the “Board”) of FTI Consulting, Inc., a Maryland corporation (the “Company”), has reviewed and discussed the Compensation Discussion and Analysis with management. Based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement relating to the 2014 Annual Meeting of stockholders of the Company.

Compensation Committee

James W. Crownover, Chair

Brenda J. Bacon

Claudio Costamagna

Gerard E. Holthaus

RISK ASSESSMENT OF COMPENSATION PRACTICES

During 2013, at the request and direction of the Compensation Committee and the Audit Committee, management conducted an assessment of risks associated with the Company’s compensation policies and practices. This assessment included the (i) review of programs, plans, policies and procedures relating to the components of executive and employee compensation, (ii) review of incentive-based equity and cash compensation features, (iii) identification of compensation design features that could potentially encourage excessive or imprudent risk taking, (iv) identification of business risks that these features could potentially encourage, (v) consideration of the presence or absence of controls, oversight or other factors that mitigate potential risks, (vi) assessment of potential risks, and (vii) consideration of the potential for such risks to result in a material adverse effect on the Company and its subsidiaries taken as a whole. Based on the assessment and factors described above, the Company determined that the risks associated with its compensation policies and practices are not reasonably likely to result in a material adverse effect on the Company and its subsidiaries taken as a whole.

COMPENSATION COMMITTEE RESPONSIBILITIES AND OVERSIGHT

The Compensation Committee has the responsibility for reviewing our compensation programs and approving executive compensation and administering our equity compensation plans and programs. Prior to the 2013 annual meeting of stockholders, the Compensation Committee reviewed and determined the 2013 compensation opportunities of our former Executive Chairman of the Board and former President and Chief Executive Officer based on performance self-evaluations and their own recommendations after consultation with the Board. The Compensation Committee relied upon information provided by our former Executive Chairman of the Board and former President and Chief Executive Officer when setting the compensation of other NEOs. The Compensation Committee also considered the Company’s strategic business goals, annual budget and corporate performance, as well as assessments of the individual NEO’s position, experience, changes in job responsibilities, job performance, contribution to corporate performance, job tenure and future potential, and the terms of such NEO’s written employment arrangement, as well as operational challenges encountered by the Company during the year, including the slow recovery of the restructuring (bankruptcy), mergers and acquisitions and initial public offering markets that continued through 2013, to make NEO compensation decisions. In addition, the Compensation Committee also relied on the advice of third party compensation advisers on select compensation matters during 2013. See “Executive Officers and Compensation—Role of the Compensation Advisers.”

ROLE OF THE COMPENSATION ADVISERS

Under its Charter, the Compensation Committee is authorized to select, retain, direct the activities and terminate the services of compensation advisers, as well as approve fees and expenses of such advisers. During 2013, the Compensation Committee continued to engage Frederic W. Cook & Co., Inc. (“FWC”), to advise the Compensation Committee on executive compensation matters when requested to do so by the Committee. In addition, during 2013, the Compensation Committee consulted Kirkland & Ellis LLP (“K&E”), on certain legal aspects of executive compensation. During 2013, the Compensation Committee requested FWC’s and K&E’s advice on a variety of issues, including our employment and compensation arrangements with our new CEO, and Say-on-Pay proposal considerations. FWC also consulted on the types and terms of the performance-based restricted stock unit and restricted stock and stock option awards pursuant to the Executive LTIP for the 2013 bonus year, the objective performance goals and adjustments for the 2013 bonus year under the annual executive incentive compensation plan, compensation best practices, and the analyses of potential risks arising from our compensation programs. K&E and FWC reviewed the NEO compensation disclosures included in this Proxy Statement for the Annual Meeting. FWC and K&E interact with the Company to obtain information that is needed for reports and advice requested by the Compensation Committee.

The Compensation Committee has assessed the independence of FWC and K&E from management taking into consideration:

¡	other services that the compensation consultant, legal counsel or other adviser (or the person employing such consultant, counsel or adviser) provides to the Company;

¡	the amount of fees received from the Company by the person that employs the compensation consultant, legal counsel or other adviser, as a percentage of the total revenues of such person;

¡	the policies and procedures of the person that employs the compensation consultant, legal counsel or other adviser that are designed to prevent conflicts of interest;

¡	any business or personal relationship of the compensation consultant, legal counsel or other adviser with a member of the Compensation Committee;

¡	any stock of the Company that is owned by the compensation consultant, legal counsel or other adviser; and

¡	any business or personal relationship the compensation consultant, legal counsel or other adviser (or the person employing the consultant, counsel or other adviser) has with an executive officer of the Company.

FWC did not provide any services to the Company and the Company did not provide any services to FWC during 2013 apart from the consulting services provided to the Compensation Committee.

K&E is the Company’s outside corporate counsel and in that capacity advises the Company regarding executive compensation matters, including executive compensation practices and contractual matters as well as advice regarding our equity compensation plans and other executive and employee plans. The Company routinely is engaged by K&E to provide services to clients of K&E in the ordinary course of our business.

After consideration of the above factors, as well as information supplied by FWC and K&E regarding their conflicts of interest policies, the Compensation Committee concluded that FWC is independent and not subject to any conflicts of interest. The Compensation Committee concluded that K&E is not independent but determined that K&E offers a unique well rounded perspective on our executive compensation and the matters on which it advises the Compensation Committee do not constitute a conflict of interest but are aligned with the interests of the Company. The Compensation Committee currently intends to continue to consult with K&E on executive compensation matters.

SUMMARY COMPENSATION TABLE

We have set forth below the total compensation paid to and earned by, and equity and cash-based awards (subject to performance-based and/or time-based vesting contingencies) granted to our former President and Chief Executive Officer, our Chief Financial Officer, the three other most highly compensated persons who were serving as our executive officers on December 31, 2013, as well as our former Executive Chairman of the Board, who would have been one of our three most highly compensated executive officers if he had not retired his full-time employment at the end of his full-time employment term on December 17, 2013. In accordance with applicable SEC rules, the Summary Compensation Table includes the grant date fair value of all equity awards and performance-based restricted stock unit awards that were granted in 2013.

Name and Principal Position	Year	Salary ($) (1)	Bonus ($)(1)	Stock Awards ($) (2)(6)	Option Awards ($) (3)(6)	Non-Equity Incentive Plan Compensation ($) (1) (4)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($) (5)	Total ($)
	(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)

Jack B. Dunn, IV Former President and Chief Executive Officer	2013 2012 2011	1,550,000 1,550,000 1,550,000	— 4,500,000 —	1,737,328 2,600,527 1,917,221	290,028 257,276 345,663	— — 1,075,000	— — —	46,239 55,577 56,366	3,623,595 8,963,380 4,944,250

Roger D. Carlile Executive Vice President and Chief Financial Officer	2013 2012 2011	1,000,000 1,000,000 1,085,385	— — —	653,501 1,110,455 1,100,730	263,662 231,551 414,800	— — 637,500	— — —	8,340 7,950 7,800	1,925,503 2,349,956 3,246,215

David G. Bannister Executive Vice President and Chairman of North America	2013 2012 2011	1,000,000 959,615 807,308	— — —	653,501 1,247,975 1,100,730	263,662 231,551 414,800	— — 775,000	— — —	35,132 29,464 31,692	1,952,295 2,468,605 3,129,530

Eric B. Miller Executive Vice President, General Counsel and Chief Risk Officer	2013 2012 2011	850,000 821,154 750,000	— — —	536,243 844,180 687,956	224,113 192,957 259,250	— — 450,000	— — —	19,735 22,676 23,021	1,630,091 1,880,967 2,170,227

Catherine M. Freeman Senior Vice President, Controller and Chief Accounting Officer	2013	425,000	250,000	—	—	—	—	26,714	701,714

Dennis J. Shaughnessy Former Executive Chairman of the Board	2013 2012 2011	1,050,000 1,050,000 1,050,000	— — 1,500,000	1,005,278 1,810,788 3,284,178	408,676 360,189 483,926	— — 1,075,000	— — —	53,752 63,708 65,322	2,517,706 3,284,685 7,458,426

(1)	All cash compensation is presented in Columns (b), (c), (f) and (h).

(2)	The stock awards reported in Column (d) include the aggregate grant date fair market values for awards of stock, computed in accordance with FASB ASC Topic 718. The stock awards reported in Column (d) also include the “target” aggregate fair values of the ROE and TSR performance-based restricted stock units awarded to participating NEOs under the Executive LTIP at the grant date based upon the probable outcome of the performance conditions, consistent with the estimate of aggregate compensation cost to be recognized over the service period, excluding the effect of estimated forfeitures. The “target” fair values of ROE awards are measured on the grant date using the closing price per share of the Company’s common stock for the grant date pursuant to FASB Topic ASC 718. The “target” fair values of TSR awards are measured on the grant date using a Monte Carlo simulation technique that assesses probabilities of various outcomes of the market conditions pursuant to FASB Topic ASC 718.

The following table sets forth the “maximum” fair market values of the 2011, 2012 and 2013 performance-based restricted stock unit awards granted under the Executive LTIP on the date of grant:

	Maximum ROE Award Values ($)			Maximum TSR Award Values ($)
Participating NEOs	2011	2012	2013	2011	2012	2013

Jack B. Dunn, IV	413,213	269,979	380,700	461,700	237,683	370,125

Roger D. Carlile	495,855	242,973	342,630	554,040	213,907	333,113

David G. Bannister	495,855	242,973	342,630	554,040	213,907	333,113

Eric B. Miller	309,891	202,484	279,180	346,254	178,262	271,425

Dennis J. Shaughnessy	578,498	377,963	532,980	646,380	332,749	518,175

(3)	The option awards reported in Column (e) include the aggregate grant date fair market values for awards of stock options, subject to time-based vesting conditions awarded under the Executive LTIP in 2011, 2012 and 2013, computed in accordance with FASB ASC Topic 718.

(4)	The non-equity incentive compensation reported in Column (f) includes the applicable cash portion of annual executive incentive compensation awarded pursuant to the annual executive incentive compensation plan.

(5)	The following table presents an itemization of the amounts included in Column (h):

Name		Company 401 (k) Matching Contributions ($) (a)	Company Paid Premiums on Life Insurance ($) (i) (b)	Company Car/Auto Allowance ($) (d)	Personal Use of Corporate Aircraft ($) (ii) (e)	Total ($) (h)

Jack B. Dunn, IV	2013	7,650	1,980	32,763	3,846	46,239

Roger D. Carlile	2013	7,650	690	—	—	8,340

David G. Bannister	2013	7,650	1,290	26,192	—	35,132

Eric B. Miller	2013	7,650	690	11,395	—	19,735

Catherine M. Freeman	2013	7,650	1,290	17,774	—	26,714

Dennis J. Shaughnessy	2013	7,650	3,810	41,715	577	53,752

(i)	The amount in Column (b) reflects premiums paid by the Company for life insurance benefits.

(ii)	See “Compensation Discussion and Analysis—Our Compensation Programs—Principal Components of NEO Compensation—Perquisites” for a discussion of our corporate aircraft policy.

(6)	For a discussion of the assumptions and methodologies used to value these awards, please see the discussion of stock option and stock awards contained in “Part II, Item 8, ‘Financial Statements and Supplementary Data’ of the Annual Report on Form 10-K for the year ended December 31, 2013 in ‘Notes to Consolidated Financial Statements’ at ‘Note 1—Description of Business and Summary of Significant Accounting Policies—Share-Based Compensation’ and ‘Note 6—Share-Based Compensation’.”

EQUITY COMPENSATION PLANS

Grants of Plan Based Awards for Fiscal Year Ended December 31, 2013

The following table provides information on performance-based cash and restricted stock incentive awards pursuant to our annual executive incentive compensation plan, and performance-based restricted stock units and non-performance-based stock option and restricted stock awarded in 2013 to participating NEOs under the Executive LTIP and other applicable programs. There can be no assurance that the grant date fair value of the stock-based and stock option awards will ever be realized.

Name	Grant Date (a)	Compen- sation Committee Approval Date (b)	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards (a)			All Other Stock Awards: Number of Shares of Stock or Stock Units (a)(1) (#) (i)	All Other Option Awards: Number of Securities Underlying Options (a)(1) (#) (j)	Exercise Base or Price of Option Awards ($/Sh) (k)	Grant Date Fair Value of Stock and Option Awards (2) ($) (l)
			Threshold ($) (c)	Target ($) (d)	Maximum ($) (e)	Threshold ($) (f)	Target ($) (g)	Maximum ($) (h)
Jack B. Dunn, IV	(3)	03/13/13	325,000	975,000	1,852,500	175,000	525,000	997,500	—	—	—	—
	(4)	03/05/13	—	—	—	—	—	—	7,000	—	—	236,880
	(4)	03/05/13	—	—	—	—	—	—	—	22,000	33.84	290,028
	(5)	03/05/13	—	—	—	63,450	253,800	380,700	—	—	—	253,800
	(6)	03/05/13	—	—	—	61,688	246,713	370,125	—	—	—	246,713
	(7)	03/01/13	—	—	—	—	—	—	7,411	—	—	249,973
	(7)	05/10/13	—	—	—	—	—	—	7,094	—	—	249,993
	(7)	08/09/13	—	—	—	—	—	—	7,573	—	—	249,985
	(7)	11/08/13	—	—	—	—	—	—	5,882	—	—	249,985

Roger D. Carlile	(3)	03/13/13	325,000	747,500	1,300,000	175,000	402,500	700,000	—	—	—	—
	(4)	03/05/13	—	—	—	—	—	—	6,000	—	—	203,040
	(4)	03/05/13	—	—	—	—	—	—	—	20,000	33.84	263,662
	(5)	03/05/13	—	—	—	57,105	228,420	342,630	—	—	—	228,420
	(6)	03/05/13	—	—	—	55,519	222,041	333,113	—	—	—	222,041

David G Bannister	(3)	03/13/13	325,000	747,500	1,300,000	175,000	402,500	700,000	—	—	—	—
	(4)	03/05/13	—	—	—	—	—	—	6,000	—	—	203,040
	(4)	03/05/13	—	—	—	—	—	—	—	20,000	33.84	263,662
	(5)	03/05/13	—	—	—	57,105	228,420	342,630	—	—	—	228,420
	(6)	03/05/13	—	—	—	55,519	222,041	333,113	—	—	—	222,041

Eric B. Miller	(3)	03/13/13	308,750	520,000	780,000	166,250	280,000	420,000	—	—	—	—
	(4)	03/05/13	—	—	—	—	—	—	5,000	—	—	169,200
	(4)	03/05/13	—	—	—	—	—	—	—	17,000	33.84	224,113
	(5)	03/05/13	—	—	—	46,530	186,120	279,180	—	—	—	186,120
	(6)	03/05/13	—	—	—	45,238	180,923	271,425	—	—	—	180,923

Catherine M. Freeman		—	—	—	—	—	—	—	—	—	—	—

Dennis J. Shaughnessy	(3)	03/13/13	325,000	975,000	1,852,500	175,000	525,000	997,500	—	—	—	—
	(4)	03/05/13	—	—	—	—	—	—	9,000	—	—	304,560
	(4)	03/05/13	—	—	—	—	—	—	—	31,000	33.84	408,676
	(5)	03/05/13	—	—	—	88,830	355,320	532,980	—	—	—	355,320
	(6)	03/05/13	—	—	—	86,363	345,398	518,175	—	—	—	345,398

(1)	Equity awards to the NEOs in 2013 were awarded pursuant to the FTI Consulting, Inc. 2009 Omnibus Incentive Compensation Plan. For a discussion of the assumptions and methodologies used to value these awards, please see the discussion of stock option and stock awards contained in “Part II, Item 8, ‘Financial Statements and Supplementary Data’ of the Annual Report on Form 10-K for the year ended December 31, 2013 in ‘Notes to Consolidated Financial Statements’ at ‘Note 1—Description of Business and Summary of Significant Accounting Policies—Share-Based Compensation’ and ‘Note 6—Share-Based Compensation’.”

(2)	Column (l) reports the aggregate grant date fair value of restricted stock and stock options awarded to certain NEOs during the year ended December 31, 2013 in accordance with FASB ASC Topic 718. Column (l) reports the grant date values of the ROE and TSR performance-based restricted stock units awarded under the Executive LTIP at target. The ROE and TSR awards are subject to performance conditions, and the grant date fair values are based upon the probable outcome of such conditions, excluding the effect of estimated forfeitures. The fair value of ROE awards are measured on the grant date using the closing price of the Company’s common stock on the grant date pursuant to FASB Topic ASC 718. The fair value of TSR awards are measured on the grant date using a Monte Carlo simulation technique that assesses probabilities of various outcomes of the market conditions pursuant to FASB Topic ASC 718.

(3)	On March 13, 2013, the Compensation Committee set the performance goals under the annual executive incentive compensation plan for the bonus year ended December 31, 2013. For 2013, the Compensation Committee designated a range of performance goals based on 2013 Adjusted EPS with a low 2013 Adjusted EPS performance goal and a high 2013 Adjusted EPS performance goal. For the purpose of presenting information in this Proxy Statement, we report the “threshold” as the lowest performance goal, the “target” as a mid-range performance goal, and the “maximum” as the highest performance goal, established within the applicable range of 2013 Adjusted EPS performance goals. The Compensation Committee also established that the 2013 target incentive compensation payments, if any, would be paid to the participant 65% in the form of cash and 35% in the form of shares of restricted stock. Columns (c), (d) and (e) represent the 65% of such incentive compensation that would have been paid out in cash, if earned. Columns (f), (g) and (h) represent the 35% of such incentive compensation that would have been awarded in shares of restricted stock, if earned.

On February 18, 2014, the Compensation Committee determined that the threshold 2013 Adjusted EPS performance goal of $2.34 for the 2013 bonus year was not achieved and, consequently, the Compensation Committee did not authorize the payment of any incentive compensation to the NEOs who participated in the annual executive incentive compensation plan for the 2013 bonus year.

(4)	On February 27, 2013, the Compensation Committee awarded time-based stock options and restricted stock under the Executive LTIP to certain NEOs with a grant date of March 5, 2013. Column (1) reports the aggregate grant date fair value of such time-based restricted stock and stock option awards in accordance with FASB ASC Topic 718. The number of time-based stock options and shares of restricted stock awarded to the applicable NEO under the Executive LTIP were:

Participating NEOs	Stock Options (Shares) (a)	Restricted Stock (Shares) (b) (i)

Jack B. Dunn, IV	22,000	7,000

Roger D. Carlile	20,000	6,000

David G. Bannister	20,000	6,000

Eric B. Miller	17,000	5,000

Dennis J. Shaughnessy	31,000	9,000

(i)	The stock options and shares of restricted stock awarded to each NEO pursuant to the Executive LTIP vest pro-rata on the first through fifth anniversary dates of the date of grant.

(5)	On February 27, 2013, the Compensation Committee awarded restricted stock units (each unit equating to one share of common stock on vesting) to certain NEOs under the Executive LTIP effective March 5, 2013, subject to both (a) performance conditions over a three-year performance measurement period and (b) time-based vesting conditions over an additional two-year period, from grant date to grant date, upon the achievement of the applicable performance conditions. Columns (f), (g) and (h) report the grant date fair value of ROE awards based upon the probable outcome of the performance conditions, excluding the effect of estimated forfeitures. The fair value of ROE awards are measured on the grant date using the closing price of the Company’s common stock on the grant date pursuant to FASB ASC Topic 718. The performance conditions established by the Compensation Committee based on ROE are designed to reward increased stockholder value over the three-year measurement period based on the achievement by the Company of ROE within the range of 8% (at the threshold) to 12% (or higher, at the maximum), from the beginning to the end of the three-year performance measurement period, as follows:

	Restricted Stock Units
Participating NEOs	8.0% ROE (i) (a)	10.0% ROE (i) (b)	12.0% ROE (i) (c)

	Threshold	Target	Maximum

Jack B. Dunn, IV	1,875	7,500	11,250

Roger D. Carlile	1,688	6,750	10,125

David G. Bannister	1,688	6,750	10,125

Eric B. Miller	1,375	5,500	8,250

Dennis J. Shaughnessy	2,625	10,500	15,750

(i)	ROE will be determined by calculating the return on equity on shares of common stock of FTI Consulting, Inc. during the three-year performance measurement period in accordance with U.S. generally accepted accounting principles (“GAAP”) for the three-year period ending December 31, 2015. The Company will then determine the number of performance units that have tentatively vested based on the Company’s ROE. ROE = Net Return to Common Shareholders/Average Common Shareholders’ Equity:

Where:

–	Net Return to Common Shareholders = Net Income for the performance period pursuant to GAAP adjusted earnings per diluted share for any of the following events occurring during the performance period: (i) the deduction of dividends paid on preferred equity; (ii) the exclusion of any costs or expenses treated as special charges; (iii) the exclusion of any expensed acquisition costs for successfully completed acquisitions that were previously capitalized prior to the effective date of SFAS 141R; (iv) the exclusion of any gain or loss as a result of any sale or other disposition of any business or business segment of the Company in part or in its entirety; and (v) the inclusion of, in the event of a sale or disposition of part of any business or business segment of the Company, the minority interest of such business or business segment subsequent to the closing of the sale or disposition.

–	Average Common Shareholders’ Equity = the average of the total Common Shareholders’ Equity at the beginning of the performance period and the total Common Shareholders’ Equity at the end of the performance period; and

–	Common Shareholders’ Equity = total Shareholders’ Equity less any Preferred Equity.

(6)	On February 27, 2013, the Compensation Committee awarded restricted stock units (each unit equating to one share of common stock on vesting) to certain NEOs under the Executive LTIP effective March 5, 2014, subject to both (a) performance conditions over a three-year performance measurement period and (b) time-based vesting conditions over an additional two-year period, from grant date to grant date, upon the achievement of the applicable performance conditions. Columns (f) (g) and (h) report the grant date fair value of TSR awards based upon the probable outcome of the performance conditions, excluding the effect of estimated forfeitures. The fair value of TSR awards are measured on the grant date using a Monte Carlo simulation technique that assesses probabilities of various outcomes of the market conditions pursuant to FASB Topic ASC 718. The performance conditions established by the Compensation Committee based on TSR are designed to reward increased stockholder value over the three-year performance measurement period, relative to the S&P 500, as adjusted, within a range of the 25th percentile (at the threshold) to the 75th percentile (or higher, at the maximum), from the beginning to the end of the three-year performance measurement period, as follows:

	Restricted Stock Units
Participating NEOs	TSR (i) Greater than 25% of Adjusted S&P 500 (a)	TSR (i) Greater than 50% of Adjusted S&P 500 (b)	TSR (i) Greater than 75% of Adjusted S&P 500 (c)

	Threshold	Target	Maximum

Jack B. Dunn, IV	1,875	7,500	11,250

Roger D. Carlile	1,688	6,750	10,125

David G. Bannister	1,688	6,750	10,125

Eric B. Miller	1,375	5,500	8,250

Dennis J. Shaughnessy	2,625	10,500	15,750

(i)	TSR will be determined by (i) calculating the TSR performance of the Company and each corporation comprising the S&P 500 (as adjusted by definition) for the three-year performance measurement period ending December 31, 2015 (the “TSR Comparison Period”), (ii) ranking the Company and each corporation in the S&P 500, as adjusted, according to its individual TSR performance for the TSR Comparison Period, and (iii) determining the number of performance units that have tentatively vested based on the Company’s TSR ranking relative to the corporations comprising the S&P 500, as adjusted.

The S&P 500 population for purposes of calculating TSR for the TSR Comparison Period will be the population of companies in the S&P 500 on January 1, 2013 (the “TSR Comparison Population”), adjusted as follows:

–	corporations that are removed from the S&P 500 during the TSR Comparison Period shall be included in the TSR Comparison Population;

–	corporations that are added to the S&P 500 during the TSR Comparison Period shall be excluded from the TSR Comparison Population;

–	corporations which have been acquired or gone private during the TSR Comparison Period such that their stock is no longer included in the S&P 500 as of the end of the TSR Comparison Period shall be excluded from the TSR Comparison Population;

–	corporations that are no longer in existence or whose stock is no longer publicly traded as a result of bankruptcy or other business failure shall be included in the TSR Comparison Population but will be ranked at negative 100% (-100%) TSR for the TSR Comparison Period.

TSR will be calculated as:

TSR = (Priceend – Pricebegin + Dividends) / Pricebegin

Where:

☐	Pricebegin = the average price per share for the month ending December 2013 of the common stock of the Company and each corporation comprising the TSR Comparison Population at the start of the TSR Comparison Period;

☐	Priceend = the average price per share for the month ending December 2015 and of the common stock of the Company and each corporation comprising the TSR Comparison Population at the end of the TSR Comparison Period; and

Dividends = regular dividends paid during the performance period plus any special or one-time dividends, paid during the performance period.

(7)	Represents standing restricted stock awards authorized by our Compensation Committee on July 31, 2008, with a value equivalent to $250,000 made on the date following the Company’s quarterly and annual public earnings releases each year. The number of shares of restricted stock awarded to Mr. Dunn is determined by dividing (i) $250,000 by (ii) the closing price per share of the Company’s common stock as reported on the NYSE for the day following the date of each relevant first through third quarterly and annual earnings release (each a “Stock Grant Date”). The restricted shares granted pursuant to each standing restricted stock award vest as follows: 33.33% of the award shares on the first anniversary of the Stock Grant Date, 33.33% of the award shares on the second anniversary of the Stock Grant Date, and 33.34% of the award shares on the third anniversary of the Stock Grant Date, subject to the terms of his employment agreement relating to the vesting of equity awards during his “transition period” and applicable other events (as defined in such employment agreement).”

Outstanding Equity Awards at Fiscal Year-End

The following table shows the number of shares covered by exercisable and unexercisable stock options and unvested shares of restricted stock and performance based restricted stock units held by our NEOs on December 31, 2013:

	Option Awards					Stock Awards

Name	Number of Securities Underlying Unexercised Options (#) Exercisable (a)	Number of Securities Underlying Unexercised Options (#) Unexercis- able (b)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#) (c)	Option Exercise Price ($/Sh) (d)	Option Expiration Date (e)	Number of Shares or Units of Stock that Have Not Vested (#) (f)	Market Value of Shares or Units of Stock that Have Not Vested ($) (g)	Equity Incentive Plan Awards: Number of Unearned Shares, Units Or Other Rights that Have Not Vested (#) (h)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (i)

Jack B. Dunn, IV	—	—	—	—	—	—	—	58,656 (2)	2,413,108 (1)
	—	—	—	—	—	59,422 (3)	2,444,621 (1)	—	—
	—	—	—	—	—	17,856 (4)	734,596 (1)	—	—
	—	—	—	—	—	9,063 (5)	372,852 (1)	—	—
	22,500 (6)	—	—	41.15	05/12/17	—	—	—	—
	22,500 (6)	—	—	53.52	08/06/17	—	—	—	—
	22,500 (6)	—	—	59.25	11/01/17	—	—	—	—
	1,574 (6)	20,926 (6)	—	69.85	03/01/18	—	—	—	—
	4,046 (7)	16,186 (7)		39.54	03/01/22	—	—	—	—
	—	—	22,500 (8)	67.91	05/08/18	—	—	—	—
	—	—	20,001 (7)	33.40	03/01/21	—	—	—	—
	—	—	22,000 (7)	33.84	03/05/23	—	—	—	—

Roger D. Carlile	—	—	—	—	—	—	—	59,540 (2)	2,449,476 (1)
	—	—	—	—	—	17,570 (4)	722,830 (1)	—	—
	—	—	—	—	—	5,374 (5)	221,086 (1)	—	—
	—	—	—	—	—	—	—	—	—
	—	—	24,000 (7)	33.40	03/01/21	—	—	—	—
	—	—	20,000 (7)	33.84	03/05/23	—	—	—	—
	1,274 (9)	—	—	65.37	03/14/18	—	—	—	—
	—	—	14,568 (7)	39.54	03/01/22	—	—	—	—

David G. Bannister	—	—	—	—	—	—	—	59,540 (2)	2,449,476 (1)
	—	—	—	—	—	17,570 (4)	722,830 (1)	—	—
	—	—	—	—	—	6,534 (5)	268,809 (1)	—	—
	3,641 (7)	14,568 (7)	—	39.54	03/01/22	—	—	—	—
	16,000 (7)	24,000 (7)	—	33.40	03/01/21	—	—	—	—
	—	—	20,000 (7)	33.84	03/05/23	—	—	—	—

Eric B. Miller	—	—	—	—	—	—	—	43,616 (2)	1,794,362 (1)
	—	—	—	—	—	13,142 (4)	540,662 (1)	—	—
	—	—	—	—	—	3,794 (5)	156,085 (1)	—	—
	10,000 (7)	15,000 (7)	—	33.40	03/01/21	—	—	—	—
	3,034 (7)	12,140 (7)	—	39.54	03/01/22	—	—	—	—
	10,000 (10)	—	—	28.40	02/13/17	—	—	—	—
	—	—	17,000 (7)	33.84	03/05/23	—	—	—	—

	Option Awards						Stock Awards

Name	Number of Securities Underlying Unexercised Options (#) Exercisable (a)	Number of Securities Underlying Unexercised Options (#) Unexercis- able (b)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#) (c)		Option Exercise Price ($/Sh) (d)	Option Expiration Date (e)	Number of Shares or Units of Stock that Have Not Vested (#) (f)	Market Value of Shares or Units of Stock that Have Not Vested ($) (g)	Equity Incentive Plan Awards: Number of Unearned Shares, Units Or Other Rights that Have Not Vested (#) (h)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (i)

Catherine M. Freeman	—	—	—		—	—	7,500 (11)	308,550 (1)	—	—
	10,000 (12)	—	—		55.64	11/12/17	—	—	—	—

Dennis J. Shaughnessy	—	—	—		—	—	—	—	82,118 (2)	3,378,335 (1)
	—	—	—		—	—	24,198 (4)	995,506 (1)	—	—
	—	—	—		—	—	9,063 (5)	372,852 (1)	—	—
	—	—	—		—	—	33,651 (13)	1,384,402 (1)	—	—
	—	—	—		—	—	15,252 (14)	627,467 (1)	—	—
	18,666 (7)	28,000 (7)	—		33.40	03/01/21	—	—	—	—
	50,000 (15)	—	—		26.45	10/24/16	—	—	—	—
	110,000 (16)	—	—		26.45	10/24/16	—	—	—	—
	5,665 (7)	22,600 (7)			39.54	03/01/22	—	—	—	—
	—	—	31,000	(7)	33.84	03/05/23	—	—	—	—

(1)	Determined by multiplying $41.41 per share, the closing price of our common stock reported by the NYSE for December 31, 2013, by the number of shares of restricted stock or restricted stock units that have not yet vested.

(2)	Represents the unvested performance-based restricted stock units awarded to the executive by the Compensation Committee with a grant date of March 1, 2011, March 1, 2012 and March 5, 2013, under the Executive LTIP, under our 2009 Omnibus Incentive Compensation Plan, subject to performance goals based on the achievement of ROE and TSR targets for the three-year performance measurement periods ended December 31, 2013 and ending December 31, 2014 and December 31, 2015, respectively. Such awards are subject to additional time-based vesting requirements if the applicable performance goals have been achieved. The ROE and TSR performance goals relating to the restricted stock units awarded on March 1, 2011 were not achieved as of the end of the three-year measurement period on December 31, 2013 and such awards have been forfeited.

(3)	The restricted stock award with a value equivalent to $250,000 on the date of grant was automatically awarded to our former President and Chief Executive Officer as of the day following the publication of our first, second and third quarterly and year end earnings press releases. Includes the unvested portion of shares of restricted stock awarded by the Compensation Committee to the executive on May 5, 2011, August 5, 2011, November 3, 2011, February 27, 2012, May 10, 2012, August 2, 2012, November 9, 2012, May 10, 2013, August 9, 2013 and November 8, 2013, under our 2006 Global Long-Term Incentive Plan or 2009 Omnibus Incentive Compensation Plan, as applicable, which vest ratably on each of the first, second and third anniversaries of the date of grant, such that all shares will vest May 5, 2014, August 5, 2014, November 3, 2014, February 27, 2015, May 10, 2015, August 2, 2015, November 9, 2015, May 10, 2016, August 9, 2016 and November 8, 2016, respectively. All rights to receive automatic quarterly and annual restricted stock awards terminated upon the resignation of our former President and Chief Executive Officer effective January 20, 2014.

(4)	Represents the unvested portion of shares of restricted stock awarded to the executive by the Compensation Committee with a grant date of March 1, 2011, March 1, 2012 and March 5, 2013 under the Executive LTIP, under our 2009 Omnibus Incentive Compensation Plan, which vest ratably in five equal installments on the first through fifth anniversary dates of the date of grant, such that all shares will be fully vested on March 1, 2016, March 1, 2017 and March 5, 2018, respectively.

(5)	Represents the unvested portion of shares of restricted stock awarded to the executive by the Compensation Committee with a grant date of March 1, 2012, under our 2009 Omnibus Incentive Compensation Plan, on account of incentive compensation for the bonus year ended December 31, 2011, which vest ratably in three equal installments on December 31, 2012, December 31, 2013 and December 31, 2014, such that all shares will be fully vested on December 31, 2014.

(6)

Represents vested standing stock option awards to the executive as first authorized by the Compensation Committee on December 9, 1996, as affirmed and reauthorized on March 2, 2005, pursuant to our equity compensation plans in effect from time to time. Each award was for a stock option exercisable for 22,500 shares of common stock. The award was made automatically as of the day following the publication of our first, second and third quarterly and year-end earnings press releases at an exercise price equal to 110% of the closing price per share of Company common stock as reported on the NYSE (or other principal exchange on which our common stock was then traded) for the date of the award. Each stock option becomes fully exercisable upon an increase of 25% in the market value of a share of our common stock but not earlier than the first anniversary of the award date, or eight years from the award date if the market value does not reach the target value. The automatic stock option award was replaced by the automatic restricted stock award to the executive effective with the second quarter ended June 30, 2008. The awards in column (a) represent stock options granted under our 2004 Long-Term Incentive Plan or 2006 Global Long-Term Incentive Plan, as applicable, for which applicable market conditions have been achieved as of December 31, 2013.

Grant Date	Fully Vested Date	Expiration Date

05/02/07	05/02/08	05/02/17

08/06/07	08/06/08	08/06/17

11/01/07	11/01/08	11/01/17

(7)	Represents vested and exercisable and/or unvested portions of stock options awarded to the executive by the Compensation Committee with a grant date of March 1, 2011, March 1, 2012 and March 5, 2013 under the Executive LTIP, under our 2009 Omnibus Incentive Compensation Plan, subject to vesting ratably in five equal installments on the first through fifth anniversary dates of the date of grant, such that all stock options will be fully vested on March 1, 2016, March 1, 2017 and March 5, 2018, respectively.

(8)	Represents an unvested automatic stock option award exercisable for 22,500 shares of common stock, under our 2006 Omnibus Incentive Compensation Plan, subject to the vesting conditions described in footnote (6).

(9)	Represents vested and unexercised stock option awarded to the executive by the Compensation Committee on March 14, 2008, under our 2006 Global Long-Term Incentive Plan, which fully vested as of March 14, 2013.

(10)	Represents the vested and unexercised stock option awarded to the executive by the Compensation Committee with a grant date of February 13, 2007, under our 2006 Global Long-Term Incentive Plan, which fully vested as of February 13, 2010.

(11)	Represents the unvested shares of restricted stock awarded to the executive by the Compensation Committee with a grant date of March 9, 2012, under our 2009 Omnibus Incentive Compensation Plan, which fully vested as of March 5, 2013.

(12)	Represents the vested and unexercised stock option awarded to the executive by the Compensation Committee with a grant date of November 12, 2007, under our 2006 Global Long-Term Incentive Plan, which fully vested as of November 12, 2012.

(13)	Represents the unvested portion of shares of restricted stock awarded to the executive by the Compensation Committee with a grant date of December 31, 2011, under our 2009 Omnibus Incentive Compensation Plan, subject to vesting in seven equal installments on the first through seventh anniversary dates of the date of grant, such that all 47,103 shares will be fully vested on December 13, 2018.

(14)	Represents the unvested portion of shares of restricted stock awarded to the executive by the Compensation Committee with a grant date of October 18, 2004, under our 2004 Long-Term Incentive Plan, subject to vesting in ten equal installments on the first through tenth anniversary dates of the date of grant, such that all 152,517 shares will be fully vested on October 18, 2018.

(15)	Represents the vested and unexercised performance-based stock option awarded to the executive by the Compensation Committee with a grant date of October 24, 2006, under our 2006 Global Long-Term Incentive Plan, which fully vested as of December 31, 2009 following achievement of the associated performance goals.

(16)	Represents the vested and unexercised stock option awarded to the executive by the Compensation Committee with a grant date of October 24, 2006, under our 2006 Global Long-Term Incentive Plan, which fully vested as of October 24, 2009.

Option Exercises and Stock Vested

The following table shows the number of shares of our common stock acquired during the fiscal year ended December 31, 2013 upon the exercise of stock options and the vesting of restricted stock awards:

	Option Awards		Stock Awards

Name of Executive Officer	Number of Shares Acquired on Exercise (#) (a)	Value Realized Upon Exercise ($) (b) (1)	Number of Shares Acquired on Vesting (#) (c)	Value Realized on Vesting ($) (d) (2)

Jack B. Dunn, IV:

Options	212,082	2,193,557	—	—

Stock	—	—	41,623	1,576,634

Roger D. Carlile:

Options	69,641	776,176	—	—

Stock	—	—	11,113	413,426

David G. Bannister:

Options	—	—	—	—

Stock	—	—	13,359	499,375

Eric B. Miller:

Options	33,334	518,314	—	—

Stock	—	—	9,537	360,158

Catherine M. Freeman:

Options	15,000	47,401	—	—

Stock	—	—	1,667	56,411

Dennis J. Shaughnessy:

Options	—	—	—	—

Stock	—	—	35,539	1,439,956

(1)	The value realized upon the exercise of stock options is computed by multiplying (A) the difference between (i) the market price of the underlying shares at the exercise date and (ii) the exercise price of the option by (B) the number of shares for which the option was exercised.

(2)	The value realized on vesting of restricted stock is computed by multiplying (A) the market value of the shares of common stock at the vesting date by (B) the number of restricted shares that vested on that date.

EMPLOYMENT AGREEMENTS AND POTENTIAL TERMINATION AND CHANGE IN CONTROL PAYMENTS

Employment Arrangements

Jack B. Dunn, IV. The Company and Mr. Dunn are parties to the Former CEO Employment Agreement, which has been amended from time to time, and was last amended in April 2012 to extend Mr. Dunn’s full-time employment term to and including December 31, 2015, unless otherwise terminated pursuant to Section 9 of such agreement. In April 2012, Mr. Dunn received a retention payment of $4,500,000 in consideration of the extension of his full-time employment period, which was subject to a pro rata claw back right on the part of the Company if the Company terminated Mr. Dunn’s employment for “Cause” or Mr. Dunn terminated his employment without “Good Reason.” In December 2013, Mr. Dunn tendered his notice to the Board that he would resign his full-time employment with the Company for “Good Reason” in accordance with the terms of the Former CEO Employment Agreement, effective on January 20, 2014, on the basis of diminution of title, duties and status due to the employment of Steven H. Gunby as President and Chief Executive Officer of the Company. Mr. Dunn and the Company entered into the Former CEO Separation Agreement acknowledging that Mr. Dunn’s resignation was tendered for “Good Reason” in accordance with the terms of the Former CEO Employment Agreement and that effective upon his resignation, Mr. Dunn would be entitled to receive the termination and other compensation payments set forth in the Former CEO Employment Agreement pertaining to a “Good Reason” termination. As a result, under the terms of the Former CEO Employment Agreement, Mr. Dunn was not obligated to repay the pro rata portion of the retention payment for the period from January 20, 2014 through December 31, 2020 upon the termination of his employment for “Good Reason” and all unvested equity awards not subject to performance conditions immediately vested upon his termination for “Good Reason.”

Effective January 20, 2014, Mr. Dunn became a part-time employee of the Company pursuant to the transition terms of the Former CEO Employment Agreement, which provide that if Mr. Dunn’s employment term expires or earlier terminates other than upon death, “Disability” or termination by the Company for “Cause,” Mr. Dunn will continue to provide services as a part-time employee for five years (his transition term), providing not more than 500 hours of service per 12-month period if the Board or Chief Executive Officer of the Company, from time to time, so requests. During his transition term, the Company will pay Mr. Dunn five annual transition payments of $1,000,000, and a lump sum payment upon termination due to death and “Disability” equal to any unpaid portion of such transition payments. Mr. Dunn also has use of a car during his transition term. In addition, any unvested equity awards will continue to vest and any equity awards subject to performance conditions will remain outstanding and may be earned by Mr. Dunn during the transition period if the performance conditions are met.

The Former CEO Employment Agreement contains non-competition terms that will continue for three years from the last day of his transition term. During this period, Mr. Dunn also will be prohibited from soliciting any entity or person that has been a client, customer, employee, contractor or vendor of the Company to terminate their relationship with the Company. Mr. Dunn also agrees not to use or disclose proprietary information of the Company in violation of his employment agreement. The transition term and transition payments will terminate if Mr. Dunn breaches his obligations not to compete or solicit pursuant to the Former CEO Employment Agreement.

Dennis J. Shaughnessy. The Company entered into the Former Executive Chairman Employment Agreement with Dennis J. Shaughnessy as of September 20, 2004, with an effective date of October 18, 2004, which has been amended from time to time, and was last amended on December 13, 2013 (the “2013 Former Executive Chairman Amendment”). The 2013 Former Executive Chairman Amendment accelerated the expiration of Mr. Shaughnessy’s full-time employment period to December 17, 2013 from December 31, 2013. In addition, the Company waived his obligation to repay the pro-rated portion (approximately 2%) of the $1,500,000 retention award that would have otherwise been recoverable by the Company and agreed to increase his initial transition payment by an amount equal to the two weeks of annual cash base salary he would have earned if he had not agreed to accelerate the expiration of his full-time employment period.

Effective December 17, 2013, Mr. Shaughnessy became a part-time employee of the Company pursuant to the transition terms of the Former Executive Chairman Employment Agreement, which provide that if Mr. Shaughnessy’s employment term expires or earlier terminates other than upon death, “Disability” or termination by the Company for “Cause,” Mr. Shaughnessy will continue to provide services as a part-time employee for five years (his transition term), providing not more than 500 hours of service per 12-month period if the Board or Chief Executive Officer of the Company, from time to time, so requests. During his transition term, the Company will pay Mr. Shaughnessy five annual transition payments of $950,000, and a lump sum payment upon termination due to death and “Disability” equal to any unpaid portion of such transition payments. Mr. Shaughnessy also has use of a car during his transition term. In addition, any unvested equity awards will continue to vest and equity awards subject to performance conditions will remain outstanding and may be earned by Mr. Shaughnessy during the transition period if the performance conditions are met.

The Former Executive Chairman Employment Agreement contains non-competition terms that will continue for three years from the last day of his transition term. During this period, Mr. Shaughnessy also will be prohibited from soliciting any entity or person that has been a client, customer, employee, contractor or vendor of the Company to terminate its relationship with the Company. Mr. Shaughnessy also agrees not to use or disclose proprietary information of the Company in violation of his employment agreement. The transition term and transition payments will terminate if Mr. Shaughnessy breaches his obligations not to compete or solicit pursuant to the Former Executive Chairman Employment Agreement.

Roger D. Carlile, David G. Bannister and Eric B. Miller. As of June 2, 2010, Messrs. Carlile, Bannister and Miller each entered into an amended employment letter (the “Carlile Employment Letter,” the “Bannister Employment Letter” and the “Miller Employment Letter,” respectively), which superseded their prior employment letters. Each of the Carlile Employment Letter, the Bannister Employment Letter and the Miller Employment Letter provide for at-will employment, subject to certain terms relating to annual cash base salary, bonus opportunity and severance protection upon certain termination events. In addition, the Carlile Employment Letter contains obligations associated with the repayment of a 2008 special bonus award if he no longer provides services to the Company before certain dates. Each of the Carlile Employment Letter, the Bannister Employment Letter and the Miller Employment Letter provides that in the event of termination by the Company without “Cause” or termination by Messrs. Carlile, Bannister or Miller, as the case may be, for “Good Reason,” he will be entitled to certain payments described under “—Potential Termination Payments—Potential Termination and Change in Control Payment Amounts.” None of the Carlile Employment Letter, the Bannister Employment Letter or the Miller Employment Letter contains non-competition and non-solicitation terms.

As of January 15, 2014, each of Messrs. Carlile, Bannister and Miller entered into a Retention Bonus Letter Agreement (each a “Retention Agreement”), providing that if he remains continuously employed by the Company through March 15, 2015 (the “Retention Date”), he will be entitled to a cash retention award in the amount of $1,000,000 (each a “Retention Payment”). If such executive officer is terminated by the Company other than for “Cause” (as defined in the Retention Agreement), or if his employment is terminated for Death or “Disability” or he resigns for “Good Reason” (as defined in the Retention Agreement), in each case prior to the Retention Date, he will be entitled to receive the Retention Payment within 60 days of such termination event, provided he (or his executor or personal representative) executes and returns a general release which becomes effective and irrevocable prior to such 60th day.

Catherine M. Freeman. As of April 1, 2011, Ms. Freeman entered into an amended employment letter (the “Freeman Employment Letter”), which superseded her prior employment letter. The Freeman Employment Letter provides for at-will employment, subject to certain terms relating to annual cash base salary, bonus opportunity, and severance protection. In the event of termination by the Company without “Cause” or termination by Ms. Freeman for “Good Reason,” she will be entitled to certain payments described under “—Potential Termination Payments—Potential Termination and Change in Control Payment Amounts.” The Freeman Employment Letter does not contain non-competition and non-solicitation terms.

Potential Termination Payments

The NEOs will receive various payments described under “—Potential Termination and Change in Control Payment Amounts” upon termination of employment, including termination by the Company without “Cause,” termination by the executive for “Good Reason,” termination upon death or “Disability,” or termination in anticipation of, upon or following a “Change in Control” of the Company. We believe that these payment rights and payments are in the best interests of the Company as they tie the interests of the NEOs to those of the Company, secure the services of the NEOs and serve as a deterrent to the NEOs voluntarily leaving the Company’s employ. In addition, they may serve as consideration for the agreements of certain NEOs not to compete with the Company, not to solicit employees and clients of the Company, and not to use or disclose proprietary information of the Company, as described under “—Employment Arrangements” above. Generally, the terms “Cause,” “Good Reason,” “Change in Control,” and “Disability” have the meanings given those terms or words of similar import in the relevant employment arrangement.

Potential Termination and Change in Control Payment Amounts

The following tables show the payments received or which may be received by our former President and Chief Executive Officer upon his resignation for “Good Reason” effective January 20, 2014 and by our Executive Chairman of the Board upon his resignation due to retirement at the end of his full-time employment term effective December 17, 2013.

Name	Accrued Compensation ($) (a)	Transition Payments ($) (b)		Annual Cash Base Salary ($) (c)		Fixed Cash Payment or Incentive Compensation Payment ($) (d)		Accelerated Vesting of Restricted Stock ($) (e)		Accelerated Vesting of Stock Option Awards ($) (f)		Benefits and Perquisites ($) (g)		Total ($) (j)

Jack B. Dunn, IV:

Termination for “Good Reason	—	5,000,000	(1)	3,100,000	(2)	2,000,000	(3)	3,596,103	(4)(5)	370,981	(5)(6)	337,982	(7)	14,405,065 (9)

Dennis J. Shaughnessy:

Termination at End of Employment Term	—	4,782,692	(1)	—		—		—	(6)(8)	—	(6)(8)	356,825	(7)	5,139,517 (9)

(1)	Represents transition payments of $1,000,000 per annum and $950,000 per annum payable to Mr. Dunn and Mr. Shaughnessy, respectively, for a transition period of five years following the end of his applicable full-time employment period in accordance with the Company’s standard payroll policy. If the former executive dies or becomes disabled during the transition period, such former executive or his estate will be entitled to receive an aggregate payment equal to the amount of the transition payment that he would have been paid from the date of such event through the end of the transition period aggregating not less than $5,000,000 in the cash of Mr. Dunn and $4,782,692 in the case of Mr. Shaughnessy. Mr. Shaughnessy’s transition payment includes an amount equal to the two weeks of base salary he would have earned if he had not agreed to accelerate the expiration of his full-time employment period to December 17, 2013 from December 31, 2013.

(3)	Annual cash base salary consists of annual cash base salary for the remainder of the employment term through December 31, 2015.

(3)	Termination by the former executive with “Good Reason” includes a fixed cash payment of $2,000,000.

(4)	Represents the value of shares of restricted stock that vested on January 20, 2014 based on the closing price per share of our common stock of $41.47 on January 17, 2014, the last trading day on the NYSE prior to the accelerated vesting date.

(5)	Represents the value of stock options that vested and became exercisable on January 20, 2014 based on the closing price per share of our common stock of $41.47 on January 17, 2014, the last trading day on the NYSE prior to the accelerated vesting date. Does not include any value for stock options that were out of the money as of that day.

(6)	Does not reflect the value of outstanding performance-based equity awards awarded under the Executive LTIP, which the former executive will be eligible to continue to earn during the transition period, provided the applicable performance conditions are achieved during such period.

(7)	Includes the aggregate estimated cost as of December 31, 2013 of providing (i) the former executive and/or his spouse with group health and life insurance coverage for their, his or her lifetimes and, in the case of eligible dependents, until such dependent is no longer eligible to receive such benefits under the Company’s insurance programs, (ii) life insurance and accidental death and dismemberment insurance, (iii) long-term and short-term disability insurance, (iv) lease or use of an automobile, and (v) 401(k) Plan matching payments, during the five-year transition period.

(8)	Outstanding unvested restricted stock and stock option awards will continue to vest during the transition period.

(9)	Each former executive is subject to contractual non-competition, non-solicitation and other restrictive covenants for a period of three years from the last day of his transition term. The transition term and transition payments will terminate if such former executive breaches his obligations not to compete or solicit. Because the transition payments are subject to the former executive’s continued compliance with restrictive covenants they are not required to be reported in the Summary Compensation Table included in this Proxy Statement.

The following tables show the potential payments each of our other NEOs would be entitled to receive upon a termination event or “Change in Control” of the Company pursuant to the terms of his or her employment letter, as applicable, if the termination event occurred during the employment term and as of December 31, 2013. The amounts are estimates based on the assumptions set forth in the footnotes to each table and may differ substantially from the actual amounts paid to a NEO.

Name	Termination by the Company Without “Cause” ($) (a)		Termination by the Executive With “Good Reason” ($) (b)		Termination by the Company Without “Cause” or Termination by the Executive With “Good Reason” Coincident With or During the 12-Month Period After a “Change of Control” ($) (c)		Death or “Disability” ($) (d)		“Change in Control” ($) (e)

Roger D. Carlile:

Annual Cash Base Salary	—		—		—		—		—

Acceleration of Restricted Stock and Stock Option Awards: (1)

Restricted Stock	221,086	(3)	221,086	(3)	943,916	(3)	943,916	(3)	221,086 (3)

Stock Options	—		—		355,069	(3)	355,069	(3)	—

Severance Payment	1,450,000	(2)	1,450,000	(2)	2,900,000	(2)	—		—

Total	1,671,086		1,671,086		4,198,985		1,298,985		221,086

David G. Bannister:

Annual Cash Base Salary	—		—		—		—		—

Acceleration of Restricted Stock and Stock Option Awards: (1)

Restricted Stock	268,809	(3)	268,809	(3)	991,639	(3)	991,639	(3)	268,809 (3)

Stock Options	—		—		355,069	(3)	355,069	(3)	—

Severance Payment	2,100,000	(2)	2,100,000	(2)	4,200,000	(2)	—		—

Total	2,368,809		2,368,809		5,546,707		1,346,707		268,809

Eric B. Miller:

Annual Cash Base Salary	—		—		—		—		—

Acceleration of Restricted Stock and Stock Option Awards: (1)

Restricted Stock	156,085	(3)	156,085	(3)	696,747	(3)	696,747	(3)	156,085 (3)

Stock Options	—		—		259,624	(3)	259,624	(3)	—

Severance Payment	1,550,000	(2)	1,550,000	(2)	3,100,000	(2)	—		—

Total	1,706,085		1,706,085		4,056,371		956,371		156,085

Catherine M. Freeman:

Annual Cash Base Salary	—		—		—		—		—

Acceleration of Restricted Stock and Stock Option Awards: (1)

Restricted Stock	308,550		308,550		308,550		308,550		308,550

Stock Options	—		—		—		—		—

Severance Payment	825,000		825,000		—		—		—

Total	1,133,550		1,133,550		308,550		308,550		308,550

(1)	The Company’s standard form of restricted stock award agreement provides that all outstanding shares of restricted stock will become fully vested and nonforfeitable upon the earliest of: (i) the occurrence of a “Change in Control” (such vesting will be deemed to occur immediately before such “Change in Control”), (ii) termination by the Company without “Cause,” (iii) termination by the executive for “Good Reason,” (iv) death, or (v) total and permanent “Disability.” The Company’s standard form of stock option agreement provides that unvested and unexercised stock options will be forfeited upon the earliest of (i) termination by the Company with or without “Cause” or (ii) termination by the executive with or without “Good Reason.” Stock options will be deemed to have vested immediately before a “Change in Control” if no other treatment has been negotiated by the parties. Upon death, stock options will vest and will remain exercisable for 12 months. Upon total and permanent “Disability,” stock options will continue to vest and will remain exercisable for 12 months after the date of termination.

Includes the aggregate fair market value of shares of restricted stock and stock options for which vesting would accelerate. The market value of shares of restricted stock has been calculated by multiplying (a) the number of shares of restricted stock by (b) $41.14 (the closing price per share of common stock of the Company as reported on the NYSE for December 31, 2013). The market value of option shares has been calculated by multiplying (a) the number of option shares by (b) the difference between (i) $41.14 (the closing price per share of common stock of the Company as reported on the NYSE for December 31, 2013) and (ii) the applicable option exercise price per share.

(2)	In the event that termination occurs due to termination by the Company without “Cause” or by the executive for “Good Reason,” the executive will be entitled to a cash payment equal to the sum of (i) his or her then current annual cash base salary as of December 31, 2013, plus (ii) an additional specified amount (the “Severance Payment”).

In the event the executive is terminated without “Cause” or executive terminates his or her employment for “Good Reason” coincident with or during the 12-month period after a “Change in Control,” the executive will be entitled to a cash payment equal to two times the Severance Payment.

As of December 31, 2013, the annual cash base salary of Messrs. Carlile, Bannister and Miller and Ms. Freeman was $1,000,000, $1,000,000, $850,000 and $425,000, respectively, and the Severance Payments payable to Messrs. Carlile, Bannister and Miller and Ms. Freeman were $450,000, $1,100,000, $700,000 and $400,000, respectively.

(3)	Does not include the fair market value of the performance-based restricted stock units awarded to the executive by the Compensation Committee under the Executive LTIP as the performance conditions were not met as of December 31, 2013.

The vesting of the restricted stock and stock options awarded by the Compensation Committee to the executive under the Executive LTIP, which are subject to five-year pro rata vesting conditions, will: (a) continue to vest upon “normal retirement,” which is defined as the executive having: (i) a minimum age of 60 and (ii) the sum of the executive’s age plus years of service at the Company exceeding 65, provided, that the executive will have completed his contractual obligations under his employment agreement and the Compensation Committee provides its consent (at which time the Compensation Committee would appropriately extend the post-employment exercise period), (b) will accelerate upon a termination due to death or “Disability,” and (iii) will accelerate if there is a “Change in Control” and the executive is terminated by the acquirer for any reason, other than “Cause,” within one year of the “Change in Control.”

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

REVIEW AND APPROVAL OF RELATED PERSON TRANSACTIONS

The Company’s legal staff is primarily responsible for the development and implementation of processes and controls to obtain information from the Company, directors and executive officers with respect to related person transactions and for then determining, based on the facts and circumstances, whether a related person has a direct or indirect material interest in the transaction. As required under SEC rules, transactions which are determined to be, directly or indirectly, material to a related person are disclosed in this Proxy Statement. The Audit Committee reviews and approves all related party transactions, including contracts or other transactions between or among the Company or a subsidiary or affiliate, on the one hand, and an officer, director or nominee for director, an immediate family member of an officer, director or nominee for director, a company, firm or entity in which an officer, director or nominee for director serves as an officer or partner or has a material interest, or a beneficial holder of more than 5% of the Company’s voting securities, on the other hand. In the course of its review, approval and ratification, the Audit Committee considers such factors as:

•	the financial and other terms of the transaction and whether they are substantially equivalent to terms that could be negotiated with third parties;

•	the nature of the related person’s interest in the transaction;

•	the importance of the transaction to the related person and to the Company;

•	the likelihood that the transaction would influence the judgment of a director or executive officer to not act in the best interests of the Company; and

•	any other matters that the Audit Committee deems appropriate.

2013 RELATED PERSON TRANSACTIONS

We enter into commercial transactions to provide consulting and advisory services, from time to time, with clients or their affiliates for which our directors serve as directors and/or executive officers, in the ordinary course of our business. All of those transactions have been approved by the Audit Committee of the Company. We consider these transactions to be arm’s length and we do not believe that the directors had or have any material direct or indirect pecuniary interests in such engagements. In addition, we enter into commercial engagements with clients who are affiliates of five percent or greater stockholders. Such engagements also have been approved by the Audit Committee. Based on Schedule 13G/A filed on January 29, 2014, BlackRock, Inc. (“BlackRock”) has reported sole power to vote or direct the vote of 3,228,867 shares and sole power to dispose or direct the disposition of 3,355,891 shares of the Company’s common stock, representing 8.23% of the outstanding shares of common stock at the Record Date, through various investment funds. In the ordinary course of the Company’s business, BlackRock and its affiliates have engaged the Company and its subsidiaries to provide consulting and advisory services on an arm’s length negotiated basis. The BlackRock affiliates who have engaged us are not necessarily the same BlackRock affiliates listed on Exhibit A to the Form 13G/A filed by BlackRock on January 29, 2014 as having rights to receive dividends and proceeds from the sale of our common shares. None of those individual funds beneficially own 5% or greater of the Company’s outstanding shares of common stock. In 2013, BlackRock and its affiliates paid us approximately $1,073,868 in connection with such engagements.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The following report of the Audit Committee shall not be deemed to be “soliciting material” or to otherwise be considered “filed” with the Securities and Exchange Commission (the “SEC”), nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934 as amended, except to the extent that the Company specifically incorporates it by reference into such filing.

The Audit Committee assists the Board of Directors (the “Board”) of FTI Consulting, Inc., a Maryland corporation (the “Company”), in overseeing and monitoring the integrity of the Company’s financial reporting process, the Company’s compliance with legal and regulatory requirements, its internal control and disclosure control systems, the integrity and audit of its consolidated financial statements, the qualifications and independence of its independent registered public accounting firm, and the performance of its internal auditors and independent registered public accounting firm.

The Audit Committee’s role and responsibilities are set forth in a written Charter of the Audit Committee, last amended and restated as of February 23, 2011. We review and reassess the Charter annually, and more frequently as necessary, to address any new, or changes to, rules relating to audit committees, and recommend any changes to the Nominating and Corporate Governance Committee and the Board for approval. A copy of the Charter of the Audit Committee is publicly available and can be found on the Company’s website under Our Firm—Governance at http://www.fticonsulting.com/our-firm/governance.aspx, or at http://fticonsulting.com/global2/media/collateral/united-states/charter-of-the-audit-committee-of-the-board-of-directors.pdf.

The Audit Committee currently consists of four independent non-employee directors, recommended by the Nominating and Corporate Governance Committee and appointed by the Board: Gerard E. Holthaus (Chair), Denis J. Callaghan, Vernon Ellis and Nicholas C. Fanandakis. All of the members of the Audit Committee qualify as financially literate and are able to read and understand fundamental financial statements, including our balance sheet, income statement and cash flow statement and related notes. The Board determined that all of the members of the Audit Committee qualify as “audit committee financial experts.”

The independent registered public accounting firm is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with generally accepted auditing standards and for issuing a report thereon. The independent registered public accounting firm also reviews the Company’s quarterly financial statements. Management is responsible for the Company’s financial statements and the financial reporting process, including internal controls. In addition, the independent registered public accounting firm is responsible for performing an audit of the Company’s internal control over financial reporting in accordance with standards of the Public Company Accounting Oversight Board (“PCAOB”) and for issuing a report thereon. We, the Audit Committee, are responsible for monitoring and overseeing the annual audit process and discussing with the Company’s internal auditor and independent registered public accounting firm the overall scope and plans for their respective audits. We meet periodically with management and the Company’s internal auditor and independent registered public accounting firm, both together and separately. We review and discuss any deficiencies in the Company’s internal control over financial reporting with the Company’s independent registered public accounting firm and management’s response.

During fiscal 2013, the Audit Committee engaged KPMG LLP (“KPMG”) as the Company’s independent registered public accounting firm for the quarters and year ended December 31, 2013. KPMG attended five regular and special meetings of the Audit Committee and met four times with the Audit Committee in closed session without management being present with respect to audit, financial reporting and internal control matters. One or more members of management attended all regular and special meetings of the Audit Committee, and management met three times with the Audit Committee in closed sessions with respect to audit, financial reporting and internal control matters. The Audit Committee met with the Managing Director of Internal Audit of the Company two times in closed session during 2013. The Chair of the Audit Committee was delegated the authority by the Audit Committee to meet more frequently with the Managing Director of Internal Audit without management and other committee members being present and he reported back to the other members of the Audit Committee with respect to those meetings. In this context, the Audit Committee hereby reports as follows:

1.	We have reviewed and discussed the Company’s audited consolidated financial statements as of and for the year ended December 31, 2013 with management and the independent registered public accounting firm. Management represented to the Audit Committee that the consolidated financial statements of the Company were prepared in accordance with U.S. generally accepted accounting principles.

2.	The Audit Committee discussed with KPMG the matters required to be discussed by PCAOB Auditing Standard 16. These matters included a discussion of KPMG’s judgments about the quality (not just the acceptability) of the accounting practices of the Company, and accounting principles, as applied to the financial reporting of the Company.

3.	The Audit Committee received from KPMG the written disclosures and letter required by PCAOB Rule 3526 (Communication with Audit Committees Concerning Independence), and the Audit Committee discussed with KPMG its independence. The Audit Committee further considered whether the provision by KPMG of any non-audit services described elsewhere in this Proxy Statement is compatible with maintaining auditor independence and determined that the provision of those services does not impair KPMG’s independence. We pre-approve non-audit services performed by KPMG.

4.	Based upon the review and discussion referred to in paragraphs (1) through (3) above, and the Audit Committee’s review of the representations of management and the disclosures by the independent registered public accounting firm to the Audit Committee, we recommended to the Board that the audited consolidated financial statements be included in the Annual Report on Form 10-K of the Company for the fiscal year ended December 31, 2013, for filing with the SEC. We have concluded that KPMG, the Company’s independent registered public accounting firm for fiscal 2013, is independent from the Company and its management.

We have retained KPMG as the Company’s independent registered public accounting firm for 2014.

This Report is submitted by the members of the Audit Committee of the Board of Directors of FTI Consulting, Inc.

Audit Committee

Gerard E. Holthaus, Chair

Denis J. Callaghan

Vernon Ellis

Nicholas C. Fanandakis

PRINCIPAL ACCOUNTANT FEES AND SERVICES

The following table sets forth the aggregate fees for services rendered by KPMG as our independent registered public accounting firm for the full years ended December 31, 2012 and 2013. In connection with the audit of the 2012 and 2013 financial statements, we entered into engagement agreements with KPMG that set forth the terms by which KPMG performs audit services for the Company.

(in thousands)	2012 ($)	2013 ($)

Audit Fees	2,042	2,255

Audit-Related Fees	26	0

Tax Fees	248	120

All Other Fees	4	4

Total	2,320	2,379

Audit fees are fees we paid KPMG for the audit and quarterly reviews of our consolidated financial statements, assistance with and review of documents filed with the SEC, comfort letters, consent procedures, accounting consultations related to transactions and the adoption of new accounting pronouncements, and audits of our subsidiaries that are required by statute or regulation. In 2013, approximately $2,205,000 in fees were incurred for audit (including the audit of internal controls over financial reporting) and quarterly review services provided in connection with periodic reports filed under the Exchange Act, statutory audits, consultations and comfort letters. Audit fees for 2013 also included approximately $50,000 in fees incurred related to the audit of FTI Capital Advisors, LLC, a FINRA member firm, and audit related fees primarily in connection with due diligence services. Tax fees primarily include tax compliance and planning services.

KPMG has confirmed to us its independence with respect to the Company under all relevant professional and regulatory standards.

For 2012 and 2013, the Audit Committee or a subcommittee of the Audit Committee, pre-approved all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for us by our independent registered public accounting firm, subject to the de minimus exceptions for non-audit services described in Section 10A(i)(1)(B) of the Exchange Act. The Audit Committee may delegate to one or more members or subcommittees the authority to grant pre-approvals of audit and permitted non-audit services, provided, however, such member or subcommittee will be required to present its determinations to the Audit Committee at its next scheduled meeting.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Based on our records and other information, we believe that our directors, officers and beneficial owners of more than ten percent of our total outstanding shares of common stock who are required to file reports under Section 16 of the Exchange Act reported all transactions in shares of our common stock and derivative securities, including options for shares, on a timely basis during the year ended December 31, 2013, except that one Form 4 for each of Claudio Costamagna and Vernon Ellis, who are both non-U.S. directors, reporting the acquisition of shares of common stock on June 6, 2013 upon the vesting of restricted stock units and the applicable withholding of shares in payment of taxes, was filed late due to delays in estimating the time spent by such director in the U.S. on Company business and the Company’s calculation of the U.S. tax withholding on such payment.

PROPOSALS FOR THE 2015 ANNUAL MEETING OF STOCKHOLDERS

If you want to present a proposal in our proxy statement for the 2015 annual meeting of stockholders, send the proposal to FTI Consulting, Inc., Attn: Corporate Secretary, FTI Consulting, Inc., at our current executive office located at 777 South Flagler Drive, Phillips Point, Suite 1500 West Tower, West Palm Beach, Florida 33401. Stockholders intending to present a proposal at our annual meeting must comply with the requirements and provide the information set forth in our Bylaws. Under our Bylaws, a stockholder must deliver notice of a proposal and any required information to our Corporate Secretary not earlier than the 150th day nor later than 5:00 p.m. Eastern Time, on the 120th day prior to the first anniversary of the date of the proxy statement for the preceding year’s annual meeting of stockholders, provided, however, that in the event that the date of the annual meeting is advanced or delayed by more than 30 days from the first anniversary of the date of the preceding year’s annual meeting, notice by the stockholder to be timely must be delivered not earlier than the 150th day prior to the date of such annual meeting and not later than 5:00 p.m., Eastern Time, on the later of the 120th day prior to the date of such annual meeting as originally convened, or the tenth day following the day on which public announcement of such meeting is first made. A stockholder’s notice to the Secretary must be in writing and set forth as to each matter such stockholder proposes to bring before the annual meeting of stockholders (i) a description of the business that the stockholder proposes to bring before the meeting, (ii) the stockholder’s reasons for proposing such business at the meeting, (iii) any material interest such stockholder or any stockholder associated person has in such business, including any anticipated benefit, (iv) the name and address of such stockholder as they appear on our books and of the beneficial owner, if any, on whose behalf the proposal is made, and (v) the class or series and number of shares of our capital stock which are owned beneficially or of record by such stockholder and such stockholder associated person, the date on which such securities were acquired and investment intent of such acquisition, and any short interest in any Company securities. For the annual meeting of stockholders in 2015, we must receive this notice no earlier than November 18, 2014 and no later than December 18, 2014. If a stockholder wishes to submit a proposal at the 2015 annual meeting and to have that proposal included in management’s proxy statement in accordance with Rule 14a-8, the proposal must be submitted in accordance with Rule 14a-8 and be received by the Corporate Secretary no less than 120 days before the date our proxy statement was released to stockholders in connection with our previous year’s annual meeting of stockholders, which will be December 18, 2014.

1101 K Street NW

Washington, D.C. 20005

1-202-312-9100

fticonsulting.com

NYSE: FCN

TM 2014 FTI Consulting, Inc. All Right Reserved

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M., Eastern Daylight Time, the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

FTI CONSULTING, INC.	ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
ATTN: JOANNE F. CATANESE CORPORATE SECRETARY 2 Hamill Road North Building Baltimore, Maryland 21210

If you would like to reduce the costs incurred by our Company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M., Eastern Daylight Time, the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.
VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	KEEP THIS PORTION FOR YOUR RECORDS
— — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — —

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
FTI CONSULTING, INC.	For All	Withhold All	For All Except
	☐	☐	☐
The Board of Directors recommends you vote FOR all of the director nominees named below:

1. Election of Directors
Nominees
01) Brenda J. Bacon	05) Nicholas C. Fanandakis
02) Claudio Costamagna	06) Steven H. Gunby
03) James W. Crownover	07) Gerard E. Holthaus
04) Vernon Ellis	08) Marc Holtzman

The Board of Directors recommends you vote FOR proposals 2 and 3:
		For	Against	Abstain
2.	Ratify the retention of KPMG LLP as FTI Consulting, Inc.’s independent registered public accounting firm for the year ending December 31, 2014.	☐	☐	☐
3.	Advisory (non-binding) vote on named executive officer compensation, as described in the Proxy Statement for the 2014 Annual Meeting of Stockholders.	☐	☐	☐

NOTE: Such other business that may properly come before the meeting and any postponement or adjournment thereof to the extent permitted by applicable law.
Please indicate if you plan to attend this meeting.	☐	☐
	Yes	No

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by a duly authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Form 10-K Wrap are available at www.proxyvote.com.

FTI CONSULTING, INC.

ADMISSION TICKET

(not transferable)

You are invited to attend the 2014 annual meeting of stockholders of FTI Consulting, Inc. to be held on Wednesday, June 4, 2014 at 9:30 a.m. (Eastern Daylight Time) at our office located at 1101 K Street NW, Washington, D.C. 20005.

Please present this admission ticket in order to gain admittance to the meeting. This ticket admits only the stockholder(s) listed on the reverse side and is not transferable. If these shares are held in the name of a broker, trust, bank or other nominee or fiduciary, you should bring a proxy or letter from the broker, trustee, bank or other nominee or fiduciary confirming your beneficial ownership of the shares as of the record date of March 25, 2014.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING:

The Notice and Proxy Statement and Form 10-K Wrap are available at www.proxyvote.com.

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PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS

FTI CONSULTING, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE

BOARD OF DIRECTORS AND MAY BE REVOKED PRIOR TO ITS EXERCISE

The undersigned stockholder(s) of FTI Consulting, Inc. (the “Company”) hereby appoint(s) Messrs. Steven H. Gunby and Roger D. Carlile, and each of them singly, as proxies, each with full power of substitution, for and in the name of the undersigned at the Annual Meeting of Stockholders of FTI Consulting, Inc. to be held on June 4, 2014 at the office of the Company located at 1101 K Street NW, Washington, D.C. 20005, at 9:30 a.m., Eastern Daylight Time, and at any and all postponements and adjournments thereof, to cast on behalf of the undersigned all votes that the undersigned is entitled to cast at the meeting, with all powers possessed by the undersigned as if personally present at the meeting.

THE SHARES REPRESENTED BY THIS PROXY WHEN PROPERLY SIGNED WILL BE VOTED IN THE MANNER DIRECTED. IN THE ABSENCE OF ANY DIRECTION, THE SHARES WILL BE VOTED FOR EACH NOMINEE NAMED IN PROPOSAL NO. 1, FOR PROPOSALS NO. 2 AND NO. 3, AND IN ACCORDANCE WITH THE PROXIES’ DISCRETION ON SUCH OTHER BUSINESS THAT MAY PROPERLY COME BEFORE THE MEETING AND ANY POSTPONEMENT OR ADJOURNMENT THEREOF TO THE EXTENT PERMITTED BY LAW.

(Continued and to be signed on the reverse side)